================================================================================


                                   $34,000,000

                                CREDIT AGREEMENT

                          Dated as of December 31, 1998

                                      among

                              AUDIO BOOK CLUB, INC.

                                  as Borrower,

                      THE BANKS, FINANCIAL INSTITUTIONS AND
                    OTHER INSTITUTIONAL LENDERS NAMED HEREIN,

                               as Initial Lenders,

                              FLEET NATIONAL BANK,

                            as Initial Issuing Bank,
                               as Swing Line Bank
                                       and
                             as Administrative Agent


================================================================================

                                TABLE OF CONTENTS



ARTICLE 1

         DEFINITIONS AND ACCOUNTING TERMS......................................2
         SECTION 1.1  Certain Defined Terms....................................2
         SECTION 1.2  Computation of Time Periods.............................32
         SECTION 1.3  Accounting Terms........................................32
         SECTION 1.4  Other Definitional Provisions...........................33

ARTICLE 2

         AMOUNTS AND TERMS OF THE ADVANCES
         AND THE LETTERS OF CREDIT............................................34
         SECTION 2.1  The Advances............................................34
         SECTION 2.2  Making the Advances.....................................36
         SECTION 2.3  Issuance of and Drawings and Reimbursement
                            Under Letters of Credit...........................39
         SECTION 2.4  Repayment of Advances...................................40
         SECTION 2.5  Termination or Reduction of the Commitments.............42
         SECTION 2.6  Prepayments.............................................43
         SECTION 2.7  Interest................................................46
         SECTION 2.8  Fees....................................................47
         SECTION 2.9  Conversion of Advances..................................48
         SECTION 2.10 Increased Costs, Etc....................................49
         SECTION 2.11 Payments and Computations...............................51
         SECTION 2.12 Taxes...................................................52
         SECTION 2.13 Sharing of Payments, Etc................................54
         SECTION 2.14 Use of Proceeds.........................................55
         SECTION 2.15 Defaulting Lenders......................................55

ARTICLE 3

         CONDITIONS OF LENDING................................................58
         SECTION 3.1  Conditions Precedent to Initial Extension of Credit.....58
         SECTION 3.2  Conditions Precedent to Each Borrowing and Issuance.....65
         SECTION 3.3  Determinations Under Section 3.1........................66

ARTICLE 4

         REPRESENTATIONS AND WARRANTIES OF THE BORROWER.......................67
         SECTION 4.1  Organization............................................67
         SECTION 4.2  Subsidiaries............................................67
         SECTION 4.3  Corporate Power, Authorization..........................75
         SECTION 4.4  Governmental Authorizations, Approvals..................68
         SECTION 4.5  Due Execution, Validity, Enforceability.................68
         SECTION 4.6  Financial Statements....................................69
         SECTION 4.7  Pro Forma Financial Statements..........................70
         SECTION 4.8  Accurate Information....................................70
         SECTION 4.9  Litigation..............................................70
         SECTION 4.10 Regulation U............................................71
         SECTION 4.11 ERISA...................................................71
         SECTION 4.12 Casualty................................................71
         SECTION 4.13 Environmental Matters...................................71
         SECTION 4.14 Restrictive Agreements..................................72
         SECTION 4.15 Priority of Liens.......................................72
         SECTION 4.16 Taxes...................................................72
         SECTION 4.17 Compliance with Securities Laws.........................73
         SECTION 4.18 Solvency................................................73
         SECTION 4.19 Debt....................................................73
         SECTION 4.20 No Defaults, Compliance with Laws.......................74
         SECTION 4.21 Owned Real Property.....................................74
         SECTION 4.22 Leased Real Property....................................74
         SECTION 4.23 Material Contracts......................................75
         SECTION 4.24 Investments.............................................75
         SECTION 4.25 Intellectual Property...................................75
         SECTION 4.26 Acquisition Documents...................................76
         SECTION 4.27 Fees....................................................76
         SECTION 4.28 Government Consents for Conduct of Business.............76

ARTICLE 5

         AFFIRMATIVE COVENANTS................................................77
         SECTION 5.1  Compliance with Law.....................................77
         SECTION 5.2  Payment of Taxes, Etc...................................77
         SECTION 5.3  Compliance with Environmental Laws......................77
         SECTION 5.4  Preparation of Environmental Reports....................78
         SECTION 5.5  Maintenance of Insurance................................78
         SECTION 5.6  Preservation of Corporate Existence, Etc................79
         SECTION 5.7  Visitation Rights.......................................79
         SECTION 5.8  Keeping of Books........................................79
         SECTION 5.9  Maintenance of Properties, Etc..........................79

         SECTION 5.10 Compliance with Terms of Leaseholds.....................80
         SECTION 5.11 Performance of Material Contracts.......................80
         SECTION 5.12 Transactions with Affiliates............................80
         SECTION 5.13 Agreement to Grant Additional Security..................80
         SECTION 5.14 Performance of Acquisition Documents....................82
         SECTION 5.15 Year 2000 Compatibility.................................82

ARTICLE 6

         NEGATIVE COVENANTS...................................................83
         SECTION 6.1  Liens, Etc..............................................83
         SECTION 6.2  Debt....................................................84
         SECTION 6.3  Accounts Payable........................................86
         SECTION 6.4  Fundamental Changes.....................................86
         SECTION 6.5  Sales, Etc. of Assets...................................87
         SECTION 6.6  Investments in Other Persons............................88
         SECTION 6.7  Dividends, Etc..........................................89
         SECTION 6.8  Change in Nature of Business............................90
         SECTION 6.9  Charter Amendments......................................90
         SECTION 6.10 Accounting Changes......................................91
         SECTION 6.11 Prepayments, Etc. of Debt...............................91
         SECTION 6.12 Amendment, Etc. of Acquisition Documents................91
         SECTION 6.13 Amendment, Etc. of Material Contracts, Including Debt. .91
         SECTION 6.14 Negative Pledge.........................................93
         SECTION 6.15 Partnerships, New Subsidiaries..........................93
         SECTION 6.16 Speculative Transactions................................93
         SECTION 6.17 Capital Expenditures....................................93
         SECTION 6.18 Issuance of Stock.......................................94
         SECTION 6.19 Operating Subsidiary....................................95
         SECTION 6.20 Management Fees.........................................95
         SECTION 6.21 Shelf Registration......................................95

ARTICLE 7

         REPORTING REQUIREMENTS...............................................96
         SECTION 7.1  Default Notice..........................................96
         SECTION 7.2  Monthly Financials......................................96
         SECTION 7.3  Quarterly Financials....................................96
         SECTION 7.4  Annual Financials.......................................97
         SECTION 7.5  Annual Forecasts........................................98
         SECTION 7.6  ERISA Events and ERISA Reports..........................98
         SECTION 7.7  Plan Terminations.......................................98
         SECTION 7.8  Actuarial Reports.......................................98
         SECTION 7.9  Plan Annual Reports.....................................98

         SECTION 7.10 Annual Plan Summaries...................................98
         SECTION 7.11 Multiemployer Plan Notices..............................99
         SECTION 7.12 Litigation..............................................99
         SECTION 7.13 Securities Reports......................................99
         SECTION 7.14 Creditor Reports........................................99
         SECTION 7.15 Agreement Notices.......................................99
         SECTION 7.16 Revenue Agent Reports..................................100
         SECTION 7.17 Environmental Conditions...............................100
         SECTION 7.18 Real Property..........................................100
         SECTION 7.19 Insurance..............................................100
         SECTION 7.20 [Intentionally left blank.]............................100
         SECTION 7.21 Management Letters.....................................100
         SECTION 7.22 Permitted Acquisition Documents........................100
         SECTION 7.23 Other Information......................................100

ARTICLE  8

         FINANCIAL COVENANTS.................................................101
         SECTION 8.1   Minimum EBITDA........................................101
         SECTION 8.2   Consolidated Senior Debt to EBITDA Ratio..............102
         SECTION 8.3   Consolidated Debt to EBITDA Ratio.....................102
         SECTION 8.4   Interest Coverage Ratio...............................103
         SECTION 8.5   Fixed Charge Coverage Ratio...........................104

ARTICLE 9

         EVENTS OF DEFAULT...................................................105
         SECTION 9.1  Payment................................................105
         SECTION 9.2  Representations and Warranties.........................105
         SECTION 9.3  Certain Covenants......................................105
         SECTION 9.4  Other Covenants........................................105
         SECTION 9.5  Other Defaults.........................................105
         SECTION 9.6  Bankruptcy, Etc........................................106
         SECTION 9.7  Judgments..............................................106
         SECTION 9.8  Loan Documents.........................................106
         SECTION 9.9  Liens..................................................106
         SECTION 9.10 Change of Control......................................107
         SECTION 9.11 ERISA Events...........................................107
         SECTION 9.12 Subordination Provisions...............................107
         SECTION 9.13 Management.............................................107
         SECTION 9.14 No Pledge of Certain Stock.............................108

ARTICLE 10

         THE ADMINISTRATIVE AGENT............................................109
         SECTION 10.1 Authorization and Action...............................109
         SECTION 10.2 Agent's Reliance, Etc..................................110
         SECTION 10.3 Fleet and Affiliates...................................110
         SECTION 10.4 Lender Party Credit Decision...........................111
         SECTION 10.5 Indemnification........................................111
         SECTION 10.6 Successor Administrative Agents........................112
         SECTION 10.7 Events of Default......................................113

ARTICLE 11

         MISCELLANEOUS.......................................................113
         SECTION 11.1  Amendments, Etc.......................................113
         SECTION 11.2  Notices Etc...........................................114
         SECTION 11.3  No Waiver; Remedies; Counterclaims....................116
         SECTION 11.4  Costs and Expenses....................................116
         SECTION 11.5  Right of Set-off......................................118
         SECTION 11.6  Binding Effect........................................118
         SECTION 11.7  Assignments and Participations........................119
         SECTION 11.8  Execution in Counterparts.............................122
         SECTION 11.9  No Liability of the Issuing Bank......................122
         SECTION 11.10 Confidentiality.......................................122
         SECTION 11.11 Survival of Agreements and Representations;
                         Construction........................................123
         SECTION 11.12 Assurances............................................123
         SECTION 11.13 Severability..........................................123
         SECTION 11.14 JURISDICTION, ETC.....................................124
         SECTION 11.15 GOVERNING LAW.........................................124
         SECTION 11.16 WAIVER OF JURY TRIAL..................................125
         SECTION 11.17 FINAL AGREEMENT.......................................125

EXHIBITS

Exhibit A         -        Form of Assignment and Acceptance
Exhibit B         -        Form of Revolving Credit Note
Exhibit C         -        Form of Term Note
Exhibit D         -        Form of Notice of Borrowing
Exhibit E         -        Form of Security Agreement
Exhibit F         -        [Intentionally Omitted]
Exhibit G         -        Form of Intellectual Property Security Agreement
Exhibit H         -        Form of Subsidiary Guaranty
Exhibit I         -        Form of Swing Line Note


SCHEDULES

Schedule I                 Commitments and Applicable Lending Offices
Schedule 4.2               Organization and Subsidiaries
Schedule 4.4               Required Authorizations and Approvals
Schedule 4.9               Disclosed Litigation
Schedule 4.11              Welfare Plans
Schedule 4.13              Environmental Assessment Reports
Schedule 4.14              Restrictive Agreements
Schedule 4.16              Open Tax Years
Schedule 4.19(a)           Existing Debt
Schedule 4.19(b)           Surviving Debt
Schedule 4.20              No Defaults
Schedule 4.21              Owned Real Estate
Schedule 4.22              Leased Real Estate
Schedule 4.23              Material Contracts
Schedule 4.24              Investments
Schedule 4.25              Intellectual Property
Schedule 5.5               Insurance
Schedule 5.12              Certain Transactions
Schedule 6.1(c)            Liens
Schedule 6.6(a)            Investments in Subsidiaries
Schedule 6.6(e)            Existing Investments
Schedule 6.18              Existing Issuances, Etc. of Stock

                                CREDIT AGREEMENT


     CREDIT AGREEMENT, dated as of December 31, 1998, by and among AUDIO BOOK CLUB, INC., a Florida corporation (the "Borrower" or the "Company"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "Initial Lenders"), FLEET NATIONAL BANK, as Initial Issuing Bank (the "Initial Issuing Bank"), FLEET NATIONAL BANK, as the Swing Line Bank (the "Swing Line Bank") and FLEET NATIONAL BANK, as administrative agent (together with any successor appointed pursuant to Article 10, the "Administrative Agent") for the Lender Parties (as hereinafter defined).

                             PRELIMINARY STATEMENTS:

     (a) Pursuant to an Asset Purchase Agreement, dated as of December 30, 1998 (the "CH Acquisition Agreement"), by and among the Borrower and The Columbia House Company, the Borrower or a Wholly-Owned Subsidiary of the Borrower agreed to purchase all or substantially all of the assets of the audio book division of The Columbia House Company (such division,"Columbia House") (such transaction being hereinafter called the "CH Acquisition");

     (b) Pursuant to an Asset Purchase Agreement, dated as of December 11, 1998 (the "Premier Acquisition Agreement"), by and among Borrower, Classic Radio Acquisition Corp., a Delaware corporation indirectly wholly-owned by Borrower ("Acquisition Corp."), and Premier Electronic Laboratories, Inc., a Connecticut corporation ("Premier"), Acquisition Corp. purchased all of the assets of Premier (such transaction being hereinafter called the "Premier Acquisition");

     (c) Pursuant to an Asset Purchase Agreement, dated as of December 11, 1998 (the "AIC Acquisition Agreement"), by and among Borrower, Acquisition Corp. and Metacom, Inc., a Minnesota corporation ("Metacom"), Acquisition Corp. purchased all of the assets of the Adventures in Cassettes division ("AIC") of Metacom (such transaction being hereinafter called the "AIC Acquisition")

     (d) Pursuant to an Agreement and Plan of Merger and a Supplemental Agreement, each dated as of December 11, 1998 (the "Radio Spirits Merger Agreement"), by and among Borrower, Classic Radio Holding Corp., a Delaware corporation and wholly-owned subsidiary of Borrower ("Holding Corp."), and Radio Spirits, Inc., an Illinois corporation ("Radio Spirits"), Radio Spirits merged with and into Holding Corp. (such transaction, together with the transactions described in the following subsection (e), being hereinafter called the "Radio Spirits Acquisition";

     (e) In addition, Acquisition Corp. acquired from Carl Amari ("Amari"), the sole shareholder of Radio Spirits, pursuant to an Asset Purchase Agreement, dated as of December 11, 1998 (the "Buffalo Productions Acquisition Agreement"), by and among Borrower, Acquisition Corp. and Carl Amari, all of the assets of Buffalo Productions, Inc., ("Buffalo

Productions") and Acquisition Corp. also acquired from Carl Amari, Amari's fifty percent (50%) joint venture interest in the Old Time Radio Joint Venture ("OTR Joint Venture") between Amari and Dick Brescia Associates, pursuant to a Joint Venture Interest Purchase and Assignment Agreement, dated as of December 11, 1998 (the "JV Acquisition Agreement") by and among Acquisition Corp. and Amari;

     (f) The CH Acquisition Agreement, the Radio Spirits Merger Agreement, the Buffalo Productions Acquisition Agreement, the JV Acquisition Agreement, the Premier Acquisition Agreement and the AIC Acquisition Agreement are herein referred to collectively as the "Acquisition Agreements" and individually as an "Acquisition Agreement"; the CH Acquisition, the Radio Spirits Acquisition, the Premier Acquisition and the AIC Acquisition are herein referred to collectively as the "Acquisitions" and individually as an "Acquisition");

     (g) The Borrower has requested that the Lender Parties (as hereinafter defined) make loans to the Borrower and issue letters of credit having an aggregate principal and face amount at any one time outstanding of up to Thirty-Four Million Dollars ($34,000,000) to be used by the Borrower (a) to finance, in part, the Acquisitions, (b) to pay fees and expenses incurred in connection with the Acquisitions, (c) to refinance certain existing indebtedness of the Borrower and (d) to provide working capital and finance capital expenditures for the Borrower, and the Lender Parties have agreed to make such loans and issue such letters of credit all on and subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:


                                    ARTICLE 1

                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Acquisition(s)" has the meaning specified in the Preliminary Statements.

     "Acquisition Agreement(s)" has the meaning specified in the Preliminary Statements.

     "Acquisition Dates" means the dates on which the Acquisitions shall have been consummated in accordance with the Acquisition Documents.

     "Acquisition  Documents"  means  the  Acquisition  Agreements,   the  other
agreements entered into in connection therewith (other than immaterial agreements and certificates) including, without limitation, (i) the employment agreement between the Borrower (or one of its subsidiaries) and

Carl Amari, (ii) the Mailing Agreement and the Transitional Services Agreements relating to the CH Acquisition, and (iii) and all schedules and exhibits related to each such agreement, all as such agreements, instruments and documents are in effect as of the Closing Date, and as they may be amended to the extent permitted under Section 6.12 hereof.

     "Acquisition Puts" means the obligation of the Borrower or any of its Subsidiaries to repurchase any of Borrower's Common Stock or other Equity Interests as may be required by the Acquisition Documents.

     "Acquisition Target" shall mean each of Columbia House, Radio Spirits, Buffalo Productions, OTR Joint Venture, Premier and AIC.

     "Additional Collateral Documents" has the meaning specified in Section 5.13(e).

     "Administrative Agent" has the meaning specified in the recital of parties to this Agreement.

     "Administrative Agent's Account" means the account of the Administrative Agent maintained by the Administrative Agent with Fleet at its office at Fleet National Bank, One Federal Street, Boston, Massachusetts 02110, Account No. 151035103156, Attention: Loan Administration.

     "Advance" means a Term Advance, a Revolving Credit Advance, a Swing Line Advance or a Letter of Credit Advance.

     "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such
Person or is a director or officer of such Person. For purposes of this definition, (a) the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 50% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise and (b) the families of any one or more of Norton Herrick, Howard Herrick and Michael Herrick shall be deemed to be Affiliates of each of them. Without limiting the foregoing, a trust shall be deemed an Affiliate of the trust's trustee.

     "After-Acquired Mortgaged Property" means any parcel (or adjoining parcels) of real property (including any leaseholds) acquired by any Loan Party after the Closing Date subject to a Mortgage granted to the Administrative Agent for the benefit of the Secured Parties pursuant to Section 5.13.

     "AIC" has the meaning specified in the Preliminary Statements.

     "Applicable Lending Office" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Prime Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

     "Applicable Margin" means at any time and from time to time a percentage per annum determined pursuant to the last paragraph of this definition by reference to the ratio of Consolidated Debt to EBITDA at such time, as set forth below:

                              Applicable Margin for
                   Revolving Credit Advances and Term Advances

-----------------------------------------------------------------------------------------------
Consolidated Debt                        Applicable Margin for            Applicable Margin for
to EBITDA Ratio                          Eurodollar Rate Advances         Prime Rate Advances
-----------------------------------------------------------------------------------------------
Greater than or equal to 5.0:1.0                 3.25%                           2.00%
-----------------------------------------------------------------------------------------------
Greater than or equal to 4.0:1.0 but             3.00%                           1.75%
less than 5.0:1.0
-----------------------------------------------------------------------------------------------
Greater than or equal to 3.5:1.0 but             2.75%                           1.50%
less than 4.0:1.0
-----------------------------------------------------------------------------------------------
Less than 3.5:1.0                                2.50%                           1.25%
-----------------------------------------------------------------------------------------------

     Notwithstanding the above rates, prior to the date which is six months from the date hereof, the Applicable Margin for a Revolving Credit Advance and a Term Advance shall be 3.25% for a Eurodollar Rate Advance and 2.00% for a Prime Rate Advance.

     The Applicable Margin for each Prime Rate Advance and each Eurodollar Rate Advance shall be determined by reference to the ratio of Consolidated Debt to EBITDA which shall be determined three Business Days after the date on which the Administrative Agent receives financial statements pursuant to Section 7.3 or
7.4 and a certificate of the Chief Financial Officer of the Borrower demonstrating the ratio of Consolidated Debt to EBITDA. If the Borrower has not submitted to the Administrative Agent the information described above as and when required under Section 7.3 or 7.4, as the case may be, the Applicable Margin shall be as determined by the Administrative Agent in its discretion for so long as such information has not been received by the Administrative Agent. The Applicable Margin shall be adjusted, if applicable, as of the first day of the month following the date of determination described in the two preceding sentences. In the event that the financial statements received pursuant to
Section 7.4 indicate that the Applicable Margin determined on the basis of financial statements theretofore received pursuant to Section 7.3 is different from the Applicable Margin that would have been determined on the basis of the
Section 7.4 financial statements, the Applicable Margin shall be adjusted retroactively for the relevant period.

     "Asset Disposition" shall mean the disposition of any or all of the fixed assets of the Borrower or any of its Subsidiaries whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise; provided, however, that for purposes of Section 2.6(b), the term "Asset Disposition" shall not include any sale, lease, transfer or other disposition of Inventory in the ordinary course of business or any sale pursuant to Section 6.5(b), (e) or (f).

     "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent and, so long as no Event of Default shall have occurred and be continuing, by the Borrower, in accordance with Section 11.7 and in substantially the form of Exhibit A hereto.

     "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

     "Bank Hedge Agreement" means any interest rate Hedge Agreement permitted under this Agreement that is entered into by and between the Borrower and any Lender.

     "Borrower" has the meaning specified in the recital of parties to this Agreement.

     "Borrower's Account" means the account of the Borrower maintained by the Borrower with Fleet National Bank at its office at One Federal Street, Boston, Massachusetts 02110, Account No. 9417544039.

     "Borrowing" means a Term Borrowing, a Revolving Credit Borrowing or a Swing Line Borrowing.

     "Business Day" means a day of the year on which banks are not required or authorized by law to close in Boston, Massachusetts and New York, New York and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

     "Capital Expenditures" means, for any Person for any period, the sum of all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for Equipment, fixed assets, real property or improvements, and including computer software and internet development costs or other costs typically treated as capital expenditures pursuant to GAAP, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or Equipment on a Consolidated balance sheet of such Person; provided, that Capital Expenditures shall not include capital expenditures to the extent that such expenditures constitute a reinvestment of Net Cash Proceeds from any Asset Disposition permitted under this Agreement in similar fixed assets, which investment is made before or within one hundred eighty days after receipt of such Net Cash Proceeds.

     "Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

     "Cash Equivalents" means any of the following, to the extent owned by the Borrower or any of its Subsidiaries, free and clear of all Liens other than Liens created under the Collateral Documents: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States having a maturity of not greater than one year from the date of issuance thereof, (b) insured certificates of deposit of or time deposits having a maturity of not greater than one year from the date of issuance thereof with , or overnight Federal Funds transactions that are issued or sold by, any commercial bank that is a Lender Party or a member of the Federal Reserve System that issues (or the parent of which issues) commercial paper rated as described in clause (c) and is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least 500 million, (c) commercial paper, including asset-backed commercial paper, having a maturity of not greater than one year from the date of issuance thereof, in an aggregate amount of no more than $2,500,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's Ratings Group or an equivalent rating of any other nationally recognized rating agency, (d) eurodollar time deposits maturing not more than one year after such time with any commercial bank of the stature referred to in clause (b) above; (e) any repurchase agreement entered into with any commercial bank of the stature referred to in clause (b) or a registered broker/dealer of the stature referred to in clause (f) below which is (i) secured by a perfected security interest in any obligation of the type described in any of the clauses (a) through (d) and
(ii) has a market value at the time such repurchase agreements is entered into of not less than 100% of the repurchase obligation of such commercial bank or broker/dealer thereunder, (f) investments in short-term asset management accounts managed by any commercial bank of the stature referred to in clause (b) or a registered securities broker/dealer having regulatory net capital, as per its most recently filed FOCUS report , of not less than $100,000 million which are invested in indebtedness of any state or municipality of the United States and which are rated under one of the two highest ratings from any nationally recognized rating agency and/or general investment contracts and/or investments of the type described in clauses (a) through (e) above or (g) insured money market funds investing primarily in investments of the types described in clauses (a) through (f).

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601 et seq., as amended from time to time.

     "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

     "Change of Control" means any of the following: (a) Norton Herrick, Michael Herrick and/or Howard Herrick, together with their Affiliates, shall at any time cease to own and control any of the following set forth in clauses (i), (ii), (iii) and (iv): (i) at least 35% of the common stock of the Borrower outstanding at any time on or prior to June 30, 1999, (ii) at least 30% of the common stock of the Borrower outstanding at any time from July 1, 1999 through December 31, 1999, (iii) at least 25% of the common stock of the Borrower outstanding at any time after January 1, 2000, and (iv) an aggregate of the outstanding common stock of the Borrower that exceeds the aggregate amount held by any other Person together with such Person's Affiliates; or (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Borrower shall cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Borrower's shareholders, of each new director shall be approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period. For purposes of this definition "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, by family relationship or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

     "CH Subsidiary" means CH Acquisitions Corp.

     "CH Deferred Purchase Price Rights" means the right of Columbia House to receive deferred purchase price pursuant to Section 2.2(a) of the CH Acquisition Agreement and pursuant to Section 1(c)(i) of the Transitional Services Agreement (forming a part of the Acquisition Documents relating to the CH Acquisition Agreement) collections of accounts receivable of the Borrower covered by such Transitional Services Agreement up to (but not exceeding) the amount specified in such Section 1(c)(i) of such Transitional Services Agreement.

     "Closing Date" means the date on which all of the conditions precedent set forth in Section 3.1 to the Initial Extension of Credit shall have been satisfied or waived.

     "Collateral" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

     "Collateral Documents" means the Security Agreement, the Intellectual Property Security Agreement, each Collateral Assignment of Lease, the Mortgages and any other agreement that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties, including the Additional Collateral Documents delivered pursuant to Section 5.13.

     "Columbia House" has the meaning specified in the Preliminary Statements.

     "Commitment" means a Term Commitment, a Revolving Credit Commitment or a Letter of Credit Commitment.

     "Company" has the meaning specified in the recital of parties to this Agreement.

     "Compliance Certificate" with respect to the Borrower and its Subsidiaries, a certificate to the effect that: (a) as of the effective date of the certificate, no Default or Event of Default under this Agreement exists or would exist after giving effect to the action intended to be taken by any Loan Party, as described in such certificate, including, without limitation, that the covenants set forth in Article 8 hereof would not be breached after giving effect to such action, together with a calculation in reasonable detail, and in form reasonably satisfactory to the Administrative Agent, of such compliance, and (b) the representations and warranties contained in Article 4 hereof are true and with the same effect as though such representations and warranties were made on the date of such certificate, unless stated to relate to a specific earlier date in which case such specified representations and warranties shall be true and correct as of such earlier date, and, except for changes in the ordinary course of business not prohibited by this Agreement, none of which, either singly or in the aggregate, have had a Material Adverse Effect on the Borrower and its Subsidiaries taken as a whole, which certificate shall be executed and delivered by the chief financial officer of the Borrower.

     "Confidential Information" means information that the Borrower furnishes to the Administrative Agent or any Lender Party other than any such information that is or becomes generally available to the public other than as a result of a breach by the Administrative Agent or any Lender Party of its obligations hereunder or that is or becomes available to the Administrative Agent or such Lender Party from a source other than the Borrower that is not, to the best of the Administrative Agent's or such Lender Party's knowledge, acting in violation of a confidentiality agreement with the Borrower, provided that Confidential Information shall include the Information Memorandum and all projections, forecasts, budgetary data, business plans and other forward-looking information of the Borrower and its Subsidiaries unless such information becomes publicly available as described above.

     "Consolidated" refers to the consolidation of accounts, in accordance with GAAP, of any Person and all of its Subsidiaries, and if not specified, the Borrower and all of its Subsidiaries.

     "Consolidated Debt to EBITDA" has the same meaning as Consolidated Debt to EBITDA Ratio.

     "Consolidated Debt to EBITDA Ratio" means, for any fiscal quarter of the Borrower, a ratio of (a) Debt of the Borrower and its Subsidiaries as at the end of such fiscal quarter to (b) EBITDA for the most recently completed four fiscal quarters of the Borrower and its Subsidiaries.

     "Conversion", "Convert" and "Converted" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.9 or 2.10.

     "Current Assets" of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP.

     "Current Liabilities" of any Person means (a) Debt of such Person, except Funded Debt, that by its terms is payable on demand or matures within one year after the date of determination (excluding any Debt renewable or extendible, at the option of such Person, to a date more than one year from such date or arising under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date), (b) all amounts of Funded Debt of such Person required to be paid or prepaid within one year after such date and (c) all other items (including taxes accrued as estimated) that in accordance with GAAP would be classified as current liabilities of such Person.

     "Debt" of any Person means, without duplication, the following:

     (a) all indebtedness of such Person for borrowed money;

     (b) all Obligations of such Person for the deferred purchase price of property or services other than accounts payable and accrued expenses included in Current Liabilities which payables and expenses were incurred in respect of property or services purchased in the ordinary course of business;

     (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar borrowing or securities instruments;

     (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property);

     (e) all Obligations of such Person as lessee under Capitalized Leases;

     (f) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities;

     (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of or other ownership or profit interest in such Person or any other Person or any warrants, rights or options to acquire such capital stock other than the Obligations of the Borrower or its Subsidiaries pursuant to the Acquisition Puts and Future Acquisition
Puts, provided that in the event such Acquisition Puts and Future Acquisition Puts are converted into indebtedness of the Borrower or its Subsidiaries any such amounts owed in respect thereof shall be deemed to be "Debt";

     (h) all Debt of others referred to in clauses (a) through (g) above or clause (i) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such

Debt, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, or (D) otherwise to assure a creditor against loss; and

     (i) all Debt referred to in clauses (a) through (h) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts, contract rights or inventory) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt;

provided, however, that for purposes of clarification, customary indemnities issued by Borrower or its Subsidiaries in the ordinary course of business shall not be deemed to be Debt.

     "Debt Issuance" means any issuance or sale or other incurrence by the Borrower or any of its Subsidiaries of any Debt; provided, however, that for purposes of determination of Net Cash Proceeds under Section 2.6(b)(iii), the term "Debt Issuance" shall not include the incurrence of Debt permitted under
Section 6.2.

     "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

     "Defaulted Advance" means, with respect to any Lender Party at any time, the portion of any Advance required to be made by such Lender Party to the Borrower pursuant to Section 2.1 or 2.2 at or prior to such time which has not been made by such Lender Party or by the Administrative Agent for the account of such Lender Party pursuant to Section 2.2(e) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.15(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section 2.1 on the same date as the Defaulted Advance so deemed made in part.

     "Defaulted Amount" means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to the Administrative Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time which has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to (a) the Swing Line Bank pursuant to Section 2.2(b) to purchase a portion of a Swing Line Advance made by the Swing Line Bank, (b) the Issuing Bank pursuant to Section 2.3(c) to purchase a portion of a Letter of Credit Advance made by the Issuing Bank, (c) the Administrative Agent pursuant to Section 2.2(e) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender Party, (d) any other Lender Party pursuant to Section 2.13 to purchase any participation in Advances owing to such other Lender Party and (e) the Administrative Agent or the Issuing Bank pursuant to Section 10.5 to reimburse the Administrative Agent or the Issuing Bank for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to the Administrative Agent or the Issuing Bank as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.15(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

     "Defaulting Lender" means, at any time, any Lender Party that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in
Section 9.6.

     "Disclosed Litigation" has the meaning specified in Section 4.9.

     "Disposal" means the discharge, deposit, injection, dumping, spilling, leaking or placing of any solid waste or hazardous waste, as those terms are defined by any federal, state, local or foreign law, into or on any land or water so that such solid waste or hazardous waste or any constituents thereof may enter the environment or be emitted into the air or discharged into any waters, including ground waters.

     "Domestic Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

     "Domestic Subsidiary" means any Subsidiary organized under the laws of the United States of America or any State thereof.

     "EBITDA" means, for any period, the sum, determined on a Consolidated basis, of (i) net income (or net loss), (ii) Interest Expense, (iii) income tax expense, (iv) depreciation expense, (v) extraordinary and nonrecurring losses and (vi) amortization expense, minus extraordinary and nonrecurring gains (in each case determined in accordance with GAAP) plus the pro forma effect on EBITDA for such period of any Permitted Acquisition or Permitted Club
Acquisition made by the Borrower (such pro forma effect to be reasonably acceptable to the Administrative Agent), provided that, as required by the last sentence of Section 1.3, EBITDA shall be adjusted for the effect of reporting advertising expenses and New Member Acquisition Costs as expensed as incurred.

     "Eligible Assignee" means with respect to any Facility (other than the Letter of Credit Facility), (a) a Lender; (b) an Affiliate of a Lender; and (c) subject to the prior approval of the Administrative Agent and, so long as no Event of Default shall have occurred and be continuing, the Borrower, such approval by the Borrower not to be unreasonably withheld or delayed, (i) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000; (iii) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or of the Cayman Islands, or a political subdivision of any such country, and having total assets in excess of $500,000,000, so long as such bank is acting through a branch or agency located in the United States; (iv) the central bank of any country that is a member of the OECD; and (v) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $500,000,000; and, with respect to the Letter of Credit Facility, a Person that is an Eligible Assignee under subclause
(i) or (iii) of clause (c) of this definition and is approved by the Administrative Agent and the Borrower, such approval by the Borrower not to be unreasonably withheld or delayed; provided, however, that no Loan Party or Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

     "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to public health and safety or the environment, including, without limitation, (a) by any governmental or regulatory authority or third party for enforcement, cleanup, Removal, Response, Remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

     "Environmental Law" means any international or transnational law, federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, threatened release, release or discharge of Hazardous Materials.

     "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

     "Equipment" has the meaning specified in Section 1(a) of the Security Agreement.

     "Equity Issuance" means any issuance or sale by the Borrower or any of its Subsidiaries of its capital stock or other equity securities or any obligations convertible into or exchangeable for, or giving any Person a right, option or warrant to acquire such stock, securities or such convertible or exchangeable obligations; provided, however, that for purposes of Section 2.6(b)(iii), the term "Equity Issuance" shall not include any issuance or sale of (a) Equity

Interests of the Borrower to any Person as consideration paid in connection with a Permitted Acquisition; (b) Equity Interests of the Borrower issued on or before the Closing Date in connection with any Acquisition which are consistent with the provisions of Section 6.18 and disclosed on Schedule 6.18 hereto; (c) common stock of the Borrower issued to any director of the Borrower required by applicable law in connection with such Person acting in such capacity; (d) common stock of the Borrower to management and employees thereof, respectively, pursuant to any stock option plan permitted hereunder or the exercise of options issued pursuant thereto; (e) common stock of Borrower issued upon exercise of any outstanding warrants, rights or options or upon conversion of any outstanding convertible securities, in each case only if outstanding on the Closing Date or issued to the holder of the Senior Subordinated Debt thereafter in accordance with the Letter Agreement; (f) Equity Interests issued in compliance with the provisions of Section 6.18(e), except to the extent net proceeds thereof exceed the net proceeds actually applied to replace or repay, in whole or in part, the Senior Subordinated Debt in accordance with Section
6.18 (e); (g) Equity Interests issued by the Borrower to the extent the net proceeds therefrom are applied to satisfy the Borrower's obligations under the Acquisition Puts or the Future Acquisition Puts (in each case if then required to be paid) so long as (i) such application is made within one hundred eighty
(180) days after the issuance of such Equity Interests, (ii) any such net proceeds not so applied within such period shall be applied to repay the Advances in accordance with Section 2.6, and (iii) the Borrower otherwise complies with Section 6.7(c) and Section 6.7(e) in satisfying the Acquisition Puts and the Future Acquisition Puts; and (h) Equity Interests issued as full or partial consideration for any Permitted Club Acquisition or to the extent the net proceeds therefrom are used as full or partial consideration for any Permitted Club Acquisition to repay any indebtedness of the business acquired simultaneously with the closing of such acquisition or pay any fees and expenses incurred by the Borrower or its Subsidiaries in connection therewith so long as
(i) the application of any net proceeds is made within one hundred eighty (180) days after the issuance of such Equity Interests, and (ii) any such net proceeds not so applied within such period shall be applied to repay the Advances in accordance with Section 2.6.

     "Equity Interests" means, in any Person, any and all shares, interests, participations, rights or other equivalents (however designated) of any capital stock or other ownership of any profit interest, and any and all warrants, rights, options, obligations or other securities of or in such Person, and rights to acquire any of the foregoing, including, without limitation, partnership interests and joint venture (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership or joint venture, but excluding debt for borrowed money and excluding any debt security that is convertible into, or exchangeable for any of the foregoing equity interests.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

     "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

     "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or
(ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan under ERISA Section 4041(c), pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

     "Escrow Agreement" has the meaning specified in Section 6.11 hereof.

     "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Eurodollar Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

     "Eurodollar Rate" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such Interest Period which appears on the Telerate Page 3750 as of 11:00 a.m. (London time) two Business Days before the first day of such Interest Period; provided, however, that if the rate described above does not appear on the Telerate System on any applicable interest determination date, the Eurodollar Rate shall be the rate (rounded upward as described above, if necessary) for deposits in U.S. dollars for a period substantially equal to the interest period on the Reuters Page "LIBO" (or such other page as may replace the LIBO page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London time) two Business Days before the first day of such Interest Period.

     If both the Telerate and Reuters system are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days before the first day of such Interest Period as selected by the Administrative Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. (New York time) two Business Days before the first day of such Interest Period. In the event that the Administrative Agent is unable to obtain any such quotation as provided above, it will be deemed that the Eurodollar Rate for such Interest Rate cannot be determined.

     In the event that the Board of Governors of the Federal Reserve System shall impose a Eurodollar Rate Reserve Percentage with respect to Eurocurrency Liabilities, the Eurodollar Rate for an Interest Period shall be equal to the amount determined above for such Interest Period divided by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

     "Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.7(a)(ii).

     "Eurodollar Rate Reserve Percentage" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

     "Events of Default" has the meaning specified in Article 9.

     "Excess Cash Flow" means for any period the sum of (a) EBITDA of the Borrower and its Subsidiaries for such period (provided that EBITDA, for purposes of this definition of Excess

Cash Flow, shall be computed without giving effect to the final clause of the definition of "EBITDA" relating to the addition of the pro forma effect of Permitted Acquisitions) plus (b) the aggregate amount of all non-cash charges deducted from Consolidated net income for such period, but not added back in arriving at EBITDA plus (c) if there was a net increase in Consolidated Current Liabilities of the Borrower and its Subsidiaries during such period, the amount of such net increase other than arising out of Debt permitted pursuant to
Section 6.2 plus (d) if there was a net decrease in Consolidated Current Assets (excluding cash and Cash Equivalents) of the Borrower and its Subsidiaries during such period the amount of such net decrease less (e) the aggregate amount of mandatory and optional prepayments (other than optional prepayments of the Swing Line Advances, Letter of Credit Advances or Revolving Credit Advances made pursuant to clause (i) of the second sentence of Section 2.6(a)) or repayments of principal made by the Borrower and its Subsidiaries on any Funded Debt of the Borrower and its Subsidiaries during such period less (f) Capital Expenditures of the Borrower and its Subsidiaries during such period less (g) the aggregate amount of all federal, state, local and foreign taxes paid by the Borrower and its Subsidiaries during such period less (h) the aggregate amount of interest paid on any Debt of the Borrower and its Subsidiaries during such period less
(i) the aggregate amount of all non-cash credits included in arriving at such EBITDA less (j) if there was a net decrease in Consolidated Current Liabilities of the Borrower and its Subsidiaries during such period, the amount of such net decrease less (k) if there was a net increase in Consolidated Current Assets (excluding cash and Cash Equivalents) of the Borrower and its Subsidiaries during such period the amount of such increase less (l) dividends paid by the Borrower to the holders of its common stock during such period to the extent that the Borrower is permitted to pay such dividends under this Agreement.

     "Existing Debt" has the meaning specified in Section 4.19(a).

     "Extraordinary Receipt" means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including, without limitation, tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption and associated similar insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof) and indemnity payments; provided, however, that an Extraordinary Receipt shall not include cash receipts received from proceeds of insurance, condemnation awards (and payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments (a) in respect of loss or damage to Equipment, fixed assets, real property or Inventory are applied (or in respect of which expenditures were previously incurred) to replace or repair the Equipment, fixed assets, real property or Inventory in respect of which such proceeds, awards or payments were received in accordance with the terms of the Loan Documents, so long as (i) such application is made within one hundred eighty (180) days after such Person's receipt of such proceeds, awards or payments and (ii) such proceeds, awards or payments are received by such Person within fifteen (15) months after the occurrence of such damage or loss; or (b) are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto.

     "Facility" means the Term Facility, the Revolving Credit Facility, the Letter of Credit Facility or the Swing Line Facility.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "Fiscal Year" means a fiscal year of the Borrower and its Consolidated Subsidiaries ending on December 31 in any calendar year.

     "Fixed Charges" means the sum, for the Borrower and its Subsidiaries on a Consolidated basis for any period, of (i) cash Interest Expense, plus (ii) scheduled amortization of Debt payable during such period, plus (iii) income taxes and other taxes reasonably estimated by the Borrower to be payable in respect of such period, plus (iv) Capital Expenditures during such period to the extent permitted by this Agreement.

     "Fixed Charge Coverage Ratio" means, for the four consecutive fiscal quarters of the Borrowers ending on the date of determination, the ratio of (a) EBITDA of the Borrower and its Subsidiaries for such four fiscal quarters (or other period specified in Section 8.5), to (b) Fixed Charges for such four fiscal quarters (or other period specified in Section 8.5).

     "Fleet" means Fleet National Bank in its capacity as a Lender or Issuing Bank or Swing Line Bank.

     "Foreign Subsidiary" means any Subsidiary organized under the laws of any jurisdiction other than the United States of America or any State thereof.

     "Funded Debt" means, with respect to the Borrower, the Advances, and with respect to the Borrower and the other Loan Parties and any other Person, all other Debt of such Person that by its terms matures more than one year after the date of determination or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including the current portion of all such Debt.

     "Future Acquisition Puts" has the meaning specified in Section 6.7.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public

Accountants and statements and pronouncements of the Financial Accounting Standards Board and statements, pronouncements, rules and regulations of the Securities and Exchange Commission that are applicable to the circumstances as of the date of determination.

     "Guaranteed Obligations" has the meaning specified in the Subsidiary Guaranties.

     "Guarantors" means (a) each Domestic Subsidiary of the Borrower and (b) each Person which shall have executed and delivered or become a party to a Subsidiary Guaranty hereunder.

     "Hazardous Materials" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

     "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

     "Hedge Bank" means any Lender in its capacity as a party to a Bank Hedge Agreement.

     "Indemnified Party" has the meaning specified in Section 11.4(b).

     "Information Memorandum" means the information memorandum, dated December 1998 delivered by the Administrative Agent to the Lenders.

     "Initial Extension of Credit" means the earlier to occur of the initial Borrowing and the initial issuance of a Letter of Credit.

     "Initial Issuing Bank" has the meaning specified in the recital of parties to this Agreement.

     "Initial Lenders" has the meaning specified in the recital of parties to this Agreement.

     "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

     "Intellectual  Property  Security  Agreement" has the meaning  specified in
Section 3.1(a).

     "Intercreditor Agreement" means the Intercreditor Agreement dated the date of this Agreement among, inter alia, the holder or holders of the Senior Subordinated Debt, and the Administrative Agent, and comprising one of the Senior Subordinated Debt Documents.

     "Interest Expense" means, with respect to any Person for any period, interest expense on all Debt of such Person for such period net of interest income for such period, whether paid or accrued, determined on a Consolidated basis for such Person and its Subsidiaries and in accordance with GAAP, and including, without limitation, (a) in the case of the Borrower, interest expense in respect of Debt resulting from Advances,
(b) the interest component of all obligations under Capitalized Leases, (c) commissions, discounts and other fees and charges payable in connection with letters of credit (including, without limitation, Letters of Credit), and (d) all fees paid by the Borrower pursuant to Section 2.8(a).

     "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Prime Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

     (a) The Borrower may not select any Interest Period with respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Prime Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

     (b) Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

     (c) Whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month, such Interest Period shall end on the last Business Day of such succeeding calendar month; and

     (d) Until the earlier of (i) 120 days after the Closing Date, or (ii) the date on which the Administrative Agent notifies the Borrower that the syndication of the Facilities has been completed, only Interest Periods with a duration of seven days, if available to all the Lenders, shall be available to the Borrower for Eurodollar Rate Advances, or if such Interest Periods are not available to all the Lenders, Interest Periods of such duration as may be selected by the Administrative Agent and are acceptable to the other Lenders.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended
from  time  to  time,  and  the  regulations   promulgated  and  rulings  issued
thereunder.

     "Inventory" of any person means all of such Person's now owned and hereafter acquired inventory, goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, other materials and supplies of any kind, nature or description which are or might be consumed in such Person's business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise and such other personal property, and all documents of title or other documents representing them.

     "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any capital stock or other ownership or profit interest, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (h) or (i) of the definition of "Debt" in respect of such Person.

     "Issuing Bank" means the Initial Issuing Bank and each Eligible Assignee to which Letter of Credit Commitment hereunder has been assigned pursuant to
Section 11.7.

     "L/C Cash Collateral Account" has the meaning specified in the Security Agreement.

     "L/C Related Documents" has the meaning specified in Section 2.4(f)(ii)(A).

     "Lender Party" means any Lender, the Issuing Bank or the Swing Line Bank.

     "Lenders" means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 11.7.

     "Letter Agreement" has the meaning specified in Section 6.11 hereof.

     "Letter of Credit" means any Letter of Credit issued hereunder (as specified in Section 2.3(a)).

     "Letter of Credit Advance" means an advance made by the Issuing Bank or any Revolving Credit Lender pursuant to Section 2.3(c).

     "Letter of Credit Agreement" has the meaning specified in Section 2.3(a).

     "Letter of Credit Commitment" means, with respect to the Issuing Bank, the amount set forth opposite the Issuing Bank's name on Schedule I hereto under the caption "Letter of Credit Commitment" or, if the Issuing Bank has entered into one or more Assignments and Acceptances, set forth for the Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 11.7(d) as the Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.5.

     "Letter of Credit Facility" means, at any time, an amount equal to the amount of the Issuing Bank's Letter of Credit Commitment at such time, as such amount may be reduced pursuant to Section 2.5.

     "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

     "Loan Documents" means (a) this Agreement, (b) the Notes, (c) each Subsidiary Guaranty, (d) the Collateral Documents, (e) each Letter of Credit Agreement, (f) each Additional Collateral Document, and (g) all other agreements, instruments and documents executed in connection therewith, in each case as the same may at any time be amended, supplemented, restated or otherwise modified and in effect.

     "Loan Parties" means the Borrower, each Guarantor, and each other Person who shall, at any time, have executed and delivered a Loan Document to the Administrative Agent.

     "Management Fees" for any period, all fees, emoluments or similar compensation paid to or incurred with respect to any Person (other than any such fees, emoluments or similar compensation paid to or incurred and payable to any Loan Party) in respect of services rendered in connection with the management or supervision of the management of any Loan Party, other than (a) salaries, bonuses and other compensation paid to any full-time executive employee in respect of such full-time employment, (b) fees and other compensation paid in the ordinary course of business by any Loan Party to any Person who is not an Affiliate thereof and (c) reimbursement to Affiliates of expenses (not management fees) for services provided to Borrower and/or its Subsidiaries in the ordinary course of business including, without limitation, for bookkeeping services, tax and legal advice, use of an aircraft and use of accounting or other personnel, on terms which are no less favorable to the Borrower and its Subsidiaries than they would obtain in a comparable arms-length transaction with a Person not an Affiliate so long as the aggregate amount payable by all Loan Parties to all Affiliates (excluding payments by the Subsidiaries of the Borrower directly to the Borrower or to other Wholly-Owned Subsidiaries or payments by Borrower to its Wholly-Owned Subsidiaries) does not exceed Two Hundred Thousand ($200,000.00) Dollars in any single fiscal year of the Borrower.

     "Margin Stock" has the meaning specified in Regulation U.

     "Material Adverse Effect" means (a) a material adverse effect on the business, condition (financial or otherwise), results of operations, performance, reasonably foreseeable business prospects or properties of the Borrower and its Subsidiaries (taken as a whole), (b) a material adverse affect on the ability of any Loan Party to perform its obligations under the Loan

Documents to which it is a party, (c) an adverse affect on the rights and remedies of the Administrative Agent and the Lender Parties under any of the Loan Documents or (d) a material adverse affect on any aspect of any Acquisition or the Facilities.

     "Material Contract" means, with respect to any Person, each contract listed on Schedule 4.23, each contract which is a replacement or a substitute for any contract listed on such Schedule and each other contract to which such Person is a party which is material to the business, financial condition, operations, performance, properties or reasonably foreseeable business prospects of such Person.

     "Metacom" has the meaning specified in the Preliminary Statements.

     "Mortgage" means each mortgage, deed of trust, leasehold mortgage or leasehold deed of trust or other similar document executed and delivered by the appropriate Loan Party, in form and substance acceptable to the Administrative Agent and the Lenders in order (a) to provide that such Loan Party is the mortgagor or grantor, (b) to comply with and/or provide for specific laws of the jurisdictions in which the real property or leasehold property to be encumbered is located, and (c) to assure that the Administrative Agent for the benefit of the Secured Parties has a perfected Lien on such Property.

     "Mortgage Policies" has the meaning assigned to that term in Section 3.1(a)(iv)(B).

     "Mortgaged Property" means each real property or leasehold property specified on Schedule 4.21 or 4.22, respectively, that is subject to a Mortgage and shall include After-Acquired Mortgaged Property.

     "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

     "Multiple  Employer  Plan"  means a single  employer  plan,  as  defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

     "Net Cash Proceeds" means, with respect to any sale, lease, transfer or other disposition of any asset or any Debt Issuance or Equity Issuance by any Person, or any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other normal and customary out-of-pocket costs incurred in connection with such transaction, (b) the amount of taxes payable in connection with or as a result of such transaction and (c) with respect to any asset, the amount of any Debt secured by a Lien on such asset that, by the terms of such transaction, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of or shortly after the receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party and are properly attributable to such transaction or to the asset that is the subject thereof.

     "New Member Acquisition Costs" means amounts expended by the Borrower or a Subsidiary of the Borrower for any type of advertising in any medium for the purpose of acquiring customers.

     "Note" means a Term Note, a Revolving Credit Note or a Swing Line Note.

     "Note Assignment Agreement" has the meaning specified in Section 3.

     "Notice of Borrowing" has the meaning specified in Section 2.2(a).

     "Notice of Issuance" has the meaning specified in Section 2.3(a).

     "Notice of Renewal" has the meaning specified in Section 2.1(f).

     "Notice of Swing  Line  Borrowing"  has the  meaning  specified  in Section
2.2(b).

     "Notice of Termination" has the meaning specified in Section 2.1(f).

     "NPL" means the National Priorities List under CERCLA.

     "Obligation" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 9.7. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document, (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party may, after the occurrence and during the continuance of an Event of Default, elect to pay or advance on behalf of such Loan Party, and (c) any other obligations arising out of or under, based upon or relating to the Loan Documents.

     "OECD" means the Organization for Economic Cooperation and Development.

     "Open Year" has the meaning specified in Section 4.16.

     "Other Taxes" has the meaning specified in Section 2.12(b).

     "Owned Herrick Shares" means any or all shares of capital stock issued by the Borrower having voting rights, that are owned or controlled (whether beneficially and/or of record) by Norton Herrick, Michael Herrick, Howard Herrick and their Affiliates in the aggregate.

     "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

     "Permitted Acquisitions" means any acquisition by any of the Borrower's Subsidiaries of all or substantially all of the assets or the capital stock of any Person (or segment of such Person's business) which either (a) has been consented to in writing by the Administrative Agent and the Required Lenders, or
(b) complies with each of the following: (i) such Person (or segment of such Person's business) is engaged in substantially the same or similar line of business as the Borrower or any of its Subsidiaries as of the date of this Agreement, (ii) the aggregate cash consideration payable in respect of any individual acquisition shall not exceed $3,000,000, (iii) the aggregate cash consideration payable in respect of acquisitions contemplated by this definition shall not exceed for all such acquisitions $4,000,000 in any twelve (12) month period ending on the last day of the calendar month immediately preceding the closing of the proposed acquisition, (iv) such Person (or segment of such Person's business) on a consolidated basis with its Subsidiaries being acquired in the proposed acquisition had positive EBITDA for the twelve (12) month period ending on the last day of the calendar month immediately preceding the closing of the proposed acquisition, (v) after giving effect to the proposed acquisition, the Revolving Credit Commitments of all Lenders minus the sum of Revolving Advances plus Letter of Credit Advances plus Swing Line Advances plus the aggregate Available Amount of all Letters of Credit then outstanding shall equal at least $1,500,000, (vi) the Borrower shall give the Administrative Agent and the Lenders not less than ten (10) Business Days prior written notice of its intention to make a Permitted Acquisition, such notice to include the proposed amounts, date and form of the proposed transaction, a reasonable description of the stock or assets to be acquired and the location of all assets, a description and calculation in reasonable detail of the pro forma adjustments to EBITDA of the target of such acquisition, and a calculation in reasonable detail of the pro forma effect of such acquisition on matters covered by the financial covenants contained herein, (vii) concurrently with the making of a Permitted Acquisition, the Borrower shall, as additional collateral security for the Obligations, grant or cause to be granted to the Administrative Agent for the ratable benefit of the Lenders, prior liens on and security interests (subject to Permitted Liens existing with respect to such assets at the time of the Permitted Acquisition) in any of the acquired assets by the execution and delivery to the Administrative Agent of such agreements, instruments and documents as shall be reasonably satisfactory in form and substance to the Administrative Agent, and (viii) the Borrower shall not permit to be made any acquisition at any time during which an Event of Default shall exist and be continuing or would exist after giving effect to such acquisition and the Borrower shall have delivered to the Administrative Agent a Compliance Certificate effective as of the date of consummation of such acquisition.

     "Permitted Club Acquisitions" means any acquisition by any of the Borrower's Subsidiaries of all or substantially all of the assets or the capital stock of any Person (or segment of such Person's business) which either (a) has been consented to in writing by the Administrative Agent or (b) complies with each of the following: (i) such Person (or segment of such Person's business) is engaged in the business of operating a membership club business or a business that licenses, operates, owns or otherwise exploits a library of audio, video and/or entertainment content or a business that is substantially the same kind of business as determined in the discretion of the Required Lenders, (ii) the consideration payable in respect of such acquisition is comprised exclusively of Equity Interests of the Borrower and/or the net proceeds from the Equity Interests of the Borrower raised within the one hundred eighty (180) day period preceding the closing of such acquisition, (iii) the Borrower shall give the Administrative Agent and the Lenders not less than ten (10) Business Days prior written notice of its intention to make a Permitted Club Acquisition, such notice to include the proposed amounts, date and form of the proposed transaction, a reasonable description of the stock or assets to be acquired and the location of all assets, a description and calculation of the pro forma adjustments to EBITDA of the target of such acquisition, and a calculation in reasonable detail of the pro forma effect of such acquisition on matters covered by the financial covenants contained herein, (iv) concurrently with the making of a Permitted Club Acquisition, the Borrower, as additional collateral security for the Obligations, shall grant or cause to be granted to the Administrative Agent for the ratable benefit of the Lenders, prior liens on and security interests (subject to Permitted Liens existing with respect to such assets at the time of the Permitted Club Acquisition) in any of the acquired assets by the execution and delivery to the Administrative Agent of such agreements, instruments and documents as shall be reasonably satisfactory in form and substance to the Administrative Agent, and (v) the Borrower shall not permit to be made any acquisition at any time during which an Event of Default shall exist and be continuing or would exist after giving effect to such acquisition and the Borrower shall have delivered to the Administrative Agent a Compliance Certificate effective as of the date of consummation of such acquisition.

     "Permitted Liens" means any of the following: (a) Liens for taxes, assessments and governmental charges or levies (i) not yet due and payable or
(ii) that are due and payable and that are being contested in good faith and by appropriate proceedings diligently conducted, provided that in the case of Liens under this clause (ii), reserves or other appropriate provisions shall have been established therefor in accordance with GAAP; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than sixty (60) days or which, if overdue, are being contested in good faith and by appropriate proceedings diligently conducted, provided that reserves or other appropriate provisions shall have been established therefor in accordance with GAAP; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (d) Permitted Real Property Encumbrances; (e) in the case of any Permitted Acquisition or Permitted Club Acquisition, any Lien in respect of property of the acquired Person existing at the time of such acquisition if such Lien would constitute a Permitted Lien under any of the preceding clauses of this definition or otherwise permitted by Section 6.1(d) or (e) provided that in respect of all Liens referred to in this clause (e) (i) such Lien was not created in contemplation of such event, and (ii) no such Lien shall at any time extend to or cover any asset of Borrower or any Subsidiary other than the assets on which it was originally imposed and improvements thereto and proceeds thereof; (f) judgment and other similar Liens arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed or bonded and the claims secured thereby are being contested in good faith and by appropriate proceedings and no Default otherwise exists under Section 9.7 hereof; (g) Liens (other than Liens created or imposed under ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive in any case of obligations incurred in connection with the borrowing of money or the obtaining of advances or credit); and (h) Liens arising from the sales of accounts receivable for collection in the ordinary course of business to the extent such sales are permitted in accordance with the terms of Section 6.5(g).

     "Permitted Real Property Encumbrances" means, with respect to any particular real property, easements, zoning restrictions or other restrictions, rights-of-way, minor encroachments, covenants or encumbrances on real property imposed by law or arising in the ordinary course of business that do not arise out of the incurrence of any Debt and that do not and could not reasonably be expected to materially detract from the value of the affected property or interfere materially with the ordinary conduct of business of the Borrower or any of its Subsidiaries or materially impair the use thereof to the Borrower or any Subsidiary.

     "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

     "Plan" means a Single Employer Plan or a Multiple Employer Plan.

     "Pre-Commitment Information" has the meaning specified in Section 3.1(g).

     "Premier" has the meaning specified in the Preliminary Statements.

     "Prime Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

     (a)  the  rate  of  interest   announced   publicly  by  Fleet  in  Boston,
Massachusetts, from time to time, as Fleet's prime rate, which is not necessarily the lowest rate made available by Fleet; or

     (b) 1/2 of one percent per annum above the Federal Funds Rate.

     "Prime Rate  Advance"  means an Advance that bears  interest as provided in
Section 2.7(a)(i).

     "Pro Rata Share" of any amount means, with respect to any Revolving Credit Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time and the denominator of which is the Revolving Credit Facility at such time.

     "Radio Spirits" has the meaning specified in the Preliminary Statements.

     "Radio Spirits Subordinated Security Agreement" means the Security Agreement dated and effective as of December 11, 1998 between the Borrower, Classic Radio Holding Corp. and Classic Radio Acquisition Corp., on the one hand, and Carl Amari, on the other hand, as in effect on the date of this Agreement.

     "Receivables" means all Receivables referred to in Section 1(c) of the Security Agreement.

     "Reduction Amount" has the meaning specified in Section 2.6(b)(v).

     "Register" has the meaning specified in Section 11.7(d).

     "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Regulatory Authority" means any federal, state, local or other U.S. or foreign governmental authority, bureau or agency.

     "Release" means any release, spill, emission, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Materials) or into or from any property, including, without limitation, the movement of any Hazardous Materials through the air, soil, surface waters or ground water.

     "Remedial" shall have the meaning as set forth in CERCLA at 42 U.S.C. ss. 9601(24) and/or any other applicable Environmental Laws.

     "Removal" shall have the meaning as set forth in CERCLA at 42 U.S.C. ss. 9601(23) and/or any other applicable Environmental Laws.

     "Required Lenders" means at any time Lenders owed or holding greater than 50% of the sum of (a) the aggregate principal amount of the Advances outstanding at such time and (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, or, if no such principal amount and no Letters of Credit are outstanding at such time, Lenders holding greater than 50% of the aggregate of the Term Commitments and the Revolving Credit Commitments; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (i) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, and (ii) the aggregate Term Commitment and the Revolving Credit Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank, Letter of Credit Advances owing to the Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments.

     "Response" shall have the meaning as set forth in CERCLA at 42 U.S.C. ss. 9601(25) and/or any other applicable Environmental Laws.

     "Responsible  Officer"  means,  with  respect to any Loan Party,  the Chief
Executive Officer, the President, the Chief Financial Officer, any Vice President, the Controller or the Treasurer of such Loan Party.

     "Revolving Credit Advance" has the meaning specified in Section 2.1(c).

     "Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by the Revolving Credit Lenders.

     "Revolving Credit Commitment" means, with respect to any Revolving Credit Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Revolving Credit Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 11.7(d) as such Lender's "Revolving Credit Commitment," as such amount may be reduced at or prior to such time pursuant to Section 2.5.

     "Revolving Credit Facility" means, at any time, the aggregate amount of the Revolving Credit Lenders' Revolving Credit Commitments at such time.

     "Revolving Credit Lender" means any Lender that has a Revolving Credit Commitment.

     "Revolving Credit Note" means a promissory note of the Borrower payable to the order of any Revolving Credit Lender, in substantially the form of Exhibit B hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender.

     "Revolving Credit Termination Date" means the earlier of (a) the fifth anniversary of the Closing Date, and (b) the Termination Date.

     "Secured Obligations" has the meaning specified in the Security Agreement.

     "Secured Parties" means the Administrative Agent, the Lender Parties, and the Hedge Banks and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

     "Security Agreement" has the meaning specified in Section 3.1(a).

     "Senior Debt" means, as at any date of determination thereof, the aggregate outstanding principal balance of (a) all Term Advances, Revolving Credit Advances (b) all Debt of the Borrower and its Subsidiaries, if any, secured by purchase money security interests, conditional sale arrangements or other similar security interests, (c) obligations of the Borrower and its Subsidiaries, if any, with respect to Capitalized Leases and (d) other Debt of the Borrower and its Subsidiaries, if any, which is senior to other Debt in the priority of payment.

     "Senior Subordinated Debt" means the 9% Convertible Senior Subordinated Promissory Notes due December 31, 2004 issued by the Borrower payable to Norton Herrick, dated December 31, 1998 and any guaranties thereof permitted to be issued by Subsidiaries of the Company from time to time pursuant to Section 6.2(c)(iv), as the same may be amended, modified or supplemented from time to time consistent with the terms of this Agreement.

     "Senior Subordinated Debt Documents" means all documents entered into or delivered in connection with the Senior Subordinated Debt, including, without limitation, the Letter Agreement and the Escrow Agreement.

     "Senior Subordinated Security Agreement" means the Security Agreement dated on or about the date hereof between the Borrower, Classic Radio Holding Corp. and Classic Radio Acquisition Corp. on the one hand, and Norton Herrick as holder of the Senior Subordinated Debt.

     "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

     "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "Standby Letter of Credit" means any Letter of Credit other than a Trade Letter of Credit.

     "Subordinated Debt" means any Debt of the Borrower that is subordinated to the Obligations of the Borrower under the Loan Documents on, and that otherwise contains, terms and conditions satisfactory to the Administrative Agent and Required Lenders and shall include, without limitation, the Senior Subordinated Debt.

     "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits or distributions or general or limited partnership interests of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries. Unless otherwise specified herein, the term Subsidiary shall mean a Subsidiary of the Borrower.

     "Subsidiary Guaranty" has the meaning specified Section 3.1(a)(viii).

     "Surviving Debt" shall have the meaning specified in Section 4.19(b).

     "Swing Line Advance" means an advance made by (a) the Swing Line Bank pursuant to Section 2.1(e) or (b) any Revolving Credit Lender pursuant to
Section 2.2(b).

     "Swing Line Bank" has the meaning specified in the recital of parties to this Agreement.

     "Swing Line Borrowing" means a borrowing consisting of a Swing Line Advance made by the Swing Line Bank.

     "Swing Line Facility" has the meaning specified in Section 2.1(e).

     "Swing Line Note" means a promissory note of the Borrower payable to the order of the Swing Line Bank, in substantially the form of Exhibit I, evidencing the indebtedness of the Borrower to such Swing Line Bank resulting from the Swing Line Advances made by such Swing Line Bank.

     "Taxes" has the meaning specified in Section 2.12(a).

     "Term Advance" has the meaning specified in Section 2.1(a).

     "Term Borrowing" means a borrowing consisting of simultaneous Term Advances of the same Type made by the Term Lenders.

     "Term Commitment" means, with respect to any Term Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 11.7(d) as such Lender's "Term Commitment," as such amount may be reduced at or prior to such time pursuant to Section 2.5.

     "Term Facility" means, at any time, the aggregate amount of the Term Lenders' Term Commitments at such time.

     "Term Lender" means any Lender that has a Term Commitment.

     "Term Note" means a promissory note of the Borrower payable to the order of any Term Lender, in substantially the form of Exhibit C hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term Advance made by such Lender.

     "Termination   Date"  means  the  date  of  termination  in  whole  of  the
Commitments pursuant to Section 2.5 or Article 9.

     "Trade Letter of Credit" means any Letter of Credit that is issued for the benefit of a supplier of Inventory to the Borrower or any of its Subsidiaries to effect payment for such Inventory, the conditions to drawing under which include the presentation to the Issuing Bank of negotiable bills of lading, invoices and related documents sufficient, in the judgment of the Issuing Bank, to create a valid and perfected lien on or security interest in such Inventory, bills of lading, invoices and related documents in favor of the Issuing Bank.

     "Transaction" means the transactions contemplated by the Acquisition Documents and the Loan Documents.

     "Type" refers to the distinction between Advances bearing interest at the Prime Rate and Advances bearing interest at the Eurodollar Rate.

     "Unused Revolving Credit Commitment" means, with respect to any Revolving Credit Lender, at any time, (a) such Lender's Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time, plus (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time and (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank pursuant to Section 2.3(c) and outstanding at such time.

     "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

     "Welfare Plan" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.

     "Wholly-Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Equity Interests of which shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of that Person or a combination thereof.

     "Withdrawal Liabilities" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.2 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

     SECTION 1.3 Accounting Terms. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Financial statements and other information furnished to Lender pursuant to Article 7 shall be prepared in accordance with GAAP (as in effect at the time of such preparation) on a consistent basis, subject to the final sentence of this Section 1.3. In the event any "Accounting Changes" (as defined below) shall occur and such changes affect financial covenants, standards or terms in this Agreement (other than changes which have an immaterial effect on such financial covenants, standards or terms), then the Borrower and the Lenders agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of the Borrower shall be the same after such Accounting Changes as if such Accounting Changes had not been made, and until such time as such an amendment shall have been executed and delivered by the Borrower and the Lenders, (a) all financial covenants, standards and terms in this Agreement shall be calculated and/or construed as if such Accounting Changes had not been made, and (b) the Borrower shall prepare footnotes to each Compliance Certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes), and, in any event, the terms of the last sentence of this Section 1.3 shall supersede the provisions of this sentence to the extent of any inconsistency. "Accounting Changes" means:
(a) changes in accounting principles required by GAAP and implemented by Borrower; (b) changes in accounting principles recommended by Borrower's certified public accountants; (c) changes in carrying value of the Borrower's or any of its Subsidiaries' assets, liabilities or equity accounts resulting from adjustments that, in each case, were applicable to, but not included in, the

Pro Forma Financials; and (d) changes in accounting principles permitted by GAAP (other than with respect to any changes to the Borrower's method of accounting for New Member Acquisition Costs or advertising expenses as reflected in the financial statements of the Borrower and its Subsidiaries provided by the Borrower pursuant to Section 4.6) which in the reasonable opinion of the Borrower's management provide for more meaningful disclosure in light of the business conducted by the Borrower and its Subsidiaries and which changes are concurred with by Borrower's certified public accountants and which do not effect a material change. Notwithstanding any other provision in this Agreement, in any event, for all purposes of reporting and compliance under this Agreement, New Member Acquisition Costs and advertising expenses shall be treated as expensed and not amortized regardless of GAAP and notwithstanding treatment by Columbia House in any other manner, provided that, in complying with the reporting provisions of this Agreement, including applicable provisions of
Section 7 hereof, the Borrower shall be permitted to deliver its audited or publicly filed financial statements, in accordance with GAAP (which may require amortization of advertising expenses and New Member Acquisition Costs) so long as together therewith the Borrower shall have delivered to the Lenders a schedule reporting EBITDA and net income as if advertising and New Members Acquisition Costs were expensed as incurred .

     SECTION 1.4 Other Definitional Provisions. References to "Sections", "subsections", "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, words importing any gender include the other genders; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

                                    ARTICLE 2

                        AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT

     SECTION 2.1 The Advances.

     (a) The Term Advances. Each Term Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "Term Advance") to the Borrower on the Closing Date in an amount not to exceed such Lender's Term Commitment at such time. The Term Borrowing shall consist of Term Advances made simultaneously by the Term Lenders ratably according to their Term Commitments. Amounts borrowed under this Section 2.1(a) and repaid or prepaid may not be reborrowed.

     (b) [Intentionally left blank].

     (c) The Revolving Credit Advances. Each Revolving Credit Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "Revolving Credit Advance") to the Borrower from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date in an amount for each such Advance not to exceed such Lender's Unused Revolving Credit Commitment at such time; provided, however, that no Revolving Credit Lender shall have any obligation to make a Revolving Credit Advance under this Section 2.1(c) to the extent such Revolving Credit Advance would cause the aggregate amount of Revolving Credit Advances outstanding (after giving effect to any immediate application of the proceeds thereof) to exceed the Revolving Credit Facility; and provided, further, that during the respective periods described below no Revolving Advance, Swing Line Advance or Letter of Credit Advance shall be made or remain outstanding and no Letter of Credit shall be issued if, after giving effect thereto, the outstanding principal amount of all Revolving Credit Advances, SwingLine Advances, Letter of Credit Advances and Available Amounts when taken together with the then outstanding principal balance of all of the Term Advances, would exceed the respective amounts described below:


                                                        Maximum Aggregate
                Period                                     Outstanding
---------------------------------------     ------------------------------------
Day Following Closing Date through (and                $30,000,000
including) March 30, 1999

March 31, 1999 through (and including) the             $31,500,000
date of delivery of the June 30, 1999
quarterly  Compliance  Certificate

After delivery of the June 30, 1999                    Maximum Amount that would
quarterly Compliance Certificate                       not cause violation of
                                                       any of the covenants set
                                                       forth in Article 8.

Each Revolving Credit Borrowing shall be in an aggregate amount of $500,000 or an integral multiple of $100,000 (other than, in each case, a Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Swing Line Advances or outstanding Letter of Credit Advances) and shall consist of Revolving Credit Advances made simultaneously by the Revolving Credit Lenders ratably according to their Revolving Credit Commitments. Within the limits of each Revolving Credit Lender's Unused Revolving Credit Commitment in effect from time to time, the Borrower may borrow, repay and reborrow Revolving Credit Advances.

     (d) [Intentionally left blank].

     (e) The Swing Line Advances. The Borrower may request the Swing Line Bank to make, and the Swing Line Bank may, if in its discretion it elects to do so, make, on the terms and conditions hereinafter set forth, Swing Line Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date (i) in an aggregate amount not to exceed at any time outstanding $1,000,000 (the "Swing Line Facility") and (ii) in an amount for each such Swing Line Borrowing not to exceed the aggregate of the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be made as a Prime Rate Advance. Within the limits of the Swing Line Facility and within the limits referred to in clause (ii) above, so long as the Swing Line Bank, in its discretion, elects to make Swing Line Advances, the Borrower may borrow and reborrow under this Section 2.1(e) and may repay or prepay the Swing Line Advances at such times prior to the Termination Date, and in such integral multiples, as the Borrower may elect.

     (f) Letters of Credit. The Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue letters of credit for the account of the Borrower from time to time on any Business Day during the period from the Closing Date until sixty (60) days before the Revolving Credit Termination Date
(i) in an aggregate Available Amount for all Letters of Credit not to exceed at any time the Issuing Bank's Letter of Credit Commitment at such time and (ii) in an Available Amount for each such Letter of Credit not to exceed an amount equal to the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than (A) the earlier of sixty (60) days before the Revolving Credit Termination Date, (B) in the case of a Standby Letter of Credit, 365 days after the date of issuance thereof and (C) in the case of a Trade Letter of Credit, 180 days after the date of issuance thereof. The foregoing notwithstanding, any Standby Letter of Credit may, by its terms, be renewable annually upon notice (a "Notice of Renewal") given to the Issuing Bank and the Administrative Agent on or prior to any date for notice of renewal set forth in such Letter of Credit (but in any event at least five (5) Business Days prior to the date of the proposed renewal of such Standby Letter of Credit) and upon fulfillment of the applicable conditions set forth in Article 3 unless such Issuing Bank shall have notified the Borrower (with a copy to the Administrative Agent) on or prior to the date for notice of termination set forth in such Letter of Credit (but in any event at least thirty (30) Business Days prior to the date of automatic renewal) of its election not to renew such Standby Letter of Credit (a "Notice of Termination"); provided that the terms of each Standby Letter of Credit that is automatically renewable annually shall not permit the expiration date (after giving effect to any renewal) of such Standby Letter of Credit in any event to be extended to a date later than sixty (60) days before the Revolving Credit Termination Date. If either a Notice of Renewal is not given by the Borrower or a Notice of Termination is given by the Issuing Bank pursuant to the immediately preceding sentence, such Standby Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed; provided, however, that even in the absence of receipt of a Notice of Renewal, the Issuing Bank may, in its discretion unless instructed to the contrary by the Administrative Agent or the Borrower, deem that a Notice of Renewal had been timely delivered and, in such case, a Notice of Renewal shall be deemed to have been so delivered for all purposes under this Agreement. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.1(f), repay any Letter of Credit Advances resulting from drawings under Letters of Credit pursuant to
Section 2.3(c) and request the issuance of additional Letters of Credit under this Section 2.1(f).

     SECTION  2.2  Making the  Advances.  (a) Except as  otherwise  provided  in
Section 2.3 or, with respect to Swing Line Advances, in Section 2.2(b), each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York time) on the third Business Day prior to the date of the proposed Borrowing in the case of Eurodollar Rate Advances and on the first Business Day prior to the date of the proposed Borrowing in the case of Prime Rate Advances by the
Borrower to the Administrative Agent, which shall give to each appropriate Lender prompt notice thereof by telex or telecopier. Each such notice of a
Borrowing (a "Notice of Borrowing") may be by telephone, confirmed immediately in writing, or telex or telecopier in substantially the form of Exhibit D hereto, specifying therein the requested (i) date of such Borrowing, (ii) Facility under which such Borrowing is to be made, (iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each appropriate Lender shall, before 11:00 A.M. (New York time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other appropriate Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article 3, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account; provided, however, that in the case of any Revolving Credit Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Swing Line Advances and Letter of Credit Advances made by the Swing Line Bank, the Issuing Bank and by any other
Revolving Credit Lender and outstanding on the date of such Revolving Credit Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Swing Line Bank, the Issuing Bank and such other Revolving Credit Lenders for repayment of such Swing Line Advances and Letter of Credit Advances.

     (b) Each Swing Line Borrowing shall be made either (x) on notice, given not later than 11:00 A.M. (New York time) on the date of the proposed Swing Line Borrowing, by the Borrower to the Swing Line Bank and the Administrative Agent or (y) pursuant to other arrangements, including, by way of example and not of limitation, arrangements for daily repayments and borrowings on each Business Day, which are satisfactory in form and substance to the Swing Line Bank, the Administrative Agent and the Borrower. Each notice of a Swing Line Borrowing pursuant to clause (x) in the immediately preceding sentence (a "Notice of Swing Line Borrowing") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (i) date of such Borrowing, (ii) amount of such Borrowing and (iii) maturity of such Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing). If, in its discretion, it elects to make a requested Swing Line Advance, the Swing Line Bank will make the amount thereof available to the Administrative Agent at the Administrative Agent's Account, in same day funds. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article 3, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account. Upon written demand by the Swing Line Bank, with a copy of such demand to the Administrative Agent, each other Revolving Credit Lender shall purchase from the Swing Line Bank, and the Swing Line Bank shall sell and assign to each such other Revolving Credit Lender, such other Lender's Pro Rata Share of all outstanding Swing Line Advances as of the date of such demand, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of Swing Line Advances to be purchased by such Lender. The Borrower hereby agrees to each such sale and assignment. Each Revolving Credit Lender agrees to purchase its Pro Rata Share of outstanding Swing Line Advances on (i) the Business Day on which demand therefor is made by the Swing Line Bank; provided that notice of such demand is given not later than 3:00 P.M. (New York time) on such Business Day, or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Swing Line Bank to any other Revolving Credit Lender of a portion of a Swing Line Advance, the Swing Line Bank represents and warrants to such other Lender that the Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, the Loan Documents or any Loan Party. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Swing Line Advance available to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent, for the account of the Swing Line Bank, forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swing Line Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such amount for the account of the Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by the Swing Line Bank shall be reduced by such amount on such Business Day.

     (c) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances if the obligation of the appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.9 or Section 2.10, and (ii) the Eurodollar Rate Advances made on any date may not be outstanding as part of more than ten (10) separate Borrowings.

     (d) Each Notice of Borrowing and Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article 3, including, without limitation, any loss (including loss of anticipated profits as reasonably determined by such Lender), cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

     (e) Unless the Administrative Agent shall have received notice from an appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) or (b) of this Section 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section
2.7 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If any Lender so fails to make its ratable portion available to the Administrative Agent, the Administrative Agent shall use its best efforts to obtain such ratable portion from such Lender and, upon receipt of such amount, shall promptly forward it to Borrower, provided that the foregoing shall not be deemed to change the Administrative Agent's obligations hereunder, or to cause the several obligations of the Lenders to become joint obligations. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes.

     (f) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

     SECTION 2.3 Issuance of and Drawings and Reimbursement Under Letters of Credit.

     (a) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to the Issuing Bank, which shall give to the Administrative Agent and each Revolving Credit Lender prompt notice thereof by telex or telecopier. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (i) date of such issuance (which shall be a Business Day), (ii) Available Amount of such Letter of Credit, (iii) expiration date of such Letter of Credit, (iv) name and address of the beneficiary of such Letter of Credit and (v) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as the Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"). If the requested form of such Letter of Credit is reasonably acceptable to the Issuing Bank, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article 3, make such Letter of Credit available to the Borrower at its office referred to in Section
11.2 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any such Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

     (b) Letter of Credit Reports. The Issuing Bank shall furnish (i) to the Administrative Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued during the previous week and drawings during such week under all Letters of Credit, (ii) to the Administrative Agent, the Borrower and each Revolving Credit Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued during the preceding month and drawings during such month under all Letters of Credit and (iii) to the Administrative Agent, the Borrower and each Revolving Credit Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit.

     (c) Drawing and Reimbursement. The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Advance which shall be a Prime Rate Advance in the amount of such draft. Each of the Borrower, the Administrative Agent and each Revolving Credit Lender hereby acknowledges and agrees that Letter of Credit Advances may be made, or deemed made, by the Issuing Bank in respect of any Letter of Credit and to participate in all Letter of Credit Advances made hereunder as provided herein. Upon written demand by the Issuing Bank, with a copy of such demand to the Administrative Agent, each Revolving Credit Lender shall purchase from the Issuing Bank, and the Issuing Bank shall sell and assign to each such Revolving Credit Lender, such Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available (for the account of its Applicable Lending Office) to the Administrative Agent (for the account of the Issuing Bank), by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. Promptly after receipt thereof, the Administrative Agent shall transfer such funds to the Issuing Bank. The Borrower hereby agrees to each such sale and assignment. Each Revolving Credit Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the Issuing Bank; provided that notice of such demand is given not later than 11:00 A.M. (New York time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Issuing Bank to any other Revolving Credit Lender of a portion of a Letter of Credit Advance, the Issuing Bank represents and warrants to such other Lender that the Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of the Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Issuing Bank shall be reduced by such amount on such Business Day.

     (d) Failure to Make Letter of Credit Advances. The failure of any Lender to make any Letter of Credit Advance to be made by it on the date specified in
Section 2.3(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

     SECTION 2.4 Repayment of Advances.

     (a) Term Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Term Lenders the aggregate outstanding principal amount of the Term Advances on the following dates in the amounts indicated (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.6):

             Date                                            Amount
--------------------------------------------------------------------------------
Each of March 31, 1999, June 30, 1999,                      $250,000
September 30, 1999 and December 31, 1999

Each of March 31, 2000, June 30, 2000,                       750,000
September 30, 2000 and December 31, 2000

Each of March 31, 2001, June 30, 2001,                     1,250,000
September 30, 2001 and December 31, 2001

Each of March 31, 2002, June 30, 2002,                     1,750,000
September 30, 2002 and December 31, 2002

Each of March 31, 2003, June 30, 2003,                     2,250,000
September 30, 2003 and December 31, 2003
--------------------------------------------------------------------------------

provided, however, that the final principal installment shall be in an amount equal to the aggregate principal amount of the Term Advances outstanding on such date.

     (b) [Intentionally left blank.]

     (c) Revolving Credit Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Revolving Credit Lenders on the Revolving Credit Termination Date the aggregate principal amount of the Revolving Credit Advances then outstanding.

     (d) [Intentionally left blank.]

     (e) Swing Line Advances. The Borrower shall repay to the Administrative Agent for the account of the Swing Line Bank and each other Revolving Credit Lender that has made a Swing Line Advance the outstanding principal amount of each Swing Line Advance made by each of them on the earlier of the maturity date for such Swing Line Advance (which maturity date shall be no later than the seventh day after the date of such Swing Line Advance) and the Revolving Credit Termination Date.

     (f) Letter of Credit Advances. (i) The Borrower shall repay to the Administrative Agent for the account of the Issuing Bank and each other Revolving Credit Lender that has made a Letter of Credit Advance on the earlier of demand made by the Administrative Agent to the Borrower and the Revolving Credit Termination Date the outstanding principal amount of each Letter of Credit Advance made by each of them.

     (ii) The Obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

     (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating to any of the foregoing (all of the foregoing being, collectively, the "L/C Related Documents");

     (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

     (C) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

     (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, except where the Issuing Bank acts with gross negligence or willful misconduct in accepting an insufficient such statement or document; or

     (E) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from any Subsidiary Guaranty or any other guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents.

     SECTION 2.5 Termination or Reduction of the Commitments.

     (a) Optional. The Borrower may, upon at least three Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the unused portions of the Unused Revolving Credit Commitments; provided, however, that each partial reduction of a Facility (i) shall be in an aggregate amount of $250,000 or an integral multiple of $100,000 in excess thereof, and (ii) shall be made ratably among the appropriate Lenders in accordance with their Commitments with respect to such Facility.

     (b) Mandatory. (i) On the date of the Term Borrowing, after giving effect to such Term Borrowing, and from time to time thereafter upon each repayment or prepayment of the

Term Advances, the aggregate Term Commitments of the Term Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Term Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Term Advances then outstanding; provided, however, that the Term Commitments shall terminate, and all Advances made thereunder shall be repaid in full, no later than December 31, 2003.

     (ii) [Intentionally left blank].

     (iii) [Intentionally left blank].

     (iv) [Intentionally left blank].

     (v) [Intentionally left blank].

     (vi) In the event the Closing Date shall not have occurred by December 31, 1998, then all of the Commitments shall be automatically terminated and this Agreement shall be of no further force or effect.

     SECTION 2.6 Prepayments.

     (a) Optional. The Borrower may, without premium or penalty, upon at least one (1) Business Day's notice in the case of Prime Rate Advances and three (3) Business Days' notice in the case of Eurodollar Rate Advances, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, the Borrower shall, prepay the outstanding aggregate principal amount of the Advances, in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (i) each partial prepayment shall be in an aggregate principal amount of $500,000 or an integral multiple of $100,000 in excess thereof and (ii) no such prepayment of a Eurodollar Rate Advance shall be made other than on the last day of an Interest Period therefor without payment by the Borrower of the amounts provided for in
Section 11.4(c). Each prepayment made pursuant to this Section 2.6(a) shall, at the Borrower's option, be applied to either (i) repay the Facilities in the following manner: first, to prepay Letter of Credit Advances then outstanding until such Advances are paid in full; second, to prepay Swing Line Advances then outstanding until such Advances are paid in full; and third, to prepay Revolving Credit Advances then outstanding until such Revolving Credit Advances are paid in full; or (ii) be applied to repay the Facilities in the following manner: first, ratably to the Term Facility, and ratably to each unpaid installment of principal of the Term Facility until such installments are paid in full; second, to prepay Letter of Credit Advances then outstanding until such Advances are paid in full; third, to prepay Swing Line Advances then outstanding until such Advances are paid in full; fourth, to prepay Revolving Credit Advances then outstanding until such Revolving Credit Advances are paid in full; and fifth, deposited in the L/C Cash Collateral Account to cash collateralize 100% of the Available Amount of the Letters of Credit then outstanding. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C

Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or the Revolving Credit Lenders, as applicable.

     (b) Mandatory. (i) Within ninety (90) days following the end of each Fiscal Year in which the ratio of Consolidated Debt to EBITDA at the end of such Fiscal Year exceeds 4.25:1, the Borrower shall execute and deliver to the Administrative Agent a certificate of the Borrower's Chief Executive Officer or Chief Financial Officer demonstrating its calculation of Excess Cash Flow for such Fiscal Year along with a prepayment of the then outstanding Advances equal to seventy-five percent (75%) of the annual Excess Cash Flow; provided, however, that (A) if the ratio of Consolidated Debt to EBITDA, measured at the end of and for such Fiscal Year of the Borrower, for such Fiscal Year of the Borrower, is less than or equal to 4.25:1 but greater than 3.25:1, then the required prepayment of the then outstanding Advances shall be in the amount of fifty percent (50%) of the annual Excess Cash Flow for such Fiscal Year rather than seventy-five percent (75%) of such annual Excess Cash Flow; and (B) without limiting the preceding terms of this clause (i) in any event the Borrower shall deliver a prepayment of the then outstanding Advances equal to no less than 50% of the annual Excess Cash Flow payable in 2000 (in respect of the Fiscal Year ended in 1999) and also payable in 2001 (in respect of the Fiscal Year ended in
2000) even if the ratio of Consolidated Debt to EBITDA for the Fiscal Year then ended is less than 3.25:1.

     (ii) Upon receipt by any Loan Party or any of its Subsidiaries of Net Cash Proceeds from any Asset Disposition, the Borrower shall prepay the then outstanding Advances in an amount equal to one-hundred percent (100%) of such Net Cash Proceeds payable concurrently with consummation of such Asset Disposition; provided that no such prepayment need be made (1) unless the Net Proceeds from any single Asset Disposition or series of related Asset Dispositions exceed $100,000 (in which case a prepayment shall be made in the amount of the entire Asset Disposition) or (2) until the cumulative Net Proceeds from all Asset Dispositions by the Borrower in any particular fiscal year exceed $500,000 (in which case a prepayment shall be made in the amount of the Net Proceeds from the specific Asset Disposition (or portion thereof) causing the limit to be exceeded), except that the terms of this Section shall not be applicable with respect to Asset Dispositions, not exceeding $500,000 in any single fiscal year by the Borrower or any Subsidiary if the Net Proceeds therefrom are reinvested in fixed assets (for use in its business or, with respect to the Borrower, the business of the Subsidiaries) within 180 days of such Asset Disposition, provided that any such Net Proceeds not so reinvested shall be used to prepay the Advances on the 181st day.

     (iii) Within fifteen (15) days after receipt by any Loan Party or any of its Subsidiaries of Net Cash Proceeds from any Debt Issuance or Equity Issuance, the Borrower shall prepay the then outstanding Advances in an amount equal to
(A) one hundred percent (100%) of such Net Cash Proceeds, with respect to any Debt Issuance and (B) seventy-five (75%) of such Net Cash Proceeds, with respect to any Equity Issuance.

     (iv) Within fifteen (15) days after receipt of Net Cash Proceeds by any Loan Party or any of its Subsidiaries from any Extraordinary Receipt received by or paid to or for the account of any Loan Party or any of its Subsidiaries and not otherwise included in clause (i), (ii) or (iii) above, the Borrower shall prepay the then outstanding Advances in an amount equal to one hundred percent (100%) of such Net Cash Proceeds in excess of $500,000 in the aggregate.

     (v) Each prepayment made pursuant to clause (i), (ii), (iii) or (iv) shall be subject to the provisions of Section 11.4(c) and shall be applied to prepay the Facilities in the following manner: first, ratably to the Term Facility, and ratably to each unpaid installment of principal of the Term Facility until such installments are paid in full; second, to prepay Letter of Credit Advances then outstanding until such Advances are paid in full; third, to prepay Swing Line Advances then outstanding until such Advances are paid in full; fourth, to prepay Revolving Credit Advances then outstanding until such Revolving Credit Advances are paid in full; and fifth, deposited in the L/C Cash Collateral Account to cash collateralize 100% of the Available Amount of the Letters of Credit then outstanding. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or the Revolving Credit Lenders, as applicable. The amount remaining (if any) after the required prepayment of the Advances then outstanding and the 100% cash collateralization of the aggregate Available Amount of Letters of Credit then outstanding (the sum of such prepayment amounts, cash collateralization amounts and remaining amount being referred to herein as the "Reduction Amount") may be retained by the Borrower. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or the Revolving Credit Lenders, as applicable. Upon the termination of all of the Commitments and the indefeasible payment in full of all Obligations, including, without limitation, termination or expiration of all Letters of Credit and the indefeasible payment in full of all Obligations in respect of all Letters of Credit, then all amounts remaining on deposit in the L/C Cash Collateral Account shall be returned to the Borrower.

     (vi) The Borrower shall, within fifteen (15) days following the end of each month in each Fiscal Year, pay to the Administrative Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in such Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day.

     (vii) At any time that the aggregate amount of Revolving Credit Advances outstanding exceeds the Revolving Credit Facility, the Borrower shall immediately repay Revolving Credit Advances to the extent necessary to reduce the principal balance of Revolving Credit Borrowings to an amount equal to or less than the Revolving Credit Facility.

     (viii) The foregoing notwithstanding, the provisions of this Section 2.6(b) shall not be construed to permit any Equity Issuance, Debt Issuance or Asset Disposition otherwise prohibited under the terms of this Agreement.

     (c) Application of Prepayments to the Term Facility. Upon receipt of any amounts to be applied to the prepayment in respect of the Term Facility pursuant to this Section 2.6, the Administrative Agent shall apply such amounts to the prepayment of the Term Advances ratably.

     SECTION 2.7 Interest.

     (a) Scheduled Interest. The Borrower shall pay to the Administrative Agent, for the benefit of the Lenders, interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

     (i) Prime Rate Advances. During such periods as such Advance is a Prime Rate Advance, a rate per annum equal at all times to the sum of (x) the Prime Rate in effect from time to time plus (y) the Applicable Margin for such Advance in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, commencing March 31, 1999, during such periods and on the date such Prime Rate Advance shall be Converted or paid in full.

     (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (x) the Eurodollar Rate for such Interest Period for such Advance plus (y) the Applicable Margin for such Advance in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

     (b) Default Interest. Upon the occurrence and during the continuance of a Default, the Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due (whether at the stated maturity, by acceleration or otherwise), from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above, and, in all other cases, on Prime Rate Advances pursuant to clause (a)(i) above.

     (c) Notice of Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.2(a), the Administrative Agent shall give notice to the Borrower and each appropriate Lender of the applicable interest rate determined by the Administrative Agent.

     (d) Limitations on Interest. All agreements between and among the Borrower, any Guarantors, any other Loan Party and the Lenders and/or the Administrative Agent are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the Indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to any Lender for the use or the forbearance of the Indebtedness incurred hereunder exceed the maximum permissible under applicable law. As used herein the term "applicable law" shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement and the Notes issued hereunder shall be governed by such new law as of its effective date. In this regard it is expressly agreed that it is the intent of the Borrower, the Lenders and the Administrative Agent in execution, delivery and acceptance of this Agreement to contract in strict compliance with the laws of the State of New York from time to time in effect. If under any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time performance of such provision shall be due shall involve transcending the limits of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from any circumstance whatsoever the Administrative Agent or any Lender should ever receive as interest any amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced by the Notes issued hereunder and not to the payment of interest. This provision shall control every other provision of all agreements between and among the Borrower, any Guarantors, any other Loan Party, the Administrative Agent and the Lenders.

     SECTION 2.8 Fees.

     (a) Commitment Fees. The Borrower shall pay to the Administrative Agent, for the account of the Lenders, commitment fees, from the Closing Date in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender, until the Revolving Credit Termination Date payable in arrears quarterly on the last Business Day of each March, June, September and December, commencing March 31, 1999, and on the Revolving Credit Termination Date at a rate per annum equal to 0.50% per annum on the average daily Unused Revolving Credit Commitment of such Lender. For purposes of this clause (a), Swing Line Advances shall not constitute utilization of the Revolving Credit Commitments of the Revolving Credit Lenders.

     (b) [Intentionally left blank.]

     (c) Letter of Credit Fees. (i) The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender a commission, payable in arrears quarterly on the last Business Day of each March, June, September and December, commencing March 31, 1999 and on the earliest to occur of the full drawing, expiration, termination or cancellation of any such Letter of Credit and on the Revolving Credit Termination Date, on such Lender's Pro Rata Share of the average daily aggregate Available Amount during such quarter of all Letters of

Credit outstanding from time to time at the rate per annum equal to the Applicable Margin then in effect for Eurodollar Advances under the Revolving Credit Facility.

     (ii) In addition to the foregoing fees described in (i) above, the Borrower shall pay to the Issuing Bank, for its own account, (x) on the Available Amount of each Letter of Credit outstanding, a fronting fee, for the period from the date of issuance of such Letter of Credit to and including the termination thereof, computed at the rate of one quarter of one percent (1/4%) per annum, payable in arrears quarterly on the last Business Day of each March, June, September and December of each year and on the date of termination thereof and
(y) transfer fees and other customary fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrower and the Issuing Bank shall agree.

     (d)   Administrative   Agent's  Fees.   The  Borrower   shall  pay  to  the
Administrative Agent for its own account such fees as may from time to time be agreed between the Borrower and the Administrative Agent.

     SECTION 2.9 Conversion of Advances.

     (a) Optional. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.7 and 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Prime Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances unless the Borrower pays the amounts, if any, provided for in Section 11.4(c), any Conversion of Prime Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.1(c), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.2(c) and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the appropriate Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

     (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $500,000, such Advances shall automatically Convert into Prime Rate Advances.

     (ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.1, the Administrative Agent will forthwith so notify the Borrower and the appropriate Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Prime Rate Advance.

     (iii) Upon the occurrence and during the continuance of any Event of Default and the acceleration of the Notes, interest thereon and other amounts payable by the Borrower under this Agreement and the other Loan Documents pursuant to Article 9, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Prime Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

     SECTION 2.10 Increased Costs, Etc.

     (a) If, after the date hereof, due to (i) the introduction or effectiveness of, any change in, or any change in the interpretation of, reserve requirements included in the Eurodollar Rate Reserve Percentage, or any law or regulation, or
(ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate or Prime Rate Advances or of agreeing to issue or of issuing or maintaining Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances (excluding for purposes of this Section 2.10 any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.12 shall govern) and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall either (i) from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost or
(ii) repay in full the outstanding principal balance of such affected Advances, together with all interest accrued and unpaid thereon; provided, however, that a Lender Party claiming additional amounts under this Section 2.10(a) agrees to use best efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

     (b) If, after the date hereof, due to (i) the introduction or effectiveness of, any change in, or any change in the interpretation of, any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the amount of capital required or reasonably expected to be maintained by any Lender Party or any corporation controlling such Lender Party as a result of or based upon the existence of such Lender Party's commitment to lend or to issue Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time as reasonably specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue Letters of Credit hereunder or to the issuance or maintenance of any Letters of Credit. A certificate as to such amounts submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

     (c) If, with respect to any Eurodollar Rate Advances under any Facility, Lenders owed greater than 50% of the then aggregate unpaid principal amount thereof notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the appropriate Lenders, whereupon (i) each such Eurodollar Rate Advance under any Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Prime Rate Advance and (ii) the obligation of the appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist, which it shall do promptly in such event.

     (d)  Notwithstanding  any  other  provision  of  this  Agreement,   if  the
introduction or effectiveness of, any change in, or any change in the interpretation of, any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent (and if such demand is being made by the Lender to all similarly situated customers of such Lender as a result of such events), (i) each Eurodollar Rate Advance under each Facility under which such Lender has a Commitment will automatically, upon such demand, Convert into a Prime Rate Advance and (ii) the obligation of the appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist, which it shall do promptly in such event; provided, however, that before making any such demand, such Lender agrees to use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to find or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

     SECTION 2.11 Payments and Computations.

     (a) The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.15), not later than 11:00 A.M. (New York time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative
Agent's Account in same day funds. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 11.7(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

     (b) If the Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each Lender Party ratably in accordance with such Lender Party's proportionate share of the principal amount of all outstanding Advances and the Available Amount of all Letters of Credit then outstanding in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender Party, and for application to such principal installments, as the Administrative Agent shall direct.

     (c) The Borrower hereby authorizes each Lender Party, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender Party any amount so due.

     (d) All computations of interest, fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable; provided, however, that interest on Prime Rate Loans shall be computed on the basis of a year of 365 days. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

     (e) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

     (f) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

     SECTION 2.12 Taxes.

     (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and the Administrative Agent, net income taxes that are imposed by the United States and net income taxes (or franchise taxes imposed in lieu thereof) that are imposed on such Lender Party or the
Administrative Agent by the state or foreign jurisdiction under the laws of which such Lender Party or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender Party, net income taxes (or franchise taxes imposed in lieu thereof) that are imposed on such Lender Party by the state or foreign jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender Party or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, the Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

     (c) The Borrower shall indemnify each Lender Party and the Administrative Agent for the full amount of Taxes and Other Taxes, and for the full amount of taxes imposed by any jurisdiction on amounts payable under this Section 2.12, imposed on or paid by such Lender Party or the Administrative Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, except with respect to any Lender Party or the Administrative Agent, as the case may be, for such a liability arising from such Lender Party's or the Administrative Agent's, as the case may be, willful misconduct or gross negligence. This indemnification shall be made within thirty (30) days from the date on which such Lender Party or the Administrative Agent, as the case may be, makes written demand specifying in reasonable detail the basis therefor.

     (d) Within thirty (30) days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 11.2, the original receipt of payment thereof or a certified copy of such receipt. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the
Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

     (e) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender or Initial Issuing Bank, as the case may be, and on the date of the Assignment and Acceptance pursuant to which it became a Lender Party in the case of each other Lender Party, and from time to time thereafter as requested in writing by the Borrower or the Administrative Agent (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Administrative Agent and the Borrower with two (2) original Internal Revenue Service forms 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicates or such Lender Party is later subject to a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this

Agreement,  the Lender Party assignor was entitled to payments under  subsection
(a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Lender Party reasonably considers to be confidential, the Lender Party shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

     (f) For any period with respect to which a Lender Party has failed to provide the Borrower with the appropriate form described in subsection (e) (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e)), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

     (g) Any Lender Party claiming any additional amounts payable pursuant to this Section 2.12 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party.

     SECTION 2.13 Sharing of Payments, Etc. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) (i) on account of Obligations due and payable to such Lender Party hereunder or under the Notes at such time in excess of its ratable share (according to the proportion of (x) the amount of such Obligations due and payable to such Lender Party at such time to (y) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder or under the Notes at such time obtained by all the Lender Parties at such time or (ii) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (x) the amount of such Obligations owing to such Lender Party at such time to (y) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such participations in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and each such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (x) the purchase price paid to such Lender Party to (y) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (x) the amount of such other Lender Party's required repayment to
(y) the total amount of such required repayments to the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered.

The Borrower agrees that any Lender Party so purchasing a participation from another Lender Party pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such participation.

     SECTION 2.14 Use of Proceeds. The proceeds of the Advances and issuances of Letters of Credit shall be available, and the Borrower shall use such proceeds and Letters of Credit solely (a) to finance in part the Acquisitions, (b) to pay fees and expenses incurred in connection with the Acquisitions, (c) to repay existing indebtedness of the Borrower; and (d) to finance working capital and capital expenditures of the Borrower.

     SECTION 2.15  Defaulting  Lenders.  (a) In the event that, at any one time,
(i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower and (iii) the Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, the Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section
2.1. Such Advance shall be a Prime Rate Advance and shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.1, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). The Borrower shall notify the Administrative Agent at any time the Borrower exercises its right of set-off pursuant to this subsection
(a) and shall set forth in such notice (i) the name of the Defaulting Lender and the Defaulted Advance required to be made by such


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



Defaulting Lender and (ii) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender which is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this subsection
(a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.15.

     (b) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to the Administrative Agent or any of the other Lender Parties and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents, payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Lender Parties, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent and such other Lender Parties and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent and the other Lender Parties, in the following order of priority:

     (i) first, to the Administrative Agent for any Defaulted Amount then owing to the Administrative Agent; and

     (ii) second, to the Lender Parties for any Defaulted Amounts then owing to such Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such Lender Parties.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.15.

     (c) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Borrower, the Administrative Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such other Lender Party shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an account with Fleet, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be Fleet's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such
Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender Party, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

     (i) first, to the Administrative Agent for any amount then due and payable by such Defaulting Lender to the Administrative Agent hereunder;

     (ii) second, to the Lender Parties for any amount then due and payable by such Defaulting Lender to such Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such Lender Parties; and

     (iii) third, to the Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender Party shall be distributed by the Administrative Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents in such manner as the Administrative Agent shall reasonably direct.

     (d) The rights and remedies against a Defaulting  Lender under this Section
2.15 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that the Administrative Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.

                                    ARTICLE 3

                              CONDITIONS OF LENDING


     SECTION 3.1 Conditions Precedent to Initial Extension of Credit. The obligation of each Lender to make an Advance or of the Issuing Bank to issue a Letter of Credit on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of each of the following conditions precedent before or concurrently with the Initial Extension of Credit:

     (a) The Administrative Agent shall have received on or before the day of the Initial Extension of Credit the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent and the Lenders, and in sufficient copies (except for the Notes), for each Lender Party:

     (i) The Notes payable to the order of the Lenders duly executed by the Borrower.

     (ii) A security agreement in substantially the form of Exhibit E granting to the Administrative Agent, for the ratable benefit of the Lenders, a security interest in all of the Collateral of the Borrower and each Guarantor (together with each other security agreement deliv ered pursuant to Section 5.13, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms, each a "Security Agreement"), duly executed by the Borrower and each Guarantor, together with:

     (A) proper, duly executed financing statements under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority Liens and security interests created under the Security Agreement, covering the Collateral described in the Security Agreement which are able to be perfected by filing;

     (B) completed requests for information, dated on or before the date of the Initial Extension of Credit, listing all effective financing statements filed that name the Borrower or any other Loan Party as debtor, together with copies of such financing statements;

     (C) evidence of the completion of all other recordings and filings of or with respect to the Security Agreement that the Administrative Agent may deem necessary or desirable in order to perfect and protect the Liens created thereby;

     (D) evidence of the insurance required by the terms of the Security Agreement;



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



     (E) copies of the Assigned Agreements, if any, referred to in the Security Agreement, together with a consent (to the extent required by the Administrative Agent) to such assignments, if any, in substantially the form of Exhibit C to the Security Agreement, duly executed by each party to such Assigned Agreements other than the Borrower;

     (F) certificates representing the Pledged Shares referred to in the Security Agreement, accompanied by undated stock powers executed in blank and irrevocable proxies;

     (G) a duly executed note assignment agreement in form and substance satisfactory to the Administrative Agent (as amended, modified and supplemented from time to time, the "Note Assignment Agreement") covering (and together with) all intercompany notes made by the Borrower's Subsidiaries payable to the Borrower and duly endorsed to the Administrative Agent;

     (H) in the case of the Borrower's Foreign Subsidiaries, all action necessary to allow the Administrative Agent to obtain a valid and enforceable, first priority, perfected security interest in 65% of the stock of each Foreign Subsidiary and a memorandum to the Administrative Agent from appropriate foreign counsel confirming that the Administrative Agent, on behalf of the Secured Parties, has obtained a valid and enforceable first priority perfected security interest in the relevant Pledged Stock or outlining the steps necessary to obtain a perfected security interest in the relevant Pledged Stock; and

     (I) evidence that all other action that the Administrative Agent may deem necessary or desirable in order to perfect the first priority liens and security interests created under the Security Agreement has been taken.

     (iii) If required by the Administrative Agent a collateral assignment of lease assigning to the Administrative Agent, for the ratable benefit of the Lenders, the Borrower's interest in the lease of certain of its facilities, duly executed by the Borrower, together with a recognition agreement duly executed by the property owner pursuant to which the property owner shall (A) consent to such collateral assignment, (B) acknowledge the interest of the Administrative Agent, for the ratable benefit of the Secured Parties and (C) permit the Administrative Agent or its assignee to become the successor in interest to the Borrower under the lease.

     (iv) If required by the Administrative Agent: (A) fully executed counterparts of Mortgages duly executed by the applicable Loan Party, together with evidence that counterparts of the Mortgages have been delivered to a title insurance company (reasonably acceptable to the Lenders) insuring the Lien of the Mortgages for recording in all places to the extent necessary or desirable, in the reasonable judgment of the Lenders, to create a valid and enforceable first priority lien on each Mortgaged Property listed on Schedule 4.21 (subject only


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



to Permitted Real Property Encumbrances) in favor of Administrative Agent (or a trustee acting on behalf of Administrative Agent required or desired under local law) for the benefit of the Secured Parties;

     (B) Mortgagee title insurance policies (or binding commitments to issue such title insurance policies) which shall (1) be issued to Administrative Agent for the benefit of the Secured Parties by title insurance companies reasonably satisfactory to the Administrative Agent (the "Mortgage Policies") in amounts reasonably satisfactory to the Administrative Agent insuring that the Mortgages are valid and enforceable first priority mortgage liens on the respective Mortgaged Properties, free and clear of all defects, encumbrances and other Liens except Permitted Real Property Encumbrances, (2) be in form and substance satisfactory to the Administrative Agent in its sole discretion, (3) include, as appropriate, an endorsement for future advances under this Agreement, the Notes and the Mortgages and such other endorsements that the Administrative Agent in its discretion may reasonably request, (4) not include an exception for mechanics' liens, and (5) provide for affirmative insurance and such reinsurance (including direct access agreements) as the Administrative Agent in its discretion may reasonably request; and

     (C) Surveys, in form and substance satisfactory to the Administrative Agent, of each Mortgaged Property listed on Schedule 4.21, dated a recent date reasonably acceptable to the Administrative Agent, certified by a licensed professional surveyor in a manner satisfactory to the Administrative Agent for the benefit of the Lenders.

     (v) An intellectual property security agreement in substantially the form of Exhibit G hereto granting to the Administrative Agent for the ratable benefit of the Lenders security interest in all of the Borrower's and each Guarantor's intellectual property (together with each other intellectual property security agreement delivered pursuant to Section 5.13, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms, each an "Intellectual Property Security Agreement"), duly executed by the Borrower and each Guarantor, together with evidence that all action that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority Liens and security interests created under the Intellectual Property Security Agreement has been taken.

     (vi) All accrued fees and expenses of the Administrative Agent (including the reasonable fees and expenses of counsel for the Agent).

     (vii) [Intentionally left blank.]

     (viii) A guaranty in substantially the form of Exhibit H hereto (as hereafter amended, supplemented or otherwise modified from time to time in accordance with its terms, whether one or more, the "Subsidiary Guaranty"), duly executed by each Domestic Subsidiary of the Borrower.



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



     (ix) Certified copies of resolutions of the Board of Directors of each Loan Party approving the Acquisitions, this Agreement, the Notes, and each other Loan Document and Acquisition Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the Acquisitions, this Agreement, the Notes, and each other Loan Document and Acquisition Document.

     (x) A copy of the charter of each Loan Party and each amendment thereto, certified (as of a date reasonably near the date of the Initial Extension of Credit) by the Secretary of State of the jurisdiction of its incorporation as being a true and correct copy thereof.

     (xi) A copy of a certificate of the Secretary of State of the jurisdiction of its incorporation, dated within five (5) Business Days of the date of the Initial Extension of Credit, listing the charter of each Loan Party and each amendment thereto on file in its office and certifying that (A) such amendments are the only amendments to such Loan Party's charter on file in its office, (B) to the extent obtainable, that such Loan Party has paid all franchise taxes to the date of such certificate and (C) such Loan Party is duly incorporated and in good standing or existing, as the case may be, under the laws of the State of the jurisdiction of its incorporation.

     (xii) A copy of a certificate of the Secretary of State of each State listed on Schedule 4.2, dated reasonably near the date of the Initial Extension of Credit, stating that each Loan Party is duly qualified and in good standing as a foreign corporation in such State and has filed all annual reports required to be filed to the date of such certificate.

     (xiii) A certificate of each Loan Party signed on behalf of such Loan Party by a Responsible Officer and the Secretary or an Assistant Secretary of such Loan Party, dated the date of the Initial Extension of Credit (the statements made in such certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to (A) the absence of any amendments to the charter of such Loan Party since the date of the Secretary of State's certificate referred to in Section 3.1(a)(xi), (B) a true and correct copy of the bylaws of such Loan Party as in effect on the date of the Initial Extension of Credit, (C) the due incorporation and good standing of such Loan Party as a corporation organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of such Loan Party, (D) the truth of the representations and warranties contained in the Information Memorandum, any Pre-Commitment Information, the Loan Documents and the Acquisition Documents as though made on and as of the date of the Initial Extension of Credit except for such representations and warranties that expressly relate to an earlier date and except for changes in the ordinary course of business none of which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect and (E) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default or an Event of Default.

     (xiv) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign this


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



Agreement, the Notes, each other Loan Document to which they are or are to be parties and the other documents to be delivered hereunder and thereunder.

     (xv) Such financial, business and other information regarding each Loan Party, each Acquisition Target and each such Person's Subsidiaries as any of the Lenders shall have reasonably requested, including, without limitation,

     (A)  information  as  to  possible  contingent  liabilities,  tax  matters,
Environmental Actions, Environmental Permits, obligations under Plans, Multiemployer Plans and Welfare Plans, collective bargaining agreements and other arrangements with employees; and

     (B) annual financial statements dated December 31, 1997, with respect to each of (1) the Borrower, (2) Columbia House and (3) Radio Spirits, and dated January 31, 1998, with respect to Premier which are audited (except to the extent otherwise described in Section 4.6), interim financial statements dated the end of the most recent fiscal quarter for which financial statements are available (or, in the event the Initial Lenders' due diligence review reveals material changes since such financial statements, as of a later date within thirty (30) days of the day of the Initial Extension of Credit), pro forma financial statements as to each of the Loan Parties and each Acquisition Target and forecasts prepared by management of the Borrower, all in form and substance reasonably satisfactory to the Lenders, which pro forma financial statements and forecasts have heretofore been delivered to the Administrative Agent by Borrower.

     (xvi) A Notice of Borrowing with respect to each Facility pursuant to which the Borrower shall request an Initial Extension of Credit in an aggregate amount of not more than $27,000,000.

     (b) The Initial Lenders shall be satisfied with the corporate and legal structure and capitalization of each Loan Party and each of its Subsidiaries after the Acquisitions, including, without limitation, the terms and conditions of the charter, by-laws and each class of capital stock of each Loan Party and each such Subsidiary and of each agreement or instrument relating to such structure or capitalization.

     (c) The Initial Lenders shall be satisfied that all Existing Debt, other than the Surviving Debt, has been (or, upon consummation of the Acquisitions will be) prepaid, redeemed or defeased in full or otherwise satisfied and extinguished and that all Surviving Debt shall be on terms and conditions satisfactory to the Initial Lenders.

     (d) There shall have occurred no change in the business, condition (financial or otherwise), results of operations, performance or properties of the Borrower and its Subsidiaries, taken as a whole, since September 30, 1998 that could reasonably be expected to result in a Material Adverse Effect, and there shall have occurred no change in the business, condition (financial or otherwise), results of operations, performance on properties of any Acquisition


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



Target and its Subsidiaries, taken as a whole, since September 30, 1998, that could reasonably be expected to result in a Material Adverse Effect.

     (e) Other than the Disclosed Litigation, there shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental or regulatory agency or authority that could reasonably be expected to have a Material Adverse Effect, and there shall have been no Material Adverse Effect in the status, or financial effect on the Borrower or its Subsidiaries as a whole, of the Disclosed Litigation from that described on Schedule 4.9.

     (f) All governmental and third party consents and approvals necessary in connection with each aspect of the Acquisitions and the Facilities shall have been obtained (without the imposition of any conditions that are not acceptable to the Initial Lenders) and shall remain in effect; all applicable waiting periods shall have expired without any adverse action being taken by any competent authority; and no law or regulation shall be applicable in the judgment of the Initial Lenders that restrains, prevents or imposes materially adverse conditions upon any aspect of the Acquisitions or the Facilities.

     (g) The Initial Lenders shall have completed a due diligence investigation (including, without limitation, a review of all customer and supplier contracts) of the Borrower, the other Loan parties and their respective Subsidiaries in scope, and with results, satisfactory to the Initial Lenders; the Borrower and each of the Guarantors shall have given the Administrative Agent such access to their respective books and records as the Administrative Agent may have requested (including access so as to permit the Administrative Agent to conduct a field audit, the results of which shall be satisfactory to the Administrative Agent) in order to carry out its investigations, appraisals and analyses, and the Administrative Agent shall have received all additional financial, business and other information regarding the Borrower and its Subsidiaries and properties as they shall have requested (including the report of J.H. Cohn LLP).

All of the information, taken as a whole, provided by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent and the Initial Lenders prior to their commitment in respect of the Facilities (the "Pre-Commitment Information") shall be true and correct in all material respects, and no development or change shall have occurred, and no additional information shall have come to the attention of the Administrative Agent or the Initial Lenders, that (i) has resulted in or could reasonably be expected to result in a material change in, or material deviation from, the Pre-Commitment Information, taken as a whole, or (ii) has had or could reasonably be expected to have a Material Adverse Effect. The Administrative Agent shall be reasonably satisfied with the results, taken as a whole, of interviews conducted and other investigations made with respect to the Borrower's relationships with its customers.

     (h) The Borrower and each Guarantor shall have delivered a certificate, in form and substance reasonably satisfactory to the Administrative Agent, attesting to the Solvency of the Borrower or Guarantor, as applicable, immediately before and immediately after giving effect to the Transaction, from its respective Chief Financial Officer.


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



     (i) The Borrower shall have demonstrated to the Administrative Agent's reasonable satisfaction that: (i) the operations of the Borrower and its Subsidiaries comply in all material respects with applicable Environmental Laws and health and safety statutes and regulations, including, without limitation, regulations promulgated under the Federal Resource Conservation and Recovery Act; (ii) such operations are not the subject of any federal, state or local investigation evaluating the need for remedial action involving an expenditure to respond to such Environmental Actions; and (iii) neither the Borrower nor any Guarantor has or could reasonably be expected to have any material contingent liability in connection with any Environmental Action.

     (j) The Administrative Agent shall be reasonably satisfied that (i) the Borrower and its Subsidiaries will be able to meet in all material respects their respective obligations under all employee and retiree welfare plans, (ii) the employee benefit plans of the Borrower and its Subsidiaries are, in all material respects, funded in accordance with the minimum statutory requirements,
(iii) no material "reportable event" (as defined in ERISA, but excluding events for which reporting has been waived) has occurred as to any such employee benefit plan and (iv) no termination of, or withdrawal from, any such employee benefit plan has occurred or is contemplated that could reasonably be expected to result in a material liability. The Borrower shall have delivered to the Administrative Agent certified copies of each employment agreement and other compensation arrangement with each executive officer of each Loan Party.

     (k) The Administrative Agent shall be reasonably satisfied with the amount, types and terms and conditions of all insurance maintained by or, after giving effect to the Acquisitions, to be maintained by the Borrower and its Subsidiaries, and the Administrative Agent shall have received endorsements naming the Administrative Agent, on behalf of the Lenders, as loss payee or an additional insured, as applicable, under all insurance policies to be maintained with respect to the properties of the Borrower and its Subsidiaries forming any part of the Lenders' Collateral under the Security Agreement and the other Loan Documents and Collateral Documents.

     (l) The Administrative Agent shall have received satisfactory opinions of counsel for the Borrower and the Guarantors and local and special counsel to the extent reasonably requested by the Administrative Agent, as to the Transaction.

     (m) There shall exist no Default or Event of Default under any of the Loan Documents, and all legal matters incident to the Initial Extension of Credit shall be reasonably satisfactory to counsel for the Administrative Agent.

     (n) All accrued reasonable fees and expenses of the Administrative Agent and the Initial Lenders (including the fees and expenses of counsel for the Administrative Agent and local counsel for the Administrative Agent) shall have been paid.

     (o) Each of the Acquisitions shall have been consummated (prior to or concurrently with the Initial Extension of Credit) (and the rights of the Borrower to consummate the CH Acquisition shall have been assigned to CH Subsidiary) pursuant to the terms and conditions of


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



the Acquisition Agreement therefor (and none of the material terms or conditions of any Acquisition Agreement shall have been waived or modified except with the consent of the Administrative Agent and the Required Lenders) and in compliance with all applicable laws and with all necessary consents and approvals. The final terms and conditions of the Acquisition Documents and the resulting corporate structure of the Borrower and its Subsidiaries following the
Acquisitions shall be reasonably satisfactory in all respects to the Administrative Agent and the Lenders, and the Administrative Agent shall have received certified copies of each of the Acquisition Documents, each of which shall be satisfactory to the Lenders and in full force and effect; and shall have had such discussions with such members of management of the Acquisition Targets as the Administrative Agent shall have requested.

     (p) The Administrative Agent shall be satisfied that there are no state takeover laws and no supermajority charter provisions applicable to any Acquisition, or that any conditions to avoiding such restrictions have been satisfied.

     (q) The Administrative Agent shall have received all Senior Subordinated Debt Documents (including without limitation the Letter Agreement and the Escrow Agreement), certified as true and correct by a Responsible Officer of the Borrower, all of which Senior Subordinated Debt Documents shall be satisfactory to the Administrative Agent, together with a certification that at least $15,000,000 in cash shall have been received by the Borrower from the issuance of the Senior Subordinated Debt on or before the Closing Date and that 100% of said proceeds were utilized for the purpose of affecting the Acquisitions.

     (r) All Advances made under this Agreement shall be in full compliance with all applicable requirements of law, including, without limitation, Federal Reserve Regulations T, U, and X.

     (s) The Administrative Agent shall have received a duly executed and delivered counterparts of landlord waivers from all landlords and leasehold mortgage holders and bailee letters from all warehousemen and bailees with respect to any Inventory located at a location that is not owned by the Borrower, as deemed necessary or desirable in the Administrative Agent's sole discretion, to preserve or otherwise in respect of the Administrative Agent's rights in Collateral. The Administrative Agent shall also have received such bank consent agreements, third party consents, intercreditor agreements or other agreements, as deemed necessary or desirable in the Administrative Agent's sole discretion, to preserve or otherwise in respect of the Administrative Agent's rights in the Collateral.

     (t) The Administrative Agent shall have received such other approvals, opinions or documents as any Lender through the Administrative Agent may reasonably request, and all legal matters incident to such Borrowing shall be satisfactory to counsel for the Administrative Agent.

     SECTION 3.2 Conditions Precedent to Each Borrowing and Issuance. The obligation of each appropriate Lender to make an Advance (other than a Letter of Credit Advance made by the Issuing Bank or a Revolving Credit Lender pursuant to
Section 2.3(c) and a Swing Line


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



Advance made by a Revolving Credit Lender pursuant to Section 2.2(b)), and the obligation of the Issuing Bank to issue a Letter of Credit (including the initial issuance thereof) or renew a Letter of Credit and the right of the Borrower to request the issuance or renewal of a Letter of Credit, shall each be subject to the further conditions precedent that on the date of each such Borrowing or issuance or renewal:

     (a) Each of the conditions precedent listed in Section 3.1 shall have been satisfied or waived in accordance with this Agreement.

     (b) The following statements shall be true and the Administrative Agent shall have received a certificate signed by a duly authorized Responsible Officer of the Borrower, dated the date of such Borrowing or issuance or renewal, stating that (and each of the giving of the applicable Notice of Borrowing, Notice of Swing Line Borrowing, or Notice of Issuance or Notice of Renewal and the acceptance by the Borrower of the proceeds of a Borrowing or of a Letter of Credit or the renewal of a Letter of Credit shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing or issuance or renewal such statements are true):

     (i) the representations and warranties contained in each Loan Document are correct on and as of such date, before and after giving effect to such Borrowing or issuance or renewal and to the application of the proceeds therefrom, as though made on and as of such date (except for such representations and warranties that expressly relate to an earlier date and except for changes in the ordinary course of business which are not prohibited hereunder and none of which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect); and

     (ii) no event has occurred and is continuing, or would result from such Borrowing or issuance or renewal or from the application of the proceeds therefrom, that consti tutes a Default or an Event of Default.

     (c) The Administrative Agent shall have received such other approvals, opinions or documents as any appropriate Lender through the Administrative Agent may reasonably request, and all legal matters incident to such Borrowing or issuance of such Letter of Credit shall be satisfactory to counsel for the Administrative Agent.

     SECTION 3.3 Determinations Under Section 3.1. For purposes of determining compliance with the conditions specified in Section 3.1, each Initial Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Initial Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received written notice from such Initial Lender prior to the Initial Extension of Credit specifying its objection thereto and, if the Initial Extension of Credit consists of a Borrowing, such Initial Lender shall not have made available to the Administrative Agent such Initial Lender's ratable portion of such Borrowing.


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



                                    ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER


     The Borrower represents and warrants as follows:

     SECTION 4.1 Organization. Each Loan Party (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not reasonably be expected to have a Material Adverse Effect and (c) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

     SECTION 4.2 Subsidiaries. Set forth on Schedule 4.2 hereto is a complete and accurate list of the Borrower and all Subsidiaries of each Loan Party, showing as of the date hereof (and updated on a quarterly basis to reflect changes permitted under this Agreement) (i) the jurisdiction of its incorporation or formation, (ii) the jurisdictions in which such Loan Party is duly qualified and in good standing as a foreign corporation or Person, (iii) the number of shares of each class of capital stock or other equity interests authorized, and the number outstanding, and as to each of them that is a legal entity other than a corporation (but not a natural person), and the record owners (other than shares of the Borrower publicly held other than by Affiliates) of such equity interests, in each case after giving effect to the Acquisitions and any Permitted Acquisitions and the percentage of the outstanding shares or other interests of each such class owned (directly or indirectly) by such Loan Party and the number of shares or other interests covered by all outstanding options, warrants, rights of conversion or purchase and similar rights after giving effect to the Acquisitions and any Permitted Acquisition. All of the outstanding capital stock or other interests of all of the Borrower and each of such Subsidiaries has been validly issued, is fully paid and non-assessable and is owned by such Loan Party (except for the publicly owned stock of the Borrower) or one or more of its Subsidiaries free and clear of all Liens, except those created under the Collateral Documents.

     SECTION 4.3 Corporate Power, Authorization. The execution, delivery and performance by each Loan Party of this Agreement, the Notes, each other Loan Document and each Acquisition Document to which it is or is to be a party, and the consummation of the Transaction, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not
(a) contravene such Loan Party's charter or bylaws, (b) violate any law (including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule, regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System),


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order, writ, judgment,  injunction, decree, determination or award, (c) conflict with or result in the breach of, or constitute a default under, any material contract, loan agreement, indenture, mortgage, deed of trust, lease or other material instrument or agreement binding on or affecting any Loan Party, any of its Subsidiaries or any of their respective properties where the conflict, breach or default relates to an instrument, agreement or other document involving assets, revenues or liabilities in excess of $250,000 individually or $500,000 in the aggregate or otherwise could reasonably be expected to have a Material Adverse Effect, or (d) except for the Liens created under the Collateral Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument or agreement, the violation or breach of which could reasonably be expected to have a Material Adverse Effect.

     SECTION 4.4 Governmental Authorizations, Approvals. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is or was required for (a) the due execution, delivery, recordation, filing or performance by any Loan Party of this Agreement, the Notes, any other Loan Document or any Acquisition Document to which it is or is to be a party, or for the consummation of the Transaction, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created by the Collateral Documents (including the first priority nature thereof) which Liens are able to be perfected by filings or the taking of possession with respect to the Collateral or such other actions as may be required by the Administrative Agent and agreed upon by the Borrower or (d) the exercise by the Administrative Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 4.4, all of which have been duly obtained, taken, given or made and are in full force and effect, except for such actions regarding the perfection of certain items of Collateral not required to be taken by the Administrative Agent or except where the failure to receive any authorizations, approvals, actions, notices or filings under instruments, agreements or other documents relates to an instrument, agreement or other document involving assets, revenues or liabilities in excess of $250,000 individually, or $500,000 in the aggregate or otherwise would not be reasonably likely to have a Material Adverse Effect. All applicable waiting periods in connection with the Transaction have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

     SECTION 4.5 Due Execution, Validity, Enforceability. This Agreement and each Acquisition Document has been, and each of the Notes and each other Loan Document has been or when delivered hereunder will have been, duly executed and delivered by each Loan Party thereto. This Agreement and each Acquisition Document is, and each of the Notes and each other Loan Document has been or when delivered hereunder will be, the legal, valid and binding


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obligation of each Loan Party  thereto,  enforceable  against such Loan Party in accordance with its terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, except that such laws shall not materially interfere with the practical realization of the benefits of the Security Documents or the security interests or Liens created thereby except for (i) possible delay, (ii) situations which may arise under Chapter 11 of the Bankruptcy Code, and (iii) equitable orders of the Bankruptcy Court, and (b) to the extent that such enforceability is subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     SECTION 4.6 Financial Statements. The Borrower has delivered or at Closing will deliver to the Administrative Agent (i) the balance sheets of the Borrower as at December 31, 1997, and the related statements of income and cash flows for the fiscal year then ended, accompanied by an opinion of KPMG Peat Marwick LLP with respect to such financial statements, (ii) the balance sheet of Columbia House as at December 31, 1997, and the related statements of income and cash flows for the fiscal year then ended, accompanied by an opinion of Price Waterhouse Coopers LLP, (iii) the balance sheet of Radio Spirits as at December 31, 1997, and the related statements of income and cash flows for the fiscal year then ended, accompanied by an opinion of BD&A, and (iv) the balance sheet of Premier as at January 31, 1998, and the related statements of income and cash flows for the fiscal year then ended, accompanied by a report of Edward A. Mach, CPA as to the review of such financial statements. The Borrower has further delivered or at Closing will deliver to the Administrative Agent, (i) an unaudited pro forma balance sheet of AIC as at July 31, 1998 and unaudited statements of income of AIC for the year ended December 31, 1997 and the seven months ended July 31, 1998, (ii) the consolidated balance sheet of the Borrower and its Subsidiaries as at September 30, 1998 and the related consolidated statements of income and cash flows for the nine months then ended, (iii) the balance sheet of Columbia House as at September 30, 1998 and the related statements of income and cash flows for the nine months then ended, (iv) the balance sheet of Radio Spirits as at September 30, 1998 and the related statements of income and cash flows for the nine months then ended, (v) the balance sheet of Premier as at July 31, 1998 and the related statements of income and cash flows for the six months then ended. The financial statements of the Borrower and its Subsidiaries (excluding the Acquisition Targets) referred to above have been duly certified by the Chief Financial Officer of the Borrower, copies of which have been furnished to each Lender Party, present fairly, subject, in the case of the interim balance sheet as at September 30, 1998 and said statements of income and cash flows for the nine months then ended, to normal year-end audit adjustments, the Consolidated (and, with respect to the balance sheets dated December 31, 1997, consolidating) financial condition of the Borrower and its Subsidiaries as at such date and the Consolidated (and, with respect to the statements of income dated December 31, 1997, consolidating) results of the operations of the Borrower and its Subsidiaries for the period ended on such date, all in accordance with GAAP applied on a consistent basis, and, since September 30, 1998, there has been no change that could reasonably be expected to have a Material Adverse Effect on the Borrower and its Subsidiaries or, to its knowledge, material adverse effect on the business, financial condition, results of operations, performance, reasonably foreseeable business prospects or properties of the Acquisition Targets taken as a whole; provided that after the date


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



of this Agreement the immediately preceding reference to the Borrower and its Subsidiaries shall be deemed to include reference to the businesses of the Acquisition Targets acquired pursuant to the Acquisitions. Nothing has come to the attention of the Borrower which causes it to believe that the financial statements of any of the Acquisition Targets contain an untrue statement of material fact or omit to state a material fact necessary to make the financial statements not misleading which fact or omission could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), results of operations, performance, reasonably foreseeable business prospects or properties of any Acquisition Target.

     SECTION 4.7 Pro Forma Financial Statements. (a) The Consolidated pro forma balance sheet of the Borrower and its Subsidiaries, and for Columbia House, Radio Spirits, Premier and AIC and their respective Subsidiaries in each case as at June 30, 1998, and the related Consolidated pro forma statement of income and cash flows of the Borrower and its Subsidiaries and Columbia House, Radio Spirits, Premier and AIC and their respective Subsidiaries for the period then ended, have been furnished to the Administrative Agent and present the Consolidated pro forma financial condition of the Borrower and its Subsidiaries and Columbia House, Radio Spirits, Premier and AIC and their respective Subsidiaries as at such date and the Consolidated pro forma results of operations of the Borrower and its Subsidiaries and Columbia House, Radio Spirits, Premier and AIC and their respective Subsidiaries for the period ended on such date, in each case after giving effect to the Transaction. The Borrower believes that the pro forma financial statements described above were prepared on a reasonable basis based upon the information available to the Borrower at the time of preparation thereof.


     (b) The projections delivered on the Closing Date (and after the date of this Agreement, the budgets delivered to the Lenders pursuant to Section 7.5 hereof) have been prepared on the basis of the assumptions accompanying them and reflect as of the date thereof the Borrower's good faith projections, after reasonable analysis, of the matters set forth therein, based on such assumptions (it being understood that projected financial information is not to be viewed as facts and that the actual results during the period or periods covered thereby may differ from the projected results and that the differences may be material).

     SECTION 4.8 Accurate Information. None of the Information Memorandum, any Pre-Commitment Information or any information, exhibit or report furnished by any Loan Party to the Administrative Agent or any Lender Party in connection with the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material historical fact or omitted to state a material historical fact necessary to make the statements made therein not misleading, provided that with regard to any forward-looking statements contained in such documents or information, exhibits or reports, such forward-looking statements are based on assumptions that were reasonable as of the time at which they were made.

     SECTION 4.9 Litigation. Other than the litigation disclosed on Schedule 4.9 (the "Disclosed Litigation"), there is no action, suit, investigation, litigation or proceeding affecting the Borrower, any other Loan Party or any of their respective Subsidiaries, including, without


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limitation,  any Environmental Action, pending or, to its knowledge,  threatened before any court, governmental agency or arbitrator that could reasonably be expected to have a Material Adverse Effect, and there has been no change in the status, or financial effect on any Loan Party or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 4.9 that could reasonably be expected to have a Material Adverse Effect.

     SECTION 4.10 Regulation U. Neither the Borrower nor any other Loan Party nor any of their respective Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

     SECTION 4.11 ERISA.

     (a) Except as set forth on Schedule 4.11 hereto, neither the Borrower nor any of its ERISA Affiliates maintains or has maintained any Plans or Multiemployer Plans. Set forth on Schedule 4.11 is a complete and accurate list of all Welfare Plans and all defined contribution plans in respect of which any Loan Party could have liability.

     (b) Except as set forth in the financial  statements referred to in Section
4.6 and in Article 7, neither the Borrower, any of the other Loan Parties nor any of their respective Subsidiaries has any material liability with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106.

     SECTION 4.12 Casualty. Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect.

     SECTION 4.13 Environmental Matters.

     (a) The operations and properties of each Loan Party and each of its Subsidiaries comply in all known material respects with all applicable Environmental Laws and Environmental Permits, all known past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, and no circumstances exist that could reasonably be expected to (i) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could reasonably be expected to have a Material Adverse Effect or (ii) cause any such property to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law.

     (b) Except as disclosed in the environmental  assessment  reports listed on
Schedule 4.13 hereto, (i) none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (ii) there are no and, to the best of its knowledge, never have been any underground or aboveground


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storage tanks or any surface impoundments,  septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or, to the best of its knowledge, have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; (iii) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and (iv) Hazardous Materials have not been released, discharged or disposed of on any property currently owned or operated by any Loan Party or any of its Subsidiaries, or any
property   formerly  owned  or  operated  by  any  Loan  Party  or  any  of  its
Subsidiaries.

     (c) Except as disclosed in the environmental  assessment  reports listed on
Schedule 4.13, no Loan Party nor any of its Subsidiaries is undertaking or has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or Remedial, Response or Removal action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently owned or operated by any Loan Party or any of its Subsidiaries or any property formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

     SECTION 4.14 Restrictive Agreements. Except as set forth on Schedule 4.14, no Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that could reasonably be expected to have a Material Adverse Effect.

     SECTION 4.15 Priority of Liens. The Collateral Documents, together with all filings and delivery to the Administrative Agent or its agent of instruments requiring possession for perfection create in favor of the Administrative Agent, for the ratable benefit of the Lenders, a valid and perfected first priority security interest in the Collateral which security interest is able to be perfected by filings or the taking of possession with respect to the Collateral, to the extent the Administrative Agent actually takes such possession, securing the payment of the Obligations, and all filings and other actions necessary or reasonably desirable to perfect and protect such security interest as requested by the Administrative Agent have been duly taken. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or expressly permitted under the Loan Documents, and except for the CH Deferred Purchase Price Rights.

     SECTION 4.16 Taxes.

     (a) Each Loan Party and each of its Subsidiaries has filed, has caused to be filed or has been included in all tax returns (Federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties.


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



     (b) Set forth on Schedule 4.16 is a complete and accurate list of each taxable year of each Loan Party and each of its Subsidiaries for which Federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "Open Year").

     (c) There is no unpaid amount of adjustments to the Federal income tax liability of each Loan Party and each of its Subsidiaries proposed by the Internal Revenue Service to the Borrower or any of its Subsidiaries with respect to Open Years. No issues have been raised by the Internal Revenue Service to the Borrower or any of its Subsidiaries in respect of Open Years that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (d) There is no unpaid amount of adjustments to the state, local and foreign tax liability of each Loan Party and each of its Subsidiaries proposed by any state, local or foreign taxing authorities to the Borrower or any of its Subsidiaries (other than amounts arising from adjustments to Federal income tax returns). No issues have been raised by such taxing authorities to the Borrower or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (e) No "ownership change" as defined in Section 382(g) of the Internal Revenue Code, and no event that would result in the application of the "separate return limitation year" or "consolidated return change of ownership" limitations under the Federal income tax consolidated return regulations, has occurred with respect to any Loan Party.

     SECTION 4.17 Compliance with Securities Laws. No Loan Party and none of any Loan Party's Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the Transaction, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder or any takeover, disclosure or other federal, state or foreign securities law or Regulations T, U or X of the Federal Reserve Board. The Borrower is not subject to regulation under any federal, state or foreign statute or regulation which limits its ability to incur Debt.

     SECTION 4.18 Solvency. The Borrower is, individually and together with its Subsidiaries, Solvent.

     SECTION 4.19 Debt.

     (a) Set forth on Schedule 4.19(a) is a complete and accurate list of all Debt of the Borrower and its Subsidiaries the principal amount of each such Debt which is greater than $250,000 (the "Existing Debt"), showing as of the date hereof immediately before giving effect to the Transactions the principal amount outstanding thereunder and the maturity date thereof.



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     (b) Set forth on Schedule  4.19(b) is a complete and  accurate  list of all
Debt of the Borrower and its Subsidiaries the principal amount of each such Debt which is greater than $100,000, which Debt shall remain outstanding after giving effect to the Transactions (the "Surviving Debt"), showing as of the date hereof the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

     SECTION 4.20 No Defaults, Compliance with Laws.

     (a) Except as set forth on Schedule 4.20 hereto, no Loan Party is in default under any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party or by which it is bound, or any other agreement or other instrument by which any of the properties or assets owned by it or used in the conduct of its business is affected, which default would be reasonably likely to have a Material Adverse Effect, except to the extent that any such default in respect of an order or judgment is being contested in good faith and by proper proceedings and adequate reserves and does not otherwise constitute an Event of Default under this Agreement.

     (b) Each Loan Party has complied and is in compliance in all respects with all applicable laws, rules, ordinances, regulations, resolutions, orders, writs, decrees and other similar documents and instruments of all courts and governmental authorities, bureaus and agencies, domestic and foreign, including, without limitation, any Regulatory Authority and all applicable provisions of the Americans with Disabilities Act (42 U.S.C. ss. 12101-12213) and the regulations issued thereunder and all applicable Environmental Laws, non-compliance with which could reasonably be expected to have a Material Adverse Effect.

     SECTION 4.21 Owned Real Property. Set forth on Schedule 4.21 is a complete and accurate list of all real property owned by any Loan Party or any of its Subsidiaries or in which any Loan Party has an interest as a contract vendee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and book and estimated fair value thereof. Such Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Permitted Real Property Encumbrances. Each Mortgage creates, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the Mortgaged Property (and will create a valid and enforceable perfected security interest in and Lien on all fixtures and improvements related to such Mortgaged Property and affixed or added thereto on or after the Closing Date) in favor of the Administrative Agent (or such other trustees that may be named therein) for the benefit of the Secured Parties, superior to and prior to the rights of all third Persons (except that the security interest created in the Mortgaged Property may be subject to the Permitted Real Property Encumbrances related thereto) and subject to no other Liens (other than Permitted Real Property Encumbrances).

     SECTION 4.22 Leased Real Property. Set forth on Schedule 4.22 is a complete and accurate list of all leases of real property under which any Loan Party or any of its Subsidiaries is the lessee, showing as of the date hereof the street address, county or other relevant jurisdic-

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tion, state, lessor, lessee,  expiration date and annual rental cost thereof. To the best knowledge of each Loan Party, each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its
terms,   except  (a)  as  such  enforceability  may  be  limited  by  applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and (b) to the extent that such enforceability is subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     SECTION 4.23 Material Contracts. Set forth on Schedule 4.23 is a complete and accurate list of all Material Contracts of each Loan Party and its Subsidiaries, showing as of the date hereof the parties, subject matter and term thereof. Except as could not reasonably be expected to have a Material Adverse Effect, each such Material Contract has been duly authorized, executed and delivered by each Loan Party and its Subsidiaries, as the case may be, and any other parties thereto, has not been amended or otherwise modified, is in full force and effect and is binding upon and enforceable against each Loan Party and its Subsidiaries, as the case may be, and any other parties thereto in accordance with its terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and (b) to the extent that such enforceability is subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). There exists no material default under any Material Contract by the Borrower or any of its Subsidiaries party thereto and, to the best knowledge of each Loan Party, there exists no default under any Material Contract by any other party thereto.

     SECTION 4.24 Investments. Set forth on Schedule 4.24 is a complete and accurate list of all Investments in excess of $250,000 held by any Loan Party or any of its Subsidiaries, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

     SECTION 4.25 Intellectual Property. Set forth on Schedule 4.25 is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of each Loan Party or any of its Subsidiaries, showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date. Each Loan Party and each of their respective Subsidiaries owns or has rights to use all patents, trademarks, trade names, service marks, copyrights and other intellectual property necessary to conduct its business as now or heretofore conducted by it or proposed to be conducted by it. Each Loan Party and each of their respective Subsidiaries conducts its business and affairs without infringement of or interference with any patent, trademark, trade name, service mark, copyright or other intellectual property of any other Person except for infringements or interferences that would have an immaterial effect on the Borrower and its Subsidiaries taken as a whole or on the rights and remedies of the Lender Parties and the Administrative Agent. The Intellectual Property Security Agreement, together with all filings and other actions required to be taken in connection therewith, creates, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the Collateral purported to be covered thereby in favor of the Administrative Agent for


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the benefit of the Secured  Parties,  superior to and prior to the rights of all third Persons except for Permitted Liens.

     SECTION 4.26 Acquisition Documents. (a) Each Acquisition Document to which any Loan Party or any of its respective Subsidiaries is a party has been duly executed and delivered by such Loan Party or such Subsidiary, as the case may be, and, to the best knowledge of the Borrower, each Acquisition Document has been duly executed and delivered by the parties thereto other than the Borrower and its Subsidiaries, and is in full force and effect. The representations and warranties of any Loan Party and each of its respective Subsidiaries contained in each Acquisition Document to which such Loan Party or such Subsidiary, as the case may be, is a party are true and correct in all material respects on the date hereof and will be true and correct in all material respects on the Closing Date and the Acquisition Date, as if made on each of such dates, and the Administrative Agent and each Lender Party shall be entitled to rely upon such representations and warranties with the same force and effect as if they were incorporated in this Agreement and made to the Administrative Agent and each Lender Party directly as of the date hereof, the Closing Date, and the Acquisition Date.

     (b) True and correct copies of each of the Acquisition Documents have been delivered to the Administrative Agent, and as of the Closing Date, the Acquisitions shall have been consummated in accordance therewith, and no party thereto shall have waived any material term or condition contained therein.

     SECTION 4.27 Fees. No broker's or finder's fees or commissions or any similar fees or commissions will be payable by any Loan Party or any of its Subsidiaries with respect to the incurrence and maintenance of the Obligations, any other transaction contemplated by the Loan Documents or any services rendered in connection with any such transactions, except for such fees and commissions payable by any Loan Party or any of its Subsidiaries which in the aggregate do not exceed $200,000. The Borrower hereby covenants and agrees to indemnify the Administrative Agent and each Lender Party against and hold the Administrative Agent and each Lender Party harmless from any claim, demand or liability for broker's or finder's fees or similar fees or commissions.

     SECTION 4.28 Government Consents for Conduct of Business.

     (a) Except as set forth on Schedule 4.4, each Loan Party has, and is in good standing with respect to, all approvals, permits, licenses, consents, authorizations, franchises, certificates, and inspections of all Regulatory Agencies and are otherwise necessary for a Loan Party to continue to conduct business and own, use, operate, and maintain its property and assets as heretofore conducted, owned, used, operated, and maintained which, if not obtained (whether directly or by lawful and effective assignment) or not maintained in good standing, could reasonably be expected to have a Material Adverse Effect. No such approval, permit, license, consent, authorization, franchise, or certificate is conditioned or limited any more so than as is generally the case with respect to Persons engaged in the same or similar lines of business. Each such approval, permit, license, consent, authorization, franchise, or certificate was duly and


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validly  granted or issued,  is in full force and effect,  and neither has been, nor, to the knowledge of any Loan Party, has been threatened to be, amended, modified, suspended, rescinded, revoked, forfeited, or assigned. Further, to its knowledge, no condition(s) exist(s) or event(s) has (have) occurred that, with the giving of notice or lapse of time or both, could result in the amendment, modification, suspension, rescission, revocation, forfeiture, or non-renewal of any such approval, permit, license, consent, authorization, franchise, or certificate.


                                    ARTICLE 5

                              AFFIRMATIVE COVENANTS


     While any of the Commitments is outstanding and, in the event any Advance remains outstanding, so long as the Borrower or any other Loan Party are indebted to any of the Lender Parties or the Administrative Agent under any of the Loan Documents, any Letter of Credit is outstanding and until payment in full of the Notes and full and complete performance of all of its other obligations arising hereunder, the Borrower shall:

     SECTION 5.1 Compliance with Law. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA; provided, however, that the Borrower and its Subsidiaries shall not be required to comply with any such laws, rules, regulation and orders to the extent that its obligation to do so is being contested in good faith and by proper proceedings and adequate reserves are being maintained in connection with such circumstances.

     SECTION 5.2 Payment of Taxes, Etc. Timely pay and discharge, and cause each of its Subsidiaries to timely pay and discharge, (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (b) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that the Borrower and its Subsidiaries shall not be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against the Borrower or any of its Subsidiaries.

     SECTION 5.3 Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits reasonably necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any Removal, Remedial or other Response action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental


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Laws;  provided,  however,  that the Borrower and its Subsidiaries  shall not be required to comply with any such Environmental Law or Environmental Permit or undertake any such cleanup, Removal, Remedial, Response or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and adequate reserves as reasonably determined by the Administrative Agent are being maintained with respect to such circumstances.

     SECTION 5.4 Preparation of Environmental Reports. The Borrower agrees that the Administrative Agent may, upon reasonable prior notice, from time to time (but in any event no more frequently than once every two years) in its reasonable discretion, retain, at the Borrower's expense, an independent professional consultant to prepare environmental site assessment reports for the Borrower or any of its Subsidiaries and/or to review any report relating to Hazardous Materials prepared by or for the Borrower and, upon a reasonable belief that the Borrower or any of its Subsidiaries has breached any covenant or representation with respect to environmental matters or that there has been a material violation of Environmental Laws by the Borrower or one of its Subsidiaries, the Administrative Agent may conduct its own investigation of such matter at any facility or property currently owned, leased, operated or used by the Borrower or one of its Subsidiaries and the Borrower agrees to use its commercially reasonable efforts to obtain permission for the Administrative Agent's professional consultant to conduct its own investigation of any such matter at any facility or property previously owned, leased, operated or used by the Borrower or one of its Subsidiaries. The Borrower and its Subsidiaries hereby grant to the Administrative Agent, its employees, consultants and contractors, the right to enter into or onto the facilities or properties currently owned, leased, operated or used by the Borrower or its Subsidiaries upon reasonable notice to the Borrower to perform such assessments on such property as are reasonably necessary to conduct such a review and/or investigation. Any such investigation of any such facility or property shall be conducted, unless otherwise agreed to by the Borrower and the Administrative Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at any facility or property or to cause any damage or loss to any facility or property. The Borrower and the Administrative Agent hereby acknowledge and agree that any report of any investigation conducted at the request of the Administrative Agent will be obtained and shall be used by the Administrative Agent and Lender Parties for the purpose of internal credit decisions to monitor and police the Advances and/or protect the Administrative Agent's and Lender Parties' security interests in the Collateral. The Administrative Agent agrees to deliver a copy of any such report to the Borrower with the understanding that the Borrower acknowledges and agrees that (i) the Borrower will indemnify and hold harmless the Administrative Agent and each Lender Party from any costs, losses or liabilities relating to the Borrower's use of or reliance on such report and
(ii) neither the Administrative Agent nor any Lender Party makes any representation or warranty with respect to such report.

     SECTION 5.5 Maintenance of Insurance. (a) Maintain, and cause each of their Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Borrower or such Subsidiary operates including, without limitation, the policies described on


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Schedule  5.5  (or  other  policies  comparable  thereto);  (b)  file  with  the
Administrative Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby; and (c) deliver to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, endorsements to
(A) all "all-risk" and casualty and (if any) business interruption insurance naming the Administrative Agent, on behalf of itself and the Lenders, as loss payee if permitted thereunder (or assignee, in the case of business interruption insurance, if any) insuring in the case of "all-risk" against loss or damage by fire, lightening, windstorm, explosion, hail, tornado, and if to the extent in a flood hazard area, a flood insurance policy, and (B) all general liability and other liability policies naming the Administrative Agent, on behalf of itself and the Lenders, as additional insured if permitted thereunder, and providing, in any event, that such insurance policies shall not be canceled without thirty
(30) days' prior written notice thereof by the respective insurer to the Administrative Agent and shall contain standard non-contributory mortgagee clause endorsement in favor of the Administrative Agent with respect to hazard insurance coverage.

     SECTION 5.6 Preservation of Corporate Existence, Etc. Except as otherwise expressly permitted in the Loan Documents preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name, and to the extent necessary for it to conduct its business, rights (charter and statutory) permits, licenses, approvals, privileges and franchises.

     SECTION 5.7 Visitation Rights.

     (a) At any reasonable time and from time to time during normal business hours, upon reasonable notice, permit the Administrative Agent, or, after the occurrence of a Default, the Lender Parties, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of and visit the properties of the Borrower and its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any such Subsidiaries with any of their officers or directors.

     (b) Permit the Administrative Agent and the Lender Parties to conduct such commercial finance examinations and/or Collateral audits of the Borrower and its Subsidiaries during each calendar year as the Administrative Agent may reasonably request during normal business hours and so as not to interfere with the ongoing operations of the Borrower and its Subsidiaries.

     SECTION 5.8 Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each Subsidiary in accordance with GAAP.

     SECTION 5.9 Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are reasonably necessary in the


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conduct of its business in good working order and  condition,  ordinary wear and tear excepted and except for insured casualty losses on such properties.

     SECTION 5.10 Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which the Borrower or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or canceled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     SECTION 5.11 Performance of Material Contracts. Perform and observe, and cause each of its Subsidiaries to perform and observe, all of the material terms and provisions of each Material Contract to be performed or observed by it, maintain, and cause each of its Subsidiaries to maintain, each such Material Contract in full force and effect, and enforce, and cause each of its Subsidiaries to enforce, each such Material Contract in accordance with its terms, except where the failure to do so would not be reasonably likely to have a Material Adverse Effect and except where its failure to do so is being contested in good faith and by proper proceedings.

     SECTION 5.12 Transactions with Affiliates. Notwithstanding anything in this Agreement to the contrary, except as set forth in Schedule 5.12 hereto, conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arms-length transaction with a Person not an Affiliate; provided, however, that this Section 5.12 shall not be deemed to prohibit any intercompany transactions solely between the Borrower and its Wholly-Owned Subsidiaries carried out in the ordinary course of business, subject, however, to any applicable provisions of Article 6, and shall not be deemed to prohibit the transactions contemplated by the Senior Subordinated Debt Documents as in effect on the date hereof, including the Warrants (as defined therein).

     SECTION 5.13 Agreement to Grant Additional Security.

     (a) Promptly, and in any event within thirty (30) days after the acquisition of assets of the type that would have constituted Collateral at the date hereof and investments of the type that would have constituted Collateral on the date hereof (other than assets with a fair market value of less than $50,000), including the capital stock of any direct or indirect Subsidiary of the Borrower, notify the Administrative Agent of the acquisition of such assets or investments and, to the extent not already Collateral in which the
Administrative   Agent  has  a  perfected  security  interest  pursuant  to  the
Collateral Documents, such assets and investments will become additional Collateral hereunder to the extent the Administrative Agent deems the pledge of such assets practicable (the "Additional Collateral"), and the Borrower will, and will cause each of its direct and indirect Subsidiaries to, take all necessary action, including the filing of appropriate financing


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statements  under the  provisions of the UCC,  applicable  foreign,  domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate to grant Administrative Agent a perfected Lien in such Collateral (or comparable interest under foreign law in the case of foreign Collateral) pursuant to and to the full extent required by the Collateral Documents and this Agreement.

     (b) Promptly, and in any event no later than thirty (30) days after a request with respect thereto, cause each of the Borrower's direct and indirect Subsidiaries (except such as the Administrative Agent shall exempt) to become party to, or to execute and deliver, a Subsidiary Guaranty, guarantying to the Administrative Agent and the Lenders the prompt payment, when and as due, of all Obligations of the Loan Parties under the Loan Documents, including all obligations under any hedging agreements.

     (c) Promptly, and in any event no later than thirty (30) days after a request with respect thereto, cause each Guarantor created or established after the date hereof to grant to the Administrative Agent, for the ratable benefit of the Lenders, a first priority Lien on all property (tangible and intangible) of such Guarantor, including, without limitation, all of the capital stock of any of its Domestic Subsidiaries and 65% of the stock of any of its Foreign Subsidiaries, upon terms similar to those set forth in the Collateral Documents and otherwise satisfactory in form and substance to the Administrative Agent. The Borrower shall cause each Guarantor, at its own expense, to become a party to a Security Agreement, an Intellectual Property Security Agreement, a Mortgage and any other Collateral Document and to execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record in any appropriate governmental office, any document or instrument reasonably deemed by Administrative Agent to be necessary or desirable for the creation and perfection of the foregoing Liens (including legal opinion, title insurance, consents, corporate documents and any additional or substitute security agreements or mortgages or deeds of trust). The Borrower will cause each such Guarantor to take all actions requested by Administrative Agent (including, without limitation, the filing of UCC-1's) in connection with the granting of such security interests.

     (d) Promptly, and in any event not later than thirty (30) days after a request with respect thereto, (i) deliver to the Administrative Agent the original of all instruments, documents and chattel paper, and all other Collateral of which the Administrative Agent determines it should have physical possession in order to perfect its security interest therein, duly pledged, endorsed or assigned to the Administrative Agent without restriction; (ii) obtain landlord waivers, in form and substance reasonably satisfactory to the Administrative Agent, with respect to any Inventory or other tangible Collateral located at a location that is not owned by the Borrower or a Subsidiary; (iii) deliver to the Administrative Agent warehouse receipts covering any portion of the Inventory or other Collateral located in warehouses and for which warehouse receipts are issued; (iv) when an Event of Default exists, transfer Inventory to locations designated by the Administrative Agent; (v) if any Collateral is at any time in the possession or control of any warehousemen, bailee or the Borrower's agents or processors, notify the Administrative Agent thereof and notify such person of the Administrative Agent's security interest in such Collateral and obtain a bailee letter, in form and substance reasonably satisfactory to the Administrative


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Agent, from such person and instruct such person to hold all such Collateral for the Administrative Agent's account subject to the Administrative Agent's instructions; (vi) if at any time any Inventory or other Collateral is located on any real property of the Borrower which is subject to a mortgage or other Lien, obtain a mortgagee waiver, in form and substance reasonably satisfactory to the Administrative Agent, from the holder of each mortgage or other Lien on such real property; and (vii) take all such other actions and obtain all such other agreements as the Administrative Agent may reasonably deem necessary or desirable in respect of any Collateral.

     (e) The security interests required to be granted pursuant to this Section shall be granted pursuant to the Collateral Documents or, in the Administrative Agent's discretion, such other security documentation (which shall be substantially similar to the Collateral Documents already executed and delivered by the Borrower and the Guarantors) as is reasonably satisfactory in form and substance to Administrative Agent (the "Additional Collateral Documents") and shall constitute valid and enforceable perfected security interests prior to the rights of all third Persons and subject to no other Liens except Liens permitted under Section 6.1. The Additional Collateral Documents and other instruments related thereto shall be duly recorded or filed in such manner and in such places and at such times as are required by law to establish, perfect, preserve and protect the Liens, in favor of Administrative Agent, for the benefit of the Lender Parties, granted pursuant to the Additional Collateral Documents and, all taxes, fees and other charges payable in connection therewith shall be paid in full by the Borrower. At the time of the execution and delivery of Additional Collateral Documents, the Borrower shall cause to be delivered to Administrative Agent such agreements, opinions of counsel, and other related documents as may be reasonably requested by the Administrative Agent or the Required Lenders to assure themselves that this Section has been complied with.

     SECTION 5.14 Performance of Acquisition Documents. Perform and observe, or cause the relevant Subsidiary to perform and observe, all of the material terms and provisions of each Acquisition Document to be performed or observed by it or such Subsidiary, maintain each such Acquisition Document in full force and effect, enforce each such Acquisition Document in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent required in order to enforce its material rights under the Acquisition Documents and, upon request of the Administrative Agent, make to each other party to each such Acquisition Document such demands and requests for action or for information and reports as the Borrower or any Subsidiary is entitled to make under such Acquisition Document required in order to enforce its material rights under the Acquisition Documents.

     SECTION 5.15 Year 2000 Compatibility. Take all action necessary to assure that its computer based systems, hardware and software used in each Loan Party's business and operations are able to operate and effectively receive, transmit, process, store, retrieve or retransmit data including dates on and after January 1, 2000, and, at the request of the Administrative Agent, the Loan Parties shall provide evidence to the reasonable satisfaction of the Administrative Agent of such year 2000 compatibility.



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                                    ARTICLE 6

                               NEGATIVE COVENANTS


     While any of the Commitments is outstanding and, in the event any Advance remains outstanding, so long as the Borrower or any other Loan Party is indebted to any of the Lender Parties or the Administrative Agent under any of the Loan Documents, any Letter of Credit is outstanding and until payment in full of the Notes and full and complete performance of all of its other obligations arising hereunder, the Borrower covenants that it will not, at any time, and will not permit any Loan Party to do, agree to do or permit to be done, any of the following without the prior written consent of the Required Lenders:

     SECTION 6.1 Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts receivable, Inventory and other Collateral) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code or any other statute of any jurisdiction, a financing statement that names the Borrower or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file any such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, excluding, however, from the operation of the foregoing restrictions the following:

     (a) Liens created under the Loan Documents;

     (b) Permitted Liens;

     (c) Liens existing on the date hereof and described on Schedule 6.1(c);

     (d) Purchase money Liens securing Debt permitted under Section 6.2(c)(i) upon real property or Equipment acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such real property or Equipment or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such real property or Equipment to be subject to such Liens, or Liens existing on any such real property or Equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the real property or Equipment being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced;



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     (e) Liens arising in connection  with  Capitalized  Leases  permitted under
Section 6.2(c)(i) or true operating leases; provided, that no such Lien shall extend to or cover any Collateral or any assets other than the assets subject to such Capitalized Leases or operating leases, as the case may be;

     (f) (i) Liens created under the Radio Spirits Subordinated Security Agreement; and

     (ii) Liens on the same assets as described under clause (f)(i) granted to secure the Senior Subordinated Debt but only on terms and conditions satisfactory to the Administrative Agent as acknowledged in writing; provided that said Liens shall in any event be co-terminous with the Liens referred to in clause (f)(i) above and the holder of such Liens shall have no rights to vote as a secured creditor in any proceeding of the type described in Section 9.6.

     (g) The replacement,  extension or renewal of any Lien permitted by clauses
(a) through (f) above upon or in the same property theretofore subject thereto in connection with the replacement, extension or renewal (without increase in the amount or any change in any direct or contingent obligor) of the Debt secured thereby.

     SECTION 6.2 Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt other than:

     (a) In the case of the Borrower, Debt incurred pursuant to the Loan Documents;

     (b) In the case of the Borrower, debt owed to any Wholly-Owned Subsidiary of the Borrower, and in the case of any of the Subsidiaries of the Borrower, Debt owed to the Borrower or to a Wholly-Owned Subsidiary of the Borrower; provided, that all such Debt owed by any Subsidiary to the Borrower shall be evidenced by a promissory note, such promissory note shall be pledged to the Administrative Agent pursuant to the terms of the Security Agreement or such other document (including, without limitation, the Note Assignment Agreement) and, in the case of Debt owed by any Subsidiary, there shall be no restrictions whatsoever on the ability of such Subsidiary to repay such Debt; and

     (c) In the case of the Borrower and any of its Subsidiaries:

     (i) Debt (A) secured by Liens permitted by Section 6.1(d) and (B) Capitalized Leases, collectively not to exceed in the aggregate $500,000 at any time outstanding;

     (ii) endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

     (iii) the Surviving Debt;



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     (iv) Senior  Subordinated  Debt,  provided  that (A) principal and interest shall be payable or paid by the Borrower only in accordance with the terms and conditions of the applicable Subordinated Debt Documents and (B) the Borrower may, as required by the Senior Subordinated Debt Documents, cause its existing Subsidiaries and any Subsidiaries of the Company hereafter formed and/or acquired by the Company (or any Subsidiary of the Company) to issue guaranties of the Borrower's Obligations under the Senior Subordinated Debt, which guaranties shall be substantially similar to the Subsidiary Guaranty issued pursuant to this Agreement, except that such guaranties will be subordinated to the Obligations of such Subsidiaries under the Subsidiary Guaranty or Guaranties issued or to be issued under this Agreement consistent with the subordination provisions set forth in the Convertible Senior Subordinated Note included in the Senior Subordinated Debt, will guaranty the Obligations of the Borrower under such Note and otherwise be in form and substance reasonably satisfactory to the Administrative Agent and the holder of such Note;

     (v) Subordinated Debt, provided that principal shall be payable or paid by the Borrower subsequent to the maturity date of the Obligations under the Facilities with interest payments, if approved by the Required Lenders in connection with approval of the terms of such Subordinated Debt, payable prior to maturity on terms agreed to by the Required Lenders;

     (vi) Debt (other than as borrowed hereunder) incurred or assumed in connection with Permitted Acquisitions or Permitted Club Acquisitions not to exceed in the aggregate $500,000 at any time outstanding.

     (vii) Unsecured Debt incurred in connection with the conversion of the obligations under any Future Acquisition Puts into Debt of the Borrower or its Subsidiaries pursuant to the terms of the agreements governing such Future Acquisition Puts, provided that all of the Debt described in this clause (vii) constitutes Subordinated Debt; and

     (viii) any Debt extending the maturity of, or refunding or refinancing, in whole or in part, the Debt referred to in this Section 6.2(c), provided that (A) the principal amount of such Debt shall not be increased above the principal amount thereof outstanding immediately prior to the refinancing (but, in respect of the Senior Subordinated Debt, may be increased to Eighteen Million Five Hundred Thousand ($18,500,000) Dollars in respect of the first refinancing of the Senior Subordinated Debt that exists on the Closing Date), and the direct and contingent obligors shall not be changed, as a result of or in connection with such extension, refunding or refinancing, except that any Subsidiary of the Company in existence at, or formed or acquired by the Company (or any Subsidiary of the Company) subsequent to, the date of any of such extension of the maturity of, or refunding or refinancing, in whole or in part, of the Senior Subordinated Debt, shall be permitted to guarantee such Debt as so extended, refunded or refinanced, to the same extent as such Subsidiaries are permitted to guarantee such Debt pursuant to Section 6.2(c)(iv) hereof, and no prepayment premium or penalty of any kind shall be incurred in connection therewith, and the terms thereof are no less favorable to the Borrower or the Lender Parties or the Administrative Agent (except as and to the extent set forth in respect of Senior Subordinated Debt under clause (viii)(B) below) than the terms of the refunded or refinanced


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Debt and the fees, expenses and other costs associated  therewith are reasonably acceptable to the Administrative Agent in the exercise of its reasonable discretion; (B) no amendment, modification or supplement to the terms of any Debt or any refinanced or refunded Debt shall be made except if and to the extent permitted under Section 6.13, but amendments and modifications to any replacement for the Senior Subordinated Debt which are not inconsistent with the terms of Section 6.13(b) shall be deemed acceptable to the Lenders and the Administrative Agent; and (C) with respect to the first refinancing of the Senior Subordinated Debt that exists on the Closing Date, the principal amount of the replacement Debt shall at least equal the sum of (i) the principal amount then outstanding of such Senior Subordinated Debt which is refinanced and (ii) the fees, expenses and other costs payable by the Borrower or its Subsidiaries in connection with such refinancing (subject to the limit of $18,500,000 of clause (viii)(A) above).

     SECTION 6.3 Accounts Payable. No accounts payable of the Borrower or any of its Subsidiaries arising from the purchase of property or services, including, without limitation, Inventory acquired for resale shall be outstanding for longer than 150 days from the date of incurrence, except (a) accounts payable which by their terms become payable after 150 days from incurrence or (b) accounts payable that are subject to good faith dispute by the Borrower.

     SECTION 6.4 Fundamental Changes.

     (a) Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that so long as no Default or Event of Default shall have occurred and be continuing and so long as no Default or Event of Default would result therefrom, (A) Wholly-Owned Subsidiaries of the Borrower may make Permitted Acquisitions and Permitted Club Acquisitions; (B) any Subsidiary of the Borrower may consolidate with or merge into the Borrower or any Wholly-Owned Subsidiary of the Borrower if the Borrower or such Wholly-Owned Subsidiary will be the surviving corporation; (C) any Subsidiary may sell, lease, transfer, contribute or otherwise dispose of its assets, in whole or in part, to Borrower or any other Wholly-Owned Subsidiary of the Borrower, and may, following any such disposition in whole, liquidate and dissolve and the Borrower may transfer, contribute or otherwise dispose of its assets in whole or in part to any Wholly-Owned Subsidiary of the Borrower; (D) the Borrower may on a single occasion transfer any or all of its accounts receivable to its Wholly-Owned Subsidiary, ABC Investment Corp., and such Subsidiary may transfer any or all of its accounts receivable to the Borrower (in each case subject to the continuing existence of the Administrative Agent's perfected security interest therein) and (E) a merger of the Borrower with and into a newly-formed Delaware Wholly-Owned Subsidiary of the Borrower for the sole purpose of effecting a reincorporation of the Borrower in Delaware, provided that the Borrower shall have given the Administrative Agent not less than ten (10) Business Days prior written notice and prior to effecting such Merger Borrower shall take all actions, if any, reasonably required by the Administrative Agent to preserve the Administrative Agent's security interest in the Collateral and all other rights and remedies of the Lenders and the Administrative Agent under the Loan Documents or otherwise then existing by law;



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     (b) Except as otherwise expressly permitted herein,  liquidate,  wind-up or dissolve itself (or suffer any liquidation or dissolution), convey, sell, assign, lease, transfer or otherwise dispose of (or agree to do any of the foregoing at any future time) all or substantially all of its property, business or assets, or permit any of its Subsidiaries to do any of the foregoing;

     (c) Except as otherwise expressly permitted herein, acquire or permit any Subsidiary to acquire all or substantially all of the assets or any capital stock of any other Person, except that (A) the Borrower may consummate the Acquisitions in accordance with the terms and conditions of the Acquisition Documents, (B) Wholly-Owned Subsidiaries of the Borrower may consummate Permitted Acquisitions and Permitted Club Acquisitions and (C) the Borrower or any Wholly-Owned Subsidiary of the Borrower may acquire any asset permitted to be sold, leased, transferred, contributed or otherwise disposed of by Borrower or any of its Subsidiaries pursuant to Section 6.4(a)(C).

     SECTION 6.5 Sales, Etc. of Assets. Except as otherwise expressly set forth in Section 6.4 with respect to transfers or other dispositions between the Borrower and any of its Subsidiaries or between or among such Subsidiaries, sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets or grant any option or other right to purchase, lease or otherwise acquire any assets, except:

     (a) Sales of Inventory in the ordinary course of business;

     (b) Sales of obsolete or surplus Equipment or Equipment which is no longer useful in the ordinary course of business;

     (c) Sales of assets (other than an asset included in Section 6.5(a), (b), (d), (e), (f) or (g) the aggregate purchase price of which in any Fiscal Year does not exceed $1,000,000 and provided that no such sale shall be made if (A) such sale would impair the value or composition of the Collateral beyond the dollar value of the asset sale in any material respect, or (B) Default or Event of Default then exists or would exist after giving effect thereto;

     (d) The sale of any fixed asset by the Borrower or any of its Subsidiaries (other than an asset included in Section 6.5(a), (b), (c) or (f)) so long as (i) the purchase price paid to the Borrower or such Subsidiary for such asset shall be no less than the fair market value of such asset at the time of such sale,
(ii) the purchase price for such asset shall be paid to the Borrower or such Subsidiary solely in cash and (iii) the aggregate purchase price paid to the Borrower and all of its Subsidiaries for such asset and all other assets sold by the Borrower and its Subsidiaries (other than an asset included in Section 6.5(a), (b), (c) or (f)) in any Fiscal Year pursuant to this clause (d) shall not exceed $1,000,000; and provided that no such sale shall be made if (A) such sale would impair the value or composition of the Collateral beyond the dollar value of the asset sale in any material respect, or (B) Default or Event of Default then exists or would exist after giving effect thereto;



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provided that in the case of sales of assets  pursuant to Section 6.5 (c) or (d)
the Borrower shall, on the date of receipt thereof, apply the entire Net Cash Proceeds from such sale in accordance with Section 2.6(b)(ii);

     (e) Sell or liquidate Cash Equivalents in the ordinary course of business;

     (f) Sale of Premier's assets which are unrelated to classic video or old-time radio;

     (g) Sales of accounts receivable not exceeding $250,000 during any fiscal year of the Borrower for collection in the ordinary course of business, but not from and after the occurrence of a Default or Event of Default; and

     (h) Transactions in the ordinary course of business including, without limitation, relating to rental, lease or licensing of customer lists and programs and similar rights to third party users in which revenues are shared by the Borrower (or one of its Subsidiaries), provided that in respect of each of the foregoing, no rights in any assets of the Borrower or any of its Subsidiaries shall be granted to any person that would limit the Borrower's rights in such assets in any materially adverse way or the Administrative Agent's rights with respect thereto in any materially adverse way or that would diminish the value of the assets to the Borrower or its Subsidiaries or its value as collateral to the Administrative Agent in any materially adverse way.

     SECTION 6.6 Investments in Other Persons. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment utilizing cash (or if not utilizing cash, then subject to the terms of Section 6.6(m)) in any Person other than:

     (a) Investments by the Borrower and its Subsidiaries in their Subsidiaries outstanding on the date hereof and described on Schedule 6.6(a), and additional investments in Wholly-Owned Subsidiaries of the Borrower (but excluding in any event OTR Joint Venture except as permitted under Section 6.6(g)); provided, however, that no more than an aggregate amount equal to $500,000 shall be invested from and after the date hereof in Foreign Subsidiaries; and, provided, further, that with respect to Investments in any newly acquired or created Wholly-Owned Subsidiary, any such Subsidiary shall become a Guarantor pursuant to the terms of the Subsidiary Guaranty and an additional grantor pursuant to the terms of the Security Agreement and Intellectual Property Security Agreement and shall comply with the provisions of Section 5.13;

     (b) Loans and advances to officers and other employees in the ordinary course of the business of the Borrower and its Subsidiaries in an aggregate principal amount not to exceed $250,000 at any time outstanding;

     (c) Investments by the Borrower and its Subsidiaries in Cash Equivalents;

     (d) Investments consisting of intercompany Debt permitted under Section 6.2(b);



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     (e)  Investments  existing  on the date  hereof and  described  on Schedule
6.6(e) hereto;

     (f) Investments by the Borrower and its Subsidiaries in deposit accounts opened in the ordinary course of business;

     (g) Investments by the Borrower and its Subsidiaries in joint ventures in an aggregate amount not to exceed $1,000,000 and in respect of which the Borrower's and its Subsidiaries' liabilities contingent or otherwise cannot exceed such $1,000,000 in the aggregate ;

     (h) Investments consisting of accounts receivable in the ordinary course of business;

     (i) Investments in the form of Permitted Acquisitions and Permitted Club Acquisition;

     (j) The Investments comprising the Acquisitions;

     (k) Investments in interest rate swaps, currency rate swaps or other similar derivative instruments entered into for a valid business purpose and not for speculation;

     (l) Investments received in the ordinary course of business in connection with the settlement of debts, including receivables, owed to the Borrower or its Subsidiaries; and

     (m) Investments utilizing Equity Interests issued by the Borrower and not utilizing cash or other assets of any Loan Party, but only on the following terms and conditions:

     (i) no such Investment would, before or after giving effect thereto, conflict with or be inconsistent with any of the other provisions of this Agreement (including, without limitation, provisions relating to Permitted Acquisitions or Permitted Club Acquisitions) or cause a Default or Event of Default; and

     (ii) no such Investment would result in any liability or obligation being incurred at any time by the Borrower or any of its Subsidiaries, except as otherwise expressly permitted by this Agreement.

     SECTION 6.7 Dividends, Etc. Subject to Section 6.18, declare or pay any dividends, pur chase, redeem, retire, defease or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such, or permit any of its Subsidiaries to do any of the foregoing or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of the Borrower or any warrants, rights or options to acquire such capital stock or to issue or sell any such capital stock or any warrants, rights or options to acquire such capital stock, except:



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     (a) The  Borrower  may declare  and pay  dividends  and make  distributions payable solely in Equity Interests of the Borrower, including common stock, warrants, options and rights to purchase common stock, but only on the condition that no such instrument or security by its terms shall mandate or require the Borrower to, and no holder thereof shall have the right to require the Borrower to, declare or pay any dividends or distributions in respect thereof or purchase, redeem, retire, defease or otherwise acquire for value any of its capital stock, warrants, options or rights to acquire such capital stock;

     (b) A Subsidiary of the Borrower may declare and pay dividends and distributions to the Borrower or to another Subsidiary that is a Wholly-Owned Subsidiary of the Borrower;

     (c) The Borrower may consummate the Acquisitions and satisfy the Acquisition Puts, provided that satisfaction of the Acquisition Puts shall be subject to the conditions that no Default or Event of Default then exists or would exist after giving effect to the satisfaction of any such Acquisition Puts, and the Administrative Agent shall have received a Compliance Certificate duly executed by the Borrower evidencing the Borrower's compliance with the covenants set forth in Article 8 before and after giving effect to the satisfaction of any Acquisition Put;

     (d) For issuances of stock expressly permitted by Section 6.18 and issuances of warrants to any Lender Party and for repurchases, required for regulatory compliance, of warrants held by financial institutions; or

     (e) The Borrower or any Subsidiary may enter into obligations to repurchase the Borrower's Equity Interests issuable in connection with Permitted Acquisitions (the "Future Acquisition Puts"); provided that the total contingent liability under all Future Acquisition Puts shall not exceed $2,500,000 at any time outstanding through December 31, 1999 and $4,000,000 at any time outstanding thereafter (excluding for this calculation the contingent liability of each Future Acquisition Put or portion thereof which cannot be exercised even if a default exists in respect thereof or documents relating thereto by the holder thereof prior to the Termination Date) and that no Default or Event of Default then exists or would exist after giving effect to the satisfaction of any such Future Acquisition Puts (and all documents evidencing such Future Acquisition Puts shall reflect the existence of such condition to the Borrower's honoring the exercise of any such Future Acquisition Put), and the Administrative Agent shall have received a Compliance Certificate duly executed by the Borrower evidencing the Borrower's compliance with the covenants set forth in Article 8 before and after giving effect to the satisfaction of any Future Acquisition Put.

     SECTION 6.8 Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof except as expressly permitted hereby.

     SECTION 6.9 Charter Amendments. Amend, or permit any of its Subsidiaries to amend, its certificate or articles of incorporation or bylaws if such amendment could impair the interests or rights of the Administrative Agent or any Lender Party.


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     SECTION  6.10  Accounting  Changes.  Make or  permit,  or permit any of its
Subsidiaries to make or permit, any change in accounting policies or reporting practices except as described in clauses (a), (b), (c) and (d) of the definition of Accounting Changes in Section 1.3.

     SECTION 6.11 Prepayments, Etc. of Debt. (a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, other than (i) prepayment of the Advances in accordance with the terms of this Agreement and (ii) (A) notwithstanding the provisions of Sections 5.12 and
6.20 hereof and any other Section limiting the terms of or prepayment of the Senior Subordinated Debt, but subject to the proviso at the conclusion of this clause (ii), repayment to the holder of the Senior Subordinated Debt of $1,000,000 of the Senior Subordinated Debt pursuant to the terms and conditions of that certain Escrow Agreement, dated on or about the date hereof (the "Escrow Agreement") among the Borrower, Norton Herrick and Fleet National Bank and (B) notwithstanding any other provisions of the Loan Documents, including Sections
5.12 and 6.20 hereof, payment of such amounts, if any, which are payable by the Borrower pursuant to the terms and conditions of that certain letter agreement, dated on or about the date hereof (the "Letter Agreement") between the Borrower and Norton Herrick executed and delivered in connection with the Senior Subordinated Debt; (b) amend, modify or change in any manner any term or condition of any Existing Debt or Surviving Debt, except to the extent that such benefit inures to the benefit of the Borrower and could not be adverse to the interests or rights of the Lender Parties or the Administrative Agent, or (c) permit any of its Subsidiaries to do any of the foregoing other than to repay any Debt payable to the Borrower.

     SECTION 6.12 Amendment, Etc. of Acquisition Documents. Cancel or terminate any Acquisition Document or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition (other than any immaterial term or condition) of any Acquisition Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition (other than any immaterial term or condition) of any Acquisition Document or take any other action in connection with any Acquisition Document that would, in any such case, impair the value of the interests or rights of the Borrower thereunder (except in an immaterial way), or would impair the interests or rights of the Administrative Agent or any Lender Party (except in an immaterial way but only after not less than ten (10) days' prior written notice of any of the foregoing such proposed actions shall have been received by the Lenders and Administrative Agent but in no event shall any such action whether or not immaterial relate to any Acquisition Puts or the CH Deferred Purchase Price Rights), or permit any of its Subsidiaries to do any of the foregoing.

     SECTION 6.13 Amendment, Etc. of Material Contracts, Including Debt. (a) Cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof, amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder, waive any default under or breach of any Material Contract or take any other action in connection with any Material Contract that would materially impair the value of the interests or rights of the Borrower thereunder or that could impair the interests or rights of the Administrative Agent or any Lender Party (except in an immaterial way and not in any event


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



from and after the occurrence of any Default or Event of Default hereunder) , or permit any of their Subsidiaries to do any of the foregoing; provided however, that the Borrower or its Subsidiaries may take any such actions if individually or in the aggregate such actions could not reasonably be expected to have a Material Adverse Effect; or

     (b) Modify, amend or supplement:

     (i) any documentation entered into in connection with any Subordinated Debt (excluding for purposes of this clause (i) the Senior Subordinated Debt
Documents), except as approved by the Administrative Agent in its sole discretion; or

     (ii) the Senior Subordinated Debt Documents if the effect of such amendment, supplement or modification is to: (A) increase the interest rate on the Senior Subordinated Debt in excess of thirteen (13%) per annum, except that in respect of any portion of the Senior Subordinated Debt held by Norton Herrick or any of his Affiliates no increase in the interest rate on such portion of the Senior Subordinated Debt shall be permitted or may be effected prior to January 1, 2000 and thereafter may not exceed 11% (other than an increase not to exceed 11% for the periods from October 1, 1999 through December 31, 1999 so long as such increase is solely in the form of non-current pay interest which accrues and is not payable in cash until final maturity of the Senior Subordinated Debt) (provided that nothing contained herein shall preclude imposition of any default rate of interest in the amount provided in the Senior Subordinated Debt Documents), (B) accelerate or shorten the dates upon which payments of principal or interest are due on the Senior Subordinated Debt; (C) change the redemption or prepayment provisions of the Senior Subordinated Debt (other than any such change which would reduce the amount of any scheduled redemption or prepayment or of any premium or interest payable in connection therewith or that would defer the date on which any such redemption or prepayment is otherwise scheduled to be made); (D) make more restrictive any of the covenants contained in the Senior Subordinated Debt Documents, or add any events of default, or modify any events of default so as to be triggered sooner in each case in comparison with any such covenants or events of default contained in the Senior Subordinated Debt Documents as in effect prior to such proposed amendment, except for changes that individually and in the aggregate are immaterial and provided that modifications to the terms of replacement Senior Subordinated Debt refinancing the Senior Subordinated Debt existing on the Closing Date in regard to certain types of covenants that are customary for subordinated debt transactions of similar type and amount (such as financial covenants identical to those contained herein but looser to such reasonable extent as the Required Lenders may agree) that do not adversely affect the rights of the Lenders or the Administrative Agent in any way other than immaterial ways shall be deemed acceptable to the Lenders and the Administrative Agent so long as copies of all documents relating to such replacement Senior Subordinated Debt shall have been received by the Administrative Agent in sufficient time for review to confirm compliance with the foregoing, with the delivery of such confirmation not to be unreasonably withheld and the determination of approval or objection not to be unreasonably delayed; (E) change any provisions of Article 3 (or comparable provisions) of the Senior Subordinated Debt Documents or modify any of the defined terms used in such Article 3 (or comparable provisions), (F) provide for any additional security in respect of the


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obligations under the Senior Subordinated Debt Documents,  in each case, without the prior written consent of the Required Lenders; or (G) change any provision of the Letter Agreement or the Escrow Agreement in any respect; provided that the Borrower shall be permitted to effect any amendment, supplement or modification required pursuant to the terms of the Letter Agreement; or

     (c) Modify, amend, supplement or terminate any agreements, instruments or documents relating to the incurrence (if consented to by the Administrative Agent except to the extent such consent is not required under Section 6.2(c)(vi) of this Agreement) of any Debt or other obligations, contingent or otherwise, of the Borrowers or any Subsidiary permitted under Section 6.2(c)(vi) owing under any Permitted Acquisition documents or Permitted Club Acquisition documents or arising in connection with any Permitted Acquisition or Permitted Club Acquisition other than modifications, amendments and/or supplements which are immaterial and other than refinancing, in accordance with the provisions of
Section 6.2(c)(viii), of up to $500,000 in principal amount of indebtedness permitted to be incurred in connection with Permitted Acquisitions in accordance with the terms of Section 6.2(c)(vi).

     SECTION 6.14 Negative Pledge. Enter into or suffer to exist, or permit any of the Subsidiaries of the Borrower to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its properties or assets, other than as provided in the Loan Documents.

     SECTION 6.15 Partnerships, New Subsidiaries.

     (a) Become a general partner in any general or limited partnership or joint venture (other than as expressly permitted pursuant to Section 6.6(g)), or permit any of its Subsidiaries to do so, or

     (b) Create any new Subsidiary, unless such newly created Subsidiary shall become a Guarantor pursuant to the terms of the Subsidiary Guaranty and an additional grantor pursuant to the terms of the Security Agreement and Intellectual Property Security Agreement and all shares of the capital stock of such Subsidiary are pledged to the Administrative Agent pursuant to the Security Agreement.

     SECTION 6.16 Speculative Transactions. Except for non-speculative transactions expressly permitted under Section 6.6(k), engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or derivatives or any similar speculative transactions.

     SECTION 6.17 Capital Expenditures. Make, or permit any of its Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Borrower and its Subsidiaries to exceed $1,000,000 in any Fiscal Year of the Borrower.



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     SECTION 6.18  Issuance of Stock.  Except as otherwise  expressly  permitted under Sections 6.4, 6.6, 6.7 and 6.15 hereof, the Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, issue, sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other Equity Interests of the Borrower or any Subsidiary of the Borrower, except (a) to the Borrower or a Subsidiary of Borrower, (b) to qualify directors if required by applicable law, (c) as set forth in Schedule 6.18; (d) pursuant to the Acquisitions in accordance with the express provisions of the respective Acquisition Documents as in effect on the date hereof (or as they may be amended as and to the extent permitted under this Agreement) including, without limitation, in respect of Acquisition Puts in accordance with the summary of terms of the Acquisition Puts set forth on Schedule 6.18, provided that no term of the Acquisition Documents or Acquisition Puts is inconsistent with such summary of terms on Schedule 6.18; (e) issuances of Equity Interests of the Borrower in replacement for or repayment of the Senior Subordinated Debt, in whole or in part, in existence on the date of this Agreement (but not in replacement for or repayment of any replacement or refinancing of such Senior Subordinated Debt in existence on the date of this Agreement), so long as such Equity Interests (i)shall be in an amount at least equal to the sum of the principal amount then outstanding of such Senior Subordinated Debt which is replaced or repaid plus the fees, expenses and other costs payable by the Borrower or its Subsidiaries in connection with such replacement or repayment and (ii) do not mandate or require the Borrower to, and no holder thereof shall have the right to require the Borrower to, declare or pay any cash dividends or cash distributions in respect thereof or purchase, redeem, retire, defease or otherwise acquire for cash any such Equity Interests, except for payments of cash dividends in respect of such Equity Interests on substantially the same economic terms and having substantially the same economic effect as the payments of interest on the Senior Subordinated Debt in effect on the Closing Date and having a cash dividend not in excess of 8.5% per annum and payable on dates comparable to (or less frequently than) the payment dates set forth in the Senior Subordinated Debt in effect on the Closing Date and subject to blockage of such payments upon substantially the same terms as apply to such payments of interest, and (iii) do not contain any rights, whether or not on conversion or otherwise, that, if exercisable or exercised on the date of issuance could result in a Change of Control, or if exercisable or exercised at any time thereafter could reasonably be expected to result in a Change of Control, and provided that the amount and terms of any fees and expenses and other costs associated therewith are reasonably acceptable to the Administrative Agent; (f) issuances of Future Acquisition Puts, if any; and (g) issuances of Equity Interests of the Borrower not otherwise covered by clauses (a) through (f) above but only on the condition that no such instrument or security by its terms shall mandate or require the Borrower to, and no holder thereof shall have the right to require the Borrower to, (i) declare or pay any cash dividends or cash distributions in respect thereof or (ii) purchase, redeem, retire, defease or otherwise acquire for cash any of its capital stock, warrants, options or rights to acquire such capital stock or (iii) issue securities in respect thereof which payments of or in respect of which are not subordinate to the Obligations under the Loan Documents, and, provided, further that no such Equity Interests shall contain any rights, whether or not on conversion or otherwise that, if exercisable or exercised on the date of issuance could result in a Change of Control, or if exercisable or exercised at any time thereafter could reasonably be expected to result in a Change of Control,


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and any references in this Agreement to permitted  issuances of Equity Interests shall be subject to the terms of this subsection 6.18(g).

     SECTION 6.19 Operations in Subsidiaries. (i) Fail after nine months following the Closing Date to transfer the membership database from the Borrower to one or more of its Wholly-Owned Subsidiaries (other than Acquisition Corp or Holding Corp.) or (ii) fail from and after such nine-month period to commence all new agreements and licenses in one or more of its Wholly-Owned Subsidiaries (provided that the Borrower may be a party to any such agreement or license so long as substantially all of the economic benefits thereof accrue to the Subsidiary), or (iii) from and after the date which is nine months following the Closing Date intentionally expand or increase the business, assets or revenues of the Borrower (itself on an unconsolidated basis) in any way other than an immaterial way, or accept business opportunities or acquire assets in other than the Wholly-Owned Subsidiaries of the Borrower as distinct from the Borrower itself, it being understood that Subsidiaries of the Borrower are not restricted in any way by the provisions of this Section 6.19, and provided that (a) the foregoing shall not be deemed to limit acceptance of business opportunities by non-Wholly-Owned Subsidiaries or joint ventures of the Borrower and/or its Subsidiaries to the extent not otherwise limited under this Agreement; and (b) in the event of an inconsistency between the terms of this Section 6.19 and any other provisions of this Agreement, the terms of this Section 6.19 shall govern.

     SECTION 6.20 Management Fees. Notwithstanding any other provision contained in this Agreement or any of the other Loan Documents, pay, or be or become obligated to pay, any Management Fees to any Person or any interest on any deferred obligation therefor, including, without limitation, to any shareholder, director, officer or employee of any Borrower, or any Loan Party.

     SECTION 6.21 Shelf Registration. Fail to cause a shelf registration on Form S-3 for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, which shelf registration statement registers for resale the shares of the Borrower's Common Stock issued in connection with (or issuable upon exercise of any warrants issued in connection with) any of the Acquisitions or otherwise issued or issuable on the Closing Date, to be declared effective on or prior to the 180th day following the Closing Date (or fail to list the shares registered under such shelf registration for trading on the AMEX, subject to notice of official issuance, by such 180th day) or fail to have filed within sixty days after the Closing Date such shelf registration; and the Borrower shall keep the shelf registration statement effective (except for periods of not more than 20 consecutive days required in order to amend, supplement or otherwise correct any disclosures in such registration statement) until the earlier of (a) the second anniversary of the date hereof and (b) the date that is one week after all shares issued in connection with any Acquisition (or issuable under such warrants) and included in the shelf registration statement have been sold.




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                                    ARTICLE 7

                             REPORTING REQUIREMENTS

     While any of the Commitments is outstanding and, in the event any Advance remains outstanding, so long as the Borrower or any other Loan Party is indebted to any of the Lender Parties or the Administrative Agent under any of the Loan Documents, any Letter of Credit is outstanding and until payment in full of the Notes and full and complete performance of all of its other obligations arising hereunder, the Borrower shall furnish to the Administrative Agent and Lender
Parties:

     SECTION 7.1 Default Notice. As soon as possible and in any event within five (5) Business Days after a Responsible Officer of the Borrower obtains knowledge of the occurrence of any Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect, a statement of the Chief Financial Officer of the Borrower setting forth details of such Default or event, development or occurrence and the action that the Borrower has taken and proposes to take with respect thereto.

     SECTION 7.2 Monthly Financials. As soon as available and in any event within thirty (30) days after the end of each month which is not a fiscal quarter end, a Consolidated balance sheet, statement of income and cash flows for each month commencing April 1999, as of the end of such month of the Borrower and its Subsidiaries, and consolidating balance sheet and statements of income of the Borrower and its Subsidiaries, for the period commencing at the end of the previous month and ending with the end of such month and Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries, and consolidating statements of income of the Borrower and its Subsidiaries, for the period commencing at the end of the previous Fiscal Year and ending with the end of such month, setting forth in each case commencing April 2000 in comparative form the corresponding figures for the corresponding period of the prior Fiscal Year, all in reasonable detail and duly certified by the chief financial officer of the Borrower.

     SECTION 7.3 Quarterly Financials. As soon as available and in any event within fifty (50) days after the end of each of the first three fiscal quarters of each Fiscal Year:

     (a) a Consolidated balance sheet of the Borrower and its Subsidiaries, and consolidating balance sheets of the Borrower and its Subsidiaries, as of the end of such quarter and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries, and consolidating statements of income and consolidating statements of cash flows of the Borrower and its Subsidiaries, for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter; and

     (b) a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries and consolidating statements of income and consolidating statements of cash flows of the Borrower and its Subsidiaries for the period commencing at the


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end of the previous  Fiscal Year and ending with the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding Fiscal Year and the corresponding figures from the budgets for such period and for the Fiscal Year which includes such period, all of the foregoing in reasonable detail and duly certified by the chief financial officer of the Borrower as having been prepared in accordance with GAAP (subject to normal year-end audit adjustments), together with (i) a Compliance Certificate (provided that the Compliance Certificate must be delivered in no event later than forty-five (45) days after the end of each of the first three fiscal quarters of each Fiscal Year) of said officer stating, inter alia, that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (ii) a schedule in form reasonably satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance with the financial covenants contained in Article 8, provided, that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Article 8, a statement of reconciliation conforming such financial statements to GAAP; provided, further, that to the extent that comparable information is set forth in the Borrower's quarterly report on Form 10-Q filed with the Securities and Exchange Commission for each such quarter, delivery to the Administrative Agent and the Lender Parties of such 10-Q within the time period specified above shall be acceptable for purposes of this Section 7.3.

     SECTION 7.4 Annual Financials. As soon as available and in any event within one hundred five (105) days after the end of each Fiscal Year with respect to all deliveries pursuant to this Section 7.4 except for the certificate referred to in clause (c) below which, in any event, shall be delivered within ninety
(90) days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, including therein a Consolidated balance sheet of the Borrower and its Subsidiaries, and consolidating balance sheets of Borrower and its Subsidiaries, as of the end of such Fiscal Year and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries, and consolidating statements of income and consolidating statements of cash flows of the Borrower and its Subsidiaries, for such Fiscal Year, in each case setting forth in comparative form the corresponding figures for the prior Fiscal Year and the corresponding figures from the budget for such Fiscal Year and in each case accompanied (in the case of such Consolidated financial statements) by an opinion with respect to such Consolidated financial statements acceptable to the Administrative Agent of Deloitte & Touche or other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent together with (a) a letter of such accounting firm to the Administrative Agent and Lender Parties stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (b) a schedule in form reasonably satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Article 8, provided, that in the


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event  of  any  change  in  GAAP  used  in the  preparation  of  such  financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Article 8, a statement of reconciliation conforming such financial statements to GAAP and (c) a certificate of the Chief Financial Officer of the Borrower stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto.

     SECTION 7.5 Annual Forecasts. As soon as available and in any event no later than sixty (60) days after the end of each Fiscal Year, an annual operating budget prepared by management of the Borrower, including projected consolidated and consolidating balance sheets, income statements and cash flow statements on a quarterly basis and a description of the assumptions used in preparing such budget and such other relevant notes to such budget.

     SECTION 7.6 ERISA Events and ERISA Reports. (i) Promptly and in any event within thirty (30) days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the Chief Financial Officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (ii) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to
Section 4010 of ERISA, a copy of such records, documents and information.

     SECTION 7.7 Plan Terminations. Promptly and in any event within ten (10) Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan or correspondence from the PBGC indicating it is considering termination of any Plan.

     SECTION 7.8 Actuarial Reports. Promptly upon receipt thereof by any Loan Party or any ERISA Affiliate, a copy of the annual actuarial valuation report for each Plan the funded current liability percentage (as defined in Section 302(d)(8)(B) of ERISA) of which is less than 90% or the unfunded current liability (as defined in Section 302(d)(8)(A) of ERISA) of which exceeds $500,000. The present value of benefit liabilities as of the latest actuarial valuation date for such Plan (but not prior to 12 months prior to the date hereof), determined on the basis of a shut down of the company in accordance with actuarial assumptions used by the PBGC in single-employer plan terminations, shall not exceed the market value of assets exclusive of any contributions due to the Plan by more than $500,000.

     SECTION 7.9 Plan Annual Reports. Upon the request, from time to time, of the Administrative Agent, promptly and in any event within thirty (30) days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

     SECTION 7.10 Annual Plan Summaries. As soon as available and in any event within one hundred twenty (120) days after the end of each Fiscal Year, an annual summary of actuarial


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valuation and other information with respect to each Plan in form, substance and detail satisfactory to the Administrative Agent.

     SECTION 7.11 Multiemployer Plan Notices. Promptly and in any event within five (5) Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning, or other correspondence with respect to, (i) the imposition of Withdrawal Liability by any such Multiemployer Plan, (ii) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (iii) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (i) or (ii).

     SECTION 7.12 Litigation. Promptly after the commencement thereof, notice of all material actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, Federal, state, local or foreign, affecting any Loan Party or any of its Subsidiaries and, promptly after the occurrence thereof, notice of any change in the status or the financial effect on any Loan Party or any of its Subsidiaries of the Disclosed Litigation from that described on Schedule 4.9 that in each case could reasonably be expected to have a Material Adverse Effect.

     SECTION 7.13 Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all final registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any other governmental authority or with any national securities exchange.

     SECTION 7.14 Creditor Reports. Promptly after the furnishing thereof, copies of any statement or report furnished to any other holder of the securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit agreement or similar agreement or instrument and not otherwise required to be furnished to the Lender Parties pursuant to any other clause of this Article 7.

     SECTION 7.15 Agreement Notices. Promptly upon receipt thereof, copies of all notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to any Material Contract or indenture, loan or credit agreement or similar agreement or instrument regarding or related to any breach or default by any party thereto or any event that could materially impair the value of the interests or the rights of any Loan Party or any of its Subsidiaries (other than immaterial interests or rights) or otherwise have a Material Adverse Effect and copies of any amendment, modification or waiver of any provisions of any Material Contract or indenture, loan or credit agreement or similar agreement or indenture and, from time to time upon request by the Administrative Agent, such information and reports regarding the foregoing as the Administrative Agent may reasonably request.



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     SECTION 7.16 Revenue  Agent  Reports.  Within ten (10) days after  receipt, copies of all Revenue Agent Reports (Internal Revenue Service Form 886), or other written proposals of the Internal Revenue Service, that propose, determine or otherwise set forth any adjustments to the Federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the Borrower is a member aggregating $250,000 or more.

     SECTION 7.17 Environmental Conditions. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any
noncompliance  by  any  Loan  Party  or  any  of  its   Subsidiaries   with  any
Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect.

     SECTION 7.18 Real Property. Upon the request, from time to time, of the Administrative Agent, promptly and in any event within thirty (30) days after any such request, a report supplementing Schedules 4.21 and 4.22 hereto, including an identification of all real and leased property disposed of by the Borrower or any of its Subsidiaries during such Fiscal Year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or leased during such Fiscal Year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to remain accurate and complete in all respects.

     SECTION 7.19 Insurance. Upon the request, from time to time, of the Administrative Agent, promptly and in any event within thirty (30) days after any such request, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as the Administrative Agent may reasonably request.

     SECTION 7.20 [Intentionally left blank.]

     SECTION 7.21 Management Letters. As soon as available and in any event within ten (10) Business Days after the receipt thereof, copies of any "management letter" or similar letter received by the Borrower or its Board of Directors (or any Committee thereof) from its indepen dent public accountants.

     SECTION 7.22 Permitted Acquisition Documents. Within twenty (20) Business Days following the consummation of each Permitted Acquisition and each Permitted Club Acquisition, complete copies of the related material documents evidencing such Permitted Acquisition or such Permitted Club Acquisition, certified as true and correct by an appropriate officer of the Borrower.

     SECTION 7.23 Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries or the Collateral as the Administrative Agent or any Lender Party (through the Administrative Agent) may from time to time reasonably request.


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                                    ARTICLE 8

                               FINANCIAL COVENANTS


     While any of the Commitments is outstanding and, in the event any Advance remains outstanding, so long as the Borrower or any other Loan Party is indebted to any of the Lender Parties or the Administrative Agent under any of the Loan Documents, any Letter of Credit is outstanding and until payment in full of the Notes and full and complete performance of all of its other obligations arising hereunder, the Borrower shall:

     SECTION 8.1 Minimum EBITDA. Maintain on a Consolidated basis with respect to the Borrower and its Subsidiaries as of the end of each fiscal period of the Borrower set forth below EBITDA at not less than the respective amounts set forth below:

          Period                                Minimum EBITDA
          ------                                --------------

     (a)  fiscal quarter ending on
          March 31, 1999                        $0.00 (i.e., no negative amount)

     (b)  two fiscal quarters ending on
          June 30, 1999                         $2,500,000


     (c)  three fiscal quarters ending on
          September 30, 1999                    $6,000,000

     (d)  four fiscal quarters ending on
          the dates specified below:

          December 31, 1999                     $10,000,000

          March 31, 2000                        $11,000,000

          June 30, 2000                         $12,000,000

          September 30, 2000                    $12,000,000

          December 31, 2000                     $13,000,000

          December 31, 2001                     $15,000,000

          December 31, 2002                     $16,000,000



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         December 31, 2003                      $16,000,000

     SECTION 8.2 Consolidated Senior Debt to EBITDA Ratio Maintain on a Consolidated basis with respect to the Borrower and its Subsidiaries as of the end of each fiscal period of the Borrower set forth below, a ratio of Consolidated Senior Debt to EBITDA of not more than the ratio set forth below; provided, however, that with respect to the fiscal quarters ending on June 30, 1999 and September 30, 1999, EBITDA shall be calculated as provided at the end of this Article 8.

              Period                                          Maximum Ratio
              ------                                          -------------

         (a)  two fiscal quarters ending on
              June 30, 1999                                   5.25 to 1.00

         (b)  three fiscal quarters ending on
              September 30, 1999                              4.00 to 1.00

         (c)  most recently completed
              four fiscal quarters ending on the
              dates specified below:

              December 31, 1999                               3.00 to 1.00

              March 31, 2000                                  3.00 to 1.00

              June 30, 2000                                   2.75 to 1.00

              September 30, 2000                              2.75 to 1.00

              December 31, 2000                               2.50 to 1.00

              December 31, 2001 and on
              each December 31 thereafter                     2.00 to 1.00

     SECTION 8.3 Consolidated Debt to EBITDA Ratio. Maintain on a Consolidated basis with respect to the Borrower and its Subsidiaries as of the end of each period set forth below a Consolidated Debt to EBITDA Ratio of not more than the ratio set forth below; provided, however, that with respect to the fiscal quarters ending on September 30, 1999, EBITDA shall be calculated as provided at the end of this Article 8:



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              Period                                          Maximum Ratio
              ------                                          -------------

         (a)  three fiscal quarters ending on
              September 30, 1999                              6.00 to 1.00

         (b)  most recently completed
              four fiscal quarters ending on the
              dates specified below:

              December 31, 1999                               4.50 to 1.00

              March 31, 2000                                  4.50 to 1.00

              June 30, 2000                                   4.25 to 1.00

              September 30, 2000                              4.00 to 1.00

              December 31, 2000                               3.75 to 1.00

              December 31, 2001
              and each December 31 thereafter                 3.50 to 1.00

     SECTION 8.4 Interest Coverage Ratio. Maintain as of the end of each period set forth below, a ratio of (i) EBITDA for the most recently completed four fiscal quarters of the Borrower to (ii) Consolidated Interest Expense to the extent paid in cash during such period for such period of not less than the ratio set forth below for such period.


              Period                                          Minimum Ratio
              ------                                          -------------

         (a)  most recently completed
              four fiscal quarters ending on the
              dates specified below:

              December 31, 1999                               1.75 to 1.00

              March 31, 2000                                  2.00 to 1.00

              June 30, 2000                                   2.25 to 1.00

              September 30, 2000                              2.25 to 1.00

              December 31, 2000                               2.50 to 1.00



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              December 31, 2001
              and each December 31 thereafter                 2.50 to 1.00

     SECTION 8.5 Fixed Charge Coverage Ratio. Maintain as of the end of each period set forth below a Fixed Charge Coverage Ratio for the most recently completed four fiscal quarters of the Borrower of not less than the ratio set forth below for such period.

              Period                                          Minimum Ratio
              ------                                          -------------

         (a)  four fiscal quarters ending on the
              dates specified below:

              December 31, 1999                               1.20 to 1.00

              March 31, 2000                                  1.20 to 1.00

              June 30, 2000                                   1.20 to 1.00

              September 30, 2000                              1.20 to 1.00

              December 31, 2000                               1.20 to 1.00

              December 31, 2001
              and each December 31 thereafter                 1.20 to 1.00


With respect to Section 8.2 as to the first three full fiscal quarters ending after the Closing Date, EBITDA shall be calculated on an annualized basis, such that (a) with respect to the two full fiscal quarters ending on June 30, 1999, EBITDA shall be calculated by multiplying EBITDA for the period from January 1, 1999 to June 30, 1999 by 2, and (b) with respect to the three full fiscal quarters ending on September 30, 1999, EBITDA shall be calculated by multiplying EBITDA for the period from January 1, 1999 to September 30, 1999 by 4/3.

With respect to Section 8.3 as to the first three full fiscal quarters ending after the Closing Date, EBITDA shall be calculated on an annualized basis, such that with respect to the three full fiscal quarters ending on September 30, 1999, EBITDA shall be calculated by multiplying EBITDA for the period from January 1, 1999 to September 30, 1999 by 4/3.


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                                    ARTICLE 9

                                EVENTS OF DEFAULT

     If any of the following ("Events of Default") shall occur and be continuing:

     SECTION 9.1 Payment. (a) The Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (b) the Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause (b) within three (3) Business Days after the same becomes due and payable; or

     SECTION 9.2 Representations and Warranties. Any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made or confirmed; or

     SECTION 9.3 Certain Covenants. The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.14, 5.5, 5.6, 5.7, 5.13, or 5.14, Article 6 or Article 8 and such failure shall, if caused by a violation of the provisions of Section 6.1(b), (d) or (e), 6.6, 6.14, 6.16,
6.17 and if able to be remedied, remain unremedied for fifteen (15) days after the date of such failure; or

     SECTION 9.4 Other Covenants. Any Loan Party shall fail to perform any other term, covenant or agreement contained in any Loan Document or other documents executed or delivered to any of the Lenders in connection with this Agreement on its part to be performed or observed if such failure shall remain unremedied for thirty (30) days after the earlier of the date on which (a) a Responsible Officer of any Loan Party becomes aware of such failure or (b) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender Party; or

     SECTION 9.5 Other Defaults. Any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt that is outstanding in a principal or notional amount of at least $500,000 either individually or in the aggregate (but excluding Debt outstanding hereunder) of such Loan Party or such Subsidiary (as the case may
be), when the same becomes due and payable after any applicable grace period (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt, in each case if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or


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


     SECTION 9.6 Bankruptcy, Etc.. Any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, any such proceeding shall remain undismissed or unstayed for a period of sixty (60) days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur, or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this Section 9.6; or

     SECTION 9.7 Judgments.

     (a) Any judgment or order for the payment of money in excess of Five Hundred Thousand ($500,000) Dollars individually or in the aggregate (other than such a judgment or order which is fully covered by insurance for which the appropriate insurer has acknowledged responsibility in writing) shall be rendered against any Loan Party or any of its Subsidiaries and (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order and (ii) there shall be a period of fifteen (15) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

     (b) Any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that is reasonably likely to have a Material Adverse Effect; or

     SECTION 9.8 Loan Documents. Any material provision of any Loan Document after delivery thereof shall for any reason cease to be valid and binding on or enforceable against any Loan Party which is party to it, or any such Loan Party shall so state in writing; or

     SECTION 9.9 Liens. Any Collateral Document after delivery thereof, together with all filings and other required perfection actions taken in connection therewith, shall for any reason cease to or otherwise not create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby (other than non-perfection of Liens on specific collateral as identified expressly in the Security Agreement or Intellectual Property Security Agreement); or any Event of Default shall have occurred under the Radio Spirits Subordinated Security Agreement or the Senior Subordinated Security Agreement or the secured party under either thereof shall have taken any action in violation of the terms thereof; or the bailee under any bailee letter relating to inventory of any Loan Party shall take any action in respect of such


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


inventory having a value of $500,000 or more that could adversely affect the Administrative Agent's rights in collateral covered thereby in a material way; or

     SECTION 9.10 Change of Control. Any Change of Control shall occur; or

     SECTION 9.11 ERISA Events.

     (a) Any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of the last such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Events) exceeds $500,000; or

     (b) Any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $500,000 or requires payments exceeding 300,000 per annum; or

     (c) Any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $300,000; or

     SECTION 9.12 Subordination Provisions. The subordination provisions contained in any instrument pursuant to which the Subordinated Debt permitted under Section 6.2(c)(iv) is created or in any instrument evidencing such Subordinated Debt shall cease, for any reason, to be in full force and effect or enforceable in accordance with their terms (other than as the result of payment or prepayment in accordance with the terms hereof); or

     SECTION 9.13 Management. Norton Herrick shall cease for any reason whatsoever, including, without limitation, death or disability (as such disability shall be determined in the sole and absolute judgment of the Administrative Agent) to be and continuously perform the duties of Chairman of the Borrower or, if such cessation shall occur as a result of the death or such disability, neither (i) Michael Herrick nor (ii) another successor reasonably satisfactory to the Administrative Agent, shall have become and shall have commenced to perform the duties of Chairman of the Borrower within thirty (30) days after such cessation; provided, however, that if Michael Herrick or another such reasonably satisfactory successor shall have been so elected and shall have commenced performance of such duties within such period, the name of Michael


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


Herrick or such other successor, as the case may be, shall be deemed to have been inserted in place of Norton Herrick, in this Section 9.13; or

     SECTION 9.14 No Pledge of Certain Stock. Norton Herrick, Michael Herrick and/or Howard Herrick or any of their Affiliates shall create or suffer to be imposed a Lien on any of the shares of capital stock of the Borrower at any time owned by any of them of record and/or beneficially either (a) at any time when a Default or Event of Default then exists hereunder or would exist after giving effect thereto or (b) under any of the circumstances described below in this
Section 9.14, (i) if Norton Herrick, Michael Herrick, Howard Herrick and/or their Affiliates allow a Lien to be imposed on that quantity of Owned Herrick Shares which would cause the shares of the Borrower owned (whether beneficially and/or of record) by Norton Herrick, Michael Herrick, Howard Herrick and their Affiliates in the aggregate which are not subject to any Lien to be less than the number of shares required to be owned in clauses (a)(i), (ii), (iii) or (iv) of the definition of Change of Control as of the date of the imposition of such Lien (whether or not any Lien thereon shall have been foreclosed on or otherwise made use of directly or indirectly in any respect by the creditor(s) holding or having any benefit of such Lien), the intent of the parties hereto being that a Default shall exist under this Agreement if a Lien is granted on shares of capital stock of the Borrower if a potential Change of Control could arise therefrom (as determined under this clause (i) as of the date of the granting of any such Lien), whether or not a Change of Control would actually exist on the date of grant or existence of such Lien; or (ii) if a Lien is imposed on more than forty-nine (49%) percent of Owned Herrick Shares as of the Closing Date (or, if such shareholdings increase after the Closing Date, then not more than 49% of such shares owned after the Closing Date); or (iii) if a Lien is imposed on more than 350,000 of Owned Herrick Shares in favor of any single Person or in favor of any Person taken together with its Affiliates or in favor of any group of Persons (whether or not Affiliates) acting together or forming a partnership, limited partnership, syndicate or group of any kind or similar combination (as such amount may be appropriately adjusted as a result of stock splits, stock dividends, reverse stock splits, reclassifications or similar corporate transactions);

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitments of each appropriate Lender (other than the Commitment in respect of Letter of Credit Advances by the Issuing Bank or a Revolving Credit Lender pursuant to Section 2.3(c) and Swing Line Advances by a Revolving Credit Lender pursuant to Section 2.2(b)) and of the Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, (A) by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and (B) by notice to each party required under the terms of any agreement in support of which a Standby Letter of Credit is issued, request that all Obligations under such agreement be declared to be due and payable; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Loan Party or any of its Subsidiaries under the

Federal Bankruptcy Code, (x) the obligation of each Lender to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Revolving Credit Lender pursuant to Section 2.3(c) and Swing Line Advances by a Revolving Credit Lender pursuant to Section 2.2(b)) and of the Issuing Bank to issue Letters of Credit shall automatically be terminated and (y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Article 9 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Administrative Agent on behalf of the Lender
Parties in same day funds at the Administrative Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Administrative Agent and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent determines to be free and clear of any such right and claim.

                                   ARTICLE 10

                            THE ADMINISTRATIVE AGENT

     SECTION 10.1 Authorization and Action. (a) Each Lender Party (in its capacities as a Lender, the Issuing Bank and/or the Swing Line Bank) hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents and shall not be a trustee or fiduciary for any Lender Party.

     (b) As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes and any action taken or failure to act pursuant thereto shall be binding on all the Lender Parties; provided, however, that the Administrative Agent shall not be


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


required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement, any other Loan Document or applicable law and except for action expressly required by the Administrative Agent hereunder or under the Loan Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or thereunder unless it shall be indemnified to its satisfaction by the Lender Parties against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

     SECTION 10.2 Agent's Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 11.7; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for recitals, any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by or on behalf of the proper party or parties; and (g) may employ agents and attorneys-in-fact and shall not be answerable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

     SECTION 10.3 Fleet and Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, Fleet shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not the Administrative Agent; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include Fleet in its individual capacity. Fleet and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person who may do business with or own securities of any Loan Party or any such Subsidiary and may accept fees and other consideration from the Borrower or its Affiliates, for services in connection with this Agreement, the other Loan Documents or


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otherwise,  all as if Fleet were not the  Administrative  Agent and  without any duty to account therefor to the Lender Parties.

     SECTION 10.4 Lender Party Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender Party and based on the financial statements referred to in
Section 4.6 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     SECTION 10.5 Indemnification.

     (a) Each Lender Party severally agrees to indemnify the Administrative Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of any of the Loan Documents or any transaction contemplated hereby and thereby or any action taken or omitted by the Administrative Agent under any of the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender Party agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 11.4, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrower.

     (b) Each Lender Party severally agrees to indemnify the Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Issuing Bank in any way relating to or arising out of any of the Loan Documents or any action taken or omitted by the Issuing Bank under any of the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Issuing Bank's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender Party agrees to reimburse the Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 11.4, to the extent that the Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower.


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     (c) For  purposes of  Sections  10.5(a) and  10.5(b),  the Lender  Parties'
respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (ii) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time, (iii) the aggregate unused portions of their respective Term Commitments at such time, and (iv) their respective Unused Revolving Credit Commitments at such time; provided, that the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and Letter of Credit Advances owing to the Issuing Bank shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments. In the event that any Defaulted Advance shall be owing by any Defaulting Lender at any time, such Lender Party's Commitment with respect to the Facility under which such Defaulted Advance was required to have been made shall be considered to be unused for purposes of this Section 10.5 to the extent of the amount of such Defaulted Advance. The failure of any Lender Party to reimburse the Administrative Agent or the Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to the Administrative Agent or the Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse the Administrative Agent or the Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse the Administrative Agent or the Issuing Bank, as the case may be, for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreements of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 10.5 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

     SECTION 10.6 Successor Administrative Agents. The Administrative Agent may resign as to any or all of the Facilities at any time by giving written notice thereof to the Lender Parties and the Borrower and may be removed as to all of the Facilities at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent as to such of the Facilities as to which the Administrative Agent has resigned or been removed. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lender Parties, appoint a successor Administrative Agent, which shall be a Lender which is a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent as to all of the Facilities and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent,


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and the retiring Administrative Agent shall be discharged from all of its duties and obligations under this Agreement and the other Loan Documents. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent as to less than all of the Facilities and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent as to such Facilities, other than with respect to funds transfers and other similar aspects of the administration of Borrowings under such Facilities, issuances of Letters of Credit (notwithstanding any resignation as Administrative Agent with respect to the Letter of Credit Facility) and payments by the Borrower in respect of such Facilities, and the
retiring   Administrative   Agent  shall  be  discharged  from  its  duties  and
obligations under this Agreement as to such Facilities, other than as aforesaid. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent as to all of the Facilities, the provisions of this Article 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent as to any Facilities under this Agreement.

     SECTION 10.7 Events of Default. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans) unless the Administrative Agent has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give notice thereof to the Lenders (and shall give each Lender notice of each such non-payment). The Administrative Agent shall (subject to Section 10.1(b) hereof) take such action with respect to such Default as shall be directed by the Required Lenders.

                                   ARTICLE 11

                                  MISCELLANEOUS

     SECTION 11.1 Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders and Revolving Credit Lenders holding greater than 50% of the aggregate Revolving Credit Commitments, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders (other than any Lender Party that is, at such time, a Defaulting Lender), do any of the following at any time: (i) change the percentage of (A) the Commitments,
(B) the aggregate unpaid principal amount of the Advances or (C) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder; (ii) release all or


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substantially  all of the  Collateral  in any  transaction  or series of related transactions or permit the creation, incurrence, assumption or existence of any Lien on any material portion of the Collateral in any transaction or series of related transactions to secure any liabilities or obligations other than Obligations owing to the Secured Parties under the Loan Documents; (iii) release any of the Guarantors from their Subsidiary Guaranty; (iv) amend this Section
11.1 or the definition of Required Lenders; or (v) limit the liability of any Loan Party under any of the Loan Documents and (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender that has a Commitment under the Term Facility or Revolving Credit Facility if affected by such amendment, waiver or consent, (i) increase the Commitments of such Lender or subject such Lender to any additional obligations,
(ii) reduce the principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender, (iii) change any date fixed for any payment of principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender or
(iv) change the order of application of any prepayment set forth in Section 2.6 in any manner that materially affects such Lender; provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Bank or the Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of the Swing Line Bank or the Issuing Bank, as the case may be, under this Agreement or any other Loan Document; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document.

     SECTION 11.2 Notices Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered, by overnight courier services or personally served,

                  (a)      if to the Borrower:

                           Audio Book Club, Inc.
                           20 Community Place
                           Post Office Box 2346
                           Morristown, New Jersey 07962-2346
                           Attention: Mr. Norton Herrick
                                      Chairman, Co-Chief Executive Officer
                           Telephone No.: (973) 539-9528
                           Facsimile No.: (973) 539-1273

                                       and

                           Audio Book Club, Inc.
                           2295 Corporate Blvd., NW
                           Suite 222
                           P.O. Box 5010


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


                           Boca Raton, FL  33431
                           Attention:  Mr. Norton Herrick
                                           Chairman, Co-Chief Executive Officer
                           Telephone No.: (561) 241-9880
                           Facsimile No.:  (561) 241-9887

                           with a copy to:

                                    Werbel & Carnelutti, P.C.
                                    711 Fifth Avenue
                                    New York, New York 10022
                                    Attention:  Stephen M. Davis, Esq.
                                    Telephone No.: (212)832-8300
                                    Facsimile No.:  (212) 832-3353

                  (b)      if to the Administrative Agent:

                                    Fleet National Bank
                                    One Federal Street
                                    Boston, Massachusetts 02110
                                    Attention: Thomas Flanagan
                                    Telephone No.: (617) 346-4911
                                    Facsimile No.:  (617) 346-5093

                           with a copy to:

                                    Winston & Strawn
                                    200 Park Avenue
                                    New York, New York 10166
                                    Attention: Susan Berkwitt-Malefakis, Esq.
                                    Telephone No.: (212) 294-6703
                                    Facsimile No.: (212) 294-4700

     (c) if to any Initial Lender or the Initial Issuing Bank, at its Domestic Lending Office specified opposite its name on Schedule I attached hereto.

     (d) if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party;

or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, (i) when mailed by certified mail, return receipt requested, be effective three (3) days after mailing, (ii) when telegraphed,


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telecopied or telexed be effective upon delivery to the telegraph company,  upon transmission by telecopier or upon confirmation by telex answerback, (iii) when delivered in person, be effective when delivered, and (iv) when delivered by overnight courier, be effective two (2) Business Days after delivery to the courier properly addressed, except that notices and communications to the Administrative Agent pursuant to Article 2, 3 or 10 shall not be effective until received by the Administrative Agent. Delivery by telecopier of an executed counterpart of this Agreement, the Notes or any other Loan Document or of any Exhibit hereto or thereto or of any amendment or waiver of any provision thereof shall be as effective as delivery of a manually executed counterpart thereof.

     SECTION 11.3 No Waiver; Remedies; Counterclaims. No failure on the part of any Lender Party or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The due payment and performance of the Obligations shall be without regard to any counterclaim, right of offset or any other claim whatsoever that the Borrower or other Loan Party may have against any Lender Party or the Administrative Agent and without regard to any other obligation of any nature whatsoever that any Lender Party or the Administrative Agent may have to the Borrower or Loan Party, and no such counterclaim or offset shall be asserted by the Borrower (unless such counterclaim or offset would, under applicable law, be permanently and irrevocably lost if not brought in such action) in any action, suit or proceeding instituted by any Lender Party or the Administrative Agent for payment or performance of the Obligations.

     SECTION 11.4 Costs and Expenses.

     (a) The Borrower agrees to pay on demand (i) all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all reasonable due diligence, collateral review, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses, (B) the fees and expenses of counsel for the Administrative Agent with respect thereto, including advising the Administrative Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests under the Loan Documents, negotiating with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default, and presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto), (C) and the fees and expenses of J.H. Cohn LLP with respect to the verification of any cost savings and (ii) all costs and expenses of the Administrative Agent and the Lender Parties in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation or any bankruptcy, insolvency or other similar proceeding affecting


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creditors' rights generally or otherwise  (including,  without  limitation,  the fees and expenses of counsel for the Administrative Agent and each Lender Party with respect thereto).

     (b) The Borrower agrees to indemnify and hold harmless the Administrative Agent, each Lender Party and each of their respective Affiliates and their respective officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any commenced or threatened investigation, litigation or proceeding arising out of, related to or in connection with (and whether under any federal securities law or any other statute of any jurisdiction or any regulation or at common) law or otherwise against any Indemnified Party, (i) the Transaction or any other transaction of Borrower or any of its Subsidiaries or other Affiliates and any of the other transactions contemplated by the Loan Documents, (ii) any Permitted Acquisition and any other acquisition or proposed acquisition or similar business combination or proposed business combination by the Borrower or any of its Subsidiaries or other Affiliates of all or any portion of the shares of capital stock or substantially all of the property and assets of any other Person or any acts, practices or omissions of the Borrower, any of its Subsidiaries or its agents related thereto, or any withdrawals, termination or cancellation of any such proposed transaction for any reason, (iii) the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit by the Borrower or any of its Subsidiaries or other Affiliates and any of the other transactions contemplated by the Loan Documents, or (iv) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, in each case whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, officers, employees, stockholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the Transaction or any other transaction contemplated hereby is consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. The Borrower also agrees not to assert any claim against the Administrative Agent, any Lender Party or any of their respective Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Acquisitions, the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the Transaction or other transactions contemplated thereby, other than claims for direct, as opposed to consequential, damages.

     (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.9(b)(i) or a prepayment pursuant to
Section 2.6(a) or (b) or  acceleration  of the maturity of the Notes pursuant to
Article 9, the Borrower shall, upon demand by such Lender Party (with


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a copy of such demand to the  Administrative  Agent),  pay to the Administrative
Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds required by any Lender Party to fund or maintain such Advance.

     (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent, in its sole discretion.

     (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.10 and 2.12 and this Section 11.4 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

     SECTION 11.5 Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Article 9 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Article 9, each Lender Party and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender Party or such Affiliate to or for the credit or the account of the Borrower or any of its Subsidiaries against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement and the Note or Notes (if any) held by such Lender Party, irrespective of whether such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Lender Party agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender Party and its respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender Party and its respective Affiliates may have at law, in equity or otherwise.

     SECTION 11.6 Binding Effect This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Initial Lender and the Initial Issuing Bank that each such Initial Lender and the Initial Issuing Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign any of its rights hereunder or any interest herein without the prior written consent of the Lender Parties.


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



     SECTION 11.7 Assignments and Participations.

     (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) without the prior written consent of the Administrative Agent (which may be withheld for any reason) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of each of the Facilities on a pro rata basis with respect to each Facility, and no Facility may be assigned in full or in part without a contemporaneous assignment to the same assignee of each of the other Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, (iii) no such assignments shall be permitted without the prior consent of the Administrative Agent (which may be withheld for any reason) until the Administrative Agent shall have notified the Lender Parties that syndication of the Commitments hereunder has been completed, but in any event not later than 90 days following the Closing Date, (iv) no such assignment shall be permitted if, immediately after giving effect thereto, the Borrower would be required to make payments to or on behalf of the assignee Lender Party pursuant to Section 2.10(a) or (b) and the assignor Lender Party was not, at the time of such assignment, entitled to receive any payment pursuant to Section 2.10(a) or (b), and (v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500.

     (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (y) the Lender or Issuing Bank assignor thereun der shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

     (c) By executing and delivering an Assignment and Acceptance, the Lender Party assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest


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



created or purported to be created under or in connection with, this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.6 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

     (d) The  Administrative  Agent shall maintain at its address referred to in
Section 11.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lender Parties may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment and the appropriate processing and reconciliation fee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit A hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. In the case of any assignment by a Lender, within five (5) Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under a Facility pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder under such Facility, a new Note to the order of the assigning Lender in an amount equal to the Commitment


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



retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit B, C or I hereto, as the case may be .

     (f) The Issuing Bank may assign to an Eligible Assignee all of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that (i) each such assignment shall be to an Eligible Assignee and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500.

     (g) Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes, if any, held by it) at any time and from time to time and without the consent of or notice to the Borrower or any Guarantor; provided, however, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment, waiver or other modification of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver, modification or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

     (h) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.7, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party.

     (i) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.


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



     (j) Fleet may syndicate the Facilities to other lenders. Any such syndication will be managed by Fleet. The Borrower shall assist Fleet in forming such syndication and shall provide Fleet and any potential lender, assignee or participant, promptly upon request, with all information deemed reasonably necessary by them to complete successfully such syndication, including, without limitation, all information and projections prepared by the Borrower or their officers or advisers relating to the transactions contemplated herein. The Borrower shall make appropriate officers and representatives of the Borrower and their Subsidiaries available to participate in information meetings for potential syndicate members and participants at such times and places as Fleet may reasonably request. In connection with such syndication, Fleet may, in its sole discretion, allocate to other Lenders portions of any fees payable to Fleet in connection with the Facilities.

     SECTION 11.8 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 11.9 No Liability of the Issuing Bank. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers, directors, employees or agents shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

     SECTION 11.10 Confidentiality. Neither the Administrative Agent nor any Lender Party shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to the Administrative Agent or to the Administrative Agent's or such Lender Party's Affiliates and their officers, directors, employees, agents and advisors and to actual or


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



prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process and
(c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking. In the event of any required disclosure under clauses (a), (b), or (c) above, the Administrative Agent and the other Lender Parties agree to use reasonable efforts to inform the Borrower as promptly as practicable prior to the disclosure of any such Confidential Information.

     SECTION 11.11 Survival of Agreements and Representations; Construction.

     All agreements, representations and warranties made herein shall survive the delivery of this Agreement and the Notes. The headings used in this Agreement and the table of contents are for convenience only and shall not be deemed to constitute a part hereof

     SECTION 11.12 Assurances.

     (a) At any time and from time to time, upon the request of the Administrative Agent, the Borrower and each other Loan Party shall execute, deliver and acknowledge or cause to be executed, delivered and acknowledged, such further documents and instruments and do such other acts and things as the Administrative Agent may reasonably request in order to fully effect the purposes of this Agreement, the other Loan Documents and any other agreements, instruments and documents delivered pursuant hereto or in connection with the Loans, including, without limitation, the execution and delivery to the Administrative Agent of mortgages in form and substance satisfactory to the Administrative Agent covering all real property or interests therein acquired by the Borrower or other Loan Party, and all leases of real property entered into by the Borrower or other Loan Party as tenant or lessee, after the date of this Agreement, promptly after such acquisition or the entering into of any such lease.

     (b) Upon receipt of an affidavit of an officer of the Administrative Agent or any Lender as to the loss, theft, destruction or mutilation of any Note or Collateral Document which is not of public record, and, in the case of any such mutilation, upon the surrender and cancellation of such Note or Collateral Document, the Borrower will issue, in lieu thereof, a replacement Note or other Collateral Document in the same principal amount thereof (in the case of any Note) and otherwise of like tenor.

     SECTION 11.13 Severability.

     The provisions of this Agreement are severable, and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Agreement in any jurisdiction. Each of the covenants, agreements and conditions contained in this Agreement is independent and compliance by the Borrower with any of them shall not excuse non-compliance by the Borrower with any other. All covenants hereunder shall be given independent effect so that if a particular action or condition is not


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



permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

     SECTION 11.14 JURISDICTION, ETC.

     (a) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, NEW YORK AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL
JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY LENDER PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY JURISDICTION.

     (b) EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONAL LY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY IN ANY NEW YORK STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

     SECTION 11.15 GOVERNING LAW. THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS (OTHER THAN THE MORTGAGES WHICH SHALL BE GOVERNED BY THE LAW OF THE JURISDICTION WHERE THE PROPERTY COVERED THEREBY IS LOCATED) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS RULES PERTAINING TO CONFLICTS OF LAWS OTHER THAN GENERAL OBLIGATIONS LAW SECTION 5-1401.



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



     SECTION 11.16 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE LOAN PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDER PARTIES VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDER PARTIES AND THE ADMINISTRATIVE AGENT TO ENTER INTO THIS AGREEMENT AND TO MAKE ADVANCES HEREUNDER.

     SECTION 11.17 FINAL AGREEMENT. THIS WRITTEN AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. THE PARTIES HERETO ACKNOWLEDGE AND AFFIRM THE STATEMENT MADE IN THE PRECEDING SENTENCE.


                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                                AUDIO BOOK CLUB, INC.


                                By: /s/ Norton Herrick
                                   ------------------------------------
                                Title:  Chief Executive Officer



                                FLEET NATIONAL BANK, as Administrative
                                Agent, as Initial Issuing Bank and as Swing Line Bank


                                By:  /s/ Alex Sade
                                   ------------------------------------
                                Title:  Director

                              [TO CREDIT AGREEMENT]

                                INITIAL LENDERS:


                                FLEET NATIONAL BANK


                                By: /s/ Alex Sade
                                   ------------------------------------
                                Title:  Director



                                ING (U.S.) CAPITAL CORPORATION


                                By:
                                   ------------------------------------
                                Title:  Vice President

                              [TO CREDIT AGREEMENT]

                                EXHIBIT A TO THE
                                CREDIT AGREEMENT

                        FORM OF ASSIGNMENT AND ACCEPTANCE

     Reference is made to the Credit Agreement, dated as of December ___, 1998, (as amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined) among Audio Book Club, Inc., a Florida corporation (the "Borrower"), the Lender Parties party thereto and Fleet National Bank, as Initial Issuing Bank, as Swing Line Bank and as Administrative Agent for the Lender Parties (the "Administrative Agent").

     The "Assignor" and the "Assignee" referred to on Schedule I hereto agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on Schedule I hereto of all outstanding rights and obligations under the Credit Agreement Facility or Facilities as specified on Schedule I hereto. After giving effect to such sale and assignment, the Assignee's Term Commitments and Revolving Credit Commitments and the amount of the Term Advances and Revolving Credit Advances owing to the Assignee will be as set forth on Schedule I hereto.

     2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Loan Documents or any other instrument, agreement or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument, agreement or document furnished pursuant thereto; and
(iv) attaches the Term Note or Notes and the Revolving Credit Note or Notes held by the Assignor and requests that the Administrative Agent exchange such Note or Notes for a new Term Note or Notes and a new Revolving Credit Note or Notes payable to the order of the Assignee in an amount equal to the Term Commitments and Revolving Credit Commitments assumed by the Assignee pursuant hereto or new Term Note or Notes and Revolving Credit Note or Notes payable to the order of the Assignee in an amount equal to the Term Commitments and the Revolving Credit

Commitments assumed by the Assignee pursuant hereto and to the order of the Assignor in an amount equal to the Term Commitments and Revolving Credit Commitments retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule I hereto.

     3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to therein, including, without limitation, those referred to in Section 4.6 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement;
(iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender Party; and (vi) attaches any U.S. Internal Revenue Service forms or other forms required under Section 2.12 of the Credit Agreement.

     4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent, together with the processing and recordation fee specified in the Credit Agreement, for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the later of the date of acceptance hereof by the Administrative Agent or the date specified on Schedule I hereto.

     5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender Party thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

     6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Term Note or Notes and the Revolving Credit Note or Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Term Note or Notes and the Revolving Credit Note or Notes for periods prior to the Effective Date directly between themselves.

     7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to its conflicts of law principles).

     8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule I to this Assignment and Acceptance by telecopier shall be as effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

                            [Signature page follows]

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be duly executed by their authorized officers as of the Effective Date.

                                               [NAME OF ASSIGNOR], as Assignor

                                               By:______________________________
                                               Title:___________________________
                                               Dated:_______________, ______

                                               [NAME OF ASSIGNEE], as Assignee

                                               By:______________________________
                                               Title:___________________________
                                               Dated:_____________ ___, ________

                                               Domestic Lending Office:
                                               _________________________________
                                               _________________________________
                                               _________________________________

                                               Eurodollar Lending Office:
                                               _________________________________
                                               _________________________________
                                               _________________________________

Accepted this ____ day of
_____________,_______

-------------, ------

FLEET NATIONAL BANK, as Administrative Agent

By:_____________________________________
Title:__________________________________

[Consented to this ____ day of _________, ___

AUDIO BOOK CLUB, INC.
By:___________________________________
Title:__________________________________]1/

1/ The Borrower's signature shall be required only if no Event of Default is then existing and continuing.

                                   SCHEDULE I
                                       to
                          ASSIGNMENT AND ACCEPTANCE OF
                      ____________________ ("ASSIGNOR") AND
                        ___________________ ("ASSIGNEE")

As to the Revolving Credit Facility in respect of which an interest is being assigned:

Percentage interest assigned:                                        __________%


Assignee's Revolving Credit Commitment:                              $__________

Aggregate outstanding principal amount
of  Revolving Credit Advances assigned:                              $__________

Principal amount of  Revolving Credit
Note payable to Assignee:                                            $__________

Principal amount of Revolving Credit
Note payable to Assignor:                                            $__________

Effective Date (if other than date of
acceptance by Administrative Agent):                          __________, ______

                                EXHIBIT B TO THE
                                CREDIT AGREEMENT

                    FORM OF REVOLVING CREDIT PROMISSORY NOTE


$____________                                          Dated: December ___, 1998


     FOR VALUE RECEIVED, the undersigned, Audio Book Club, Inc., a Florida corporation (the "Borrower"), HEREBY PROMISES TO PAY on December __, 2003 to the order of (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the lesser of ____________________ ($_________) or the aggregate principal amount of the Revolving Credit Advances (as defined in the Credit Agreement referred to below) owing to the Lender by the Borrower pursuant to the Credit Agreement, dated as of December ___, 1998 (as amended, supplemented, restated or otherwise modified, the "Credit Agreement"; terms defined therein being used herein as therein defined), among the Borrower, the Lender and certain other Lender Parties party thereto and Fleet National Bank, as Initial Issuing Bank, as Swing Line Bank, and as Administrative Agent for the Lender and the other Lender Parties.

     This Promissory Note evidences all Revolving Credit Advances made by Lender to Borrower under the Credit Agreement. The unpaid principal balance of this Promissory Note shall be paid or prepaid at the times, in the amounts and in the manner provided by the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Advance from the date of such Revolving Credit Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

     Both principal and interest are payable in lawful money of the United States of America to Fleet National Bank, as Administrative Agent for the Lender Parties, at One Federal Street, Boston, MA 02110, Account No. , Attention: Loan Administration, in same day funds. Each Revolving Credit Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender in its internal records and, prior to any transfer hereof, endorsed on the grid attached hereto or any continuation thereof, which is part of this Promissory Note; provided, however, that the failure of such Lender to so record any such information or any error in so recording any such information shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under any other Loan Document.

     This Promissory Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Revolving Credit Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Credit Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Promissory Note, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Collateral Documents.

     This Promissory Note shall be governed by and construed in accordance with the laws of the State of New York without regard to its rules pertaining to conflicts of laws, other than General Obligations Law Section 5-1401, and shall be deemed to be under seal.



                                               AUDIO BOOK CLUB, INC.



                                               By:______________________________

                                               Name: ___________________________

                                               Title: __________________________

               REVOLVING CREDIT ADVANCES AND PAYMENTS OF PRINCIPAL



-----------------------------------------------------------------------------------------------------------
                       Amount of               Amount of           Unpaid Principal          Notation Made
Date               Revolving Credit        Principal Paid or            Balance                    by
                        Advance                 Prepaid
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

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

                                EXHIBIT C TO THE
                                CREDIT AGREEMENT



                              TERM PROMISSORY NOTE


$__________                                            Dated: December ___, 1998


     FOR VALUE RECEIVED, the undersigned, Audio Book Club, Inc., a Florida corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the principal amount of the Term Advance (as defined in the Credit Agreement referred to below) owing to the Lender by the Borrower pursuant to the Credit Agreement, dated as of December ___, 1998 (as amended, supplemented, restated or otherwise modified, the "Credit Agreement"; terms defined therein being used herein as therein defined), among the Borrower, the Lender and certain other Lender Parties party thereto, and Fleet National Bank, as Initial Issuing Bank, as Swing Line Bank, and as Administrative Agent for the Lender and the other Lender Parties.

     This Promissory Note evidences the Term Advance made by the Lender to Borrower under the Credit Agreement. The unpaid principal balance of this Promissory Note shall be paid or prepaid at the times, in the amounts and in the manner provided by the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of the Term Advance from the date of such Term Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

     Both principal and interest are payable in lawful money of the United States of America to Fleet National Bank, as Administrative Agent for the Lender, at One Federal Street, Boston, MA 02110, Account No. , Attention: Loan Administration, in same day funds.

     This Promissory Note is one of the Term Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of a Term Advance by the Lender to the Borrower in an amount not to exceed the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Term Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Promissory Note, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Collateral Documents.

     This Promissory Note shall be governed by and construed in accordance with the laws of the State of New York without regard to its rules pertaining to conflicts of laws, other than General Obligations Law Section 5-1401, and shall be deemed to be under seal.


                                               AUDIO BOOK CLUB, INC.



                                               By:______________________________

                                               Name:____________________________

                                               Title:___________________________

                                EXHIBIT D TO THE
                                CREDIT AGREEMENT


                           FORM OF NOTICE OF BORROWING


                                             [Date]


Fleet National Bank, as Administrative
  Agent under the Credit Agreement
  referred to below
One Federal Street
Boston, Massachusetts 02110

Attention: Loan Administration


Ladies and Gentlemen:

     The undersigned, on behalf of Audio Book Club, Inc. (the "Borrower"), refers to the Credit Agreement, dated as of January ___, 1999 (as amended, supplemented, restated or otherwise modified, the "Credit Agreement"; the terms defined therein being used herein as therein defined), among the Borrower, certain Lender Parties party thereto, Fleet National Bank, as Initial Issuing Bank, as Swing Line Bank and as Administrative Agent for said Lender Parties, and hereby gives the Administrative Agent notice, irrevocably, pursuant to
Section 2.2 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.2 of the Credit Agreement:

     (1)  The Business Day of the Proposed Borrowing is _____________, _____.

     (2) The Facility under which the Proposed Borrowing is to be made is the _______________ Facility.

     (3) The Type of Advances comprising the Proposed Borrowing is [Prime Rate Advance][Eurodollar Rate Advance].

     (4)  The aggregate amount of the Proposed Borrowing is $_________.

     [(5) The initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is _______ month[s].]

     The undersigned hereby certifies on behalf of the Borrower that the following statements are true and correct on the date hereof, and will be true on the borrowing date:

     (a) the representations and warranties contained in each Loan Document are correct on and as of the date of the Proposed Borrowing, both before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, except for such representations and warranties that expressly relate to an earlier date and except for changes in the ordinary course of business not prohibited by the Credit Agreement and which have not and would not individually or in the aggregate have a Material Adverse Effect;

     (b) no event has occurred and is continuing, or would result from the Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default;


                                               Very truly yours,

                                               AUDIO BOOK CLUB, INC.



                                               By:______________________________

                                               Name:____________________________

                                               Title:___________________________

                       EXHIBIT E TO THE SECURITY AGREEMENT


                          Dated as of December 31, 1998

                                      From

                             AUDIO BOOK CLUB, INC.,

                          ABC INTERNET SERVICES, INC.,

                          CLASSIC RADIO HOLDING CORP.,

                        CLASSIC RADIO ACQUISITION CORP.,

                              ABC INVESTMENT CORP.

                                       and

                              CH ACQUISITIONS CORP.

                                   as Grantors

                                       to

                              FLEET NATIONAL BANK,

                             as Administrative Agent

                                TABLE OF CONTENTS

SECURITY AGREEMENT....................................................................................  1

PRELIMINARY STATEMENTS................................................................................  1
         Section 1.  Grant of Security................................................................  2
         Section 2.  Security for Obligations.........................................................  6
         Section 3.  Grantors Remain Liable...........................................................  6
         Section 4.  Delivery of Security Collateral and Account Collateral...........................  6
         Section 5.  Maintaining the L/C Cash Collateral Account......................................  6
         Section 6.  Investing of Amounts in the L/C Cash Collateral Account..........................  7
         Section 7.  Release of Amounts...............................................................  7
         Section 8.  Representations and Warranties...................................................  7
         Section 9.  Further Assurances...............................................................  9
         Section 10. As to Equipment and Inventory...................................................  10
         Section 11. Insurance.......................................................................  10
         Section 12. Place of Perfection; Record; Collection of Receivables..........................  11
         Section 13. Voting Rights; Dividends; Etc...................................................  12
         Section 14. As to the Assigned Agreements...................................................  14
         Section 15. Payments Under the Assigned Agreements..........................................  14
         Section 16. Transfers and Other Liens; Additional Shares....................................  15
         Section 17. Administrative Agent Appointed Attorney-in-Fact.................................  15
         Section 18. Administrative Agent May Perform................................................  16
         Section 19. Administrative Agent's Duties...................................................  16
         Section 20. Remedies........................................................................  16
         Section 21. Registration Rights; Private Sale...............................................  17
         Section 22. Indemnity and Expenses..........................................................  18
         Section 23. Security Interest Absolute......................................................  19
         Section 24. Amendments; Waivers; Etc........................................................  19
         Section 25. Addresses for Notices...........................................................  20
         Section 26. Continuing Security Interest; Assignments under the Credit Agreement............  20
         Section 27. Release and Termination.........................................................  20
         Section 28. Governing Law; Terms............................................................  21
         Section 29. JURISDICTION....................................................................  21
         Section 30. WAIVER OF JURY TRIAL............................................................  22
         Section 31. Counterparts....................................................................  22

                                   Schedules

     Schedule I          Pledged Shares and Pledged Debt

     Schedule II         Locations of Equipment and Inventory

     Schedule III        Trade Names



                                    Exhibits

     Exhibit A           Form of Cash Collateral Account Letter

     Exhibit B           Form of Consent and Agreement

     Exhibit C           Form of Security Agreement Supplement

                               SECURITY AGREEMENT


     SECURITY AGREEMENT (this "Agreement"), dated as of December 31, 1998, by and among Audio Book Club, Inc., a Florida corporation having an office at 2295 Corporate Boulevard, N.W., Suite 222, Boca Raton, Florida 33431 (the "Borrower" or a "Grantor"), ABC Internet Services, Inc., a New York corporation having an office at 2295 Corporate Boulevard, N.W., Suite 222, Boca Raton, Florida 33431 ("ABC"), Classic Radio Holding Corp., a Delaware corporation having an office at 2295 Corporate Boulevard, N.W., Suite 222, Boca Raton, Florida 33431 ("Classic Holding"), Classic Radio Acquisition Corp., a Delaware corporation having an office at 2295 Corporate Boulevard, N.W., Suite 222, Boca Raton, Florida 33431 ("Classic Acquisition"), ABC Investment Corp., a Delaware corporation, with an office at 103 Springer Building, 3411 Silver Side Road, Wilmington, Delaware 19810, and CH Acquisitions Corp., a Delaware corporation having an office at
2295 Corporate Boulevard, N.W., Suite 222, Boca Raton, Florida 33431 ("CH Acquisitions Corp.") the Additional Grantors (as defined in Section 24(c) hereof) (the Additional Grantors, together with the Borrower, ABC, Classic Holding, Classic Acquisition, ABC Investment Corp. and CH Acquisitions Corp., the "Grantors") and Fleet National Bank ("Fleet"), as administrative agent (in such capacity, together with its successors in such capacity, the "Administrative Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

                             PRELIMINARY STATEMENTS

     (1) The Borrower has entered into a Credit Agreement, dated as of even date herewith (said Agreement, as it may hereafter be amended, restated, supplemented, extended or otherwise modified from time to time, the "Credit Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined), with the banks, financial institutions and other institutional lenders party thereto (the "Lenders"), Fleet, as Initial Issuing Bank, as Swing Line Bank and as Administrative Agent.

     (2) Each Grantor is the owner of the shares (such shares being the "Pledged Shares") set forth opposite such Grantor's name in Part I of Schedule I hereto and issued by the corporations named therein and of the indebtedness for borrowed money (the "Pledged Debt") set forth opposite such Grantor's name in
Part II of Schedule I and issued by the obligors named therein.

     (3) If and when determined by the Administrative Agent, the Administrative Agent will open a non-interest bearing cash collateral account (the "L/C Cash Collateral Account") with Fleet at its office at Fleet National Bank, One Federal Street, Boston, Massachusetts 02110, (or at such other institution as may be acceptable to the Administrative Agent), in the name of the Borrower but under the sole control and dominion of the Administrative Agent and subject to the terms of this Agreement.

     (4) Each Grantor other than the Borrower is a wholly-owned Subsidiary of the Borrower and will derive substantial benefit from the Advances made to, and the issuance of Letters of Credit on behalf of, the Borrower.

     (5) It is a condition precedent to the Lenders' making of Advances, the Issuing Bank's issuing of Letters of Credit under the Credit Agreement and the Hedge Banks entering into Bank Hedge Agreements with the Borrower from time to time that the Borrower shall have granted the assignment and security interest and made the pledge and assignment contemplated by this Agreement.

     NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Advances under the Credit Agreement, the Issuing Bank to issue Letters of Credit under the Credit Agreement and the Hedge Banks to enter into Bank Hedge Agreements with the Borrower from time to time, each of the Grantors hereby agrees with the Administrative Agent, for the benefit of the Administrative Agent and the ratable benefit of the Secured Parties, as follows:

     Section 1. Grant of Security. Each of the Grantors hereby assigns and pledges to the Administrative Agent, for the benefit of the Administrative Agent and the ratable benefit of the Secured Parties, and hereby grants to the Administrative Agent, for the benefit of the Administrative Agent and the ratable benefit of the Secured Parties, a security interest in the following (collectively, the "Collateral"):

     (a) all of such Grantor's machinery and equipment in all of its forms, whether now owned or hereafter arising or acquired, wherever located, now or hereafter existing, all fixtures and all parts thereof and all accessions thereto (any and all such equipment, fixtures, parts and accessions, the "Equipment");

     (b) all of such Grantor's inventory in all of its forms, whether now owned or hereafter arising or acquired, wherever located, now or hereafter existing
(including, without limitation, (i) raw materials and work in process, (ii) finished goods, (iii) materials used or consumed in the manufacture or production thereof, (iv) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee) and (v) goods that are returned to or repossessed by such Grantor), and all accessions thereto, products thereof and documents therefor (any and all such inventory, accessions, products and documents, the "Inventory");

     (c) all of such Grantor's accounts, contract rights, chattel paper, instruments, deposit accounts and other claims of any kind, whether now owned or hereafter arising or acquired, now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights now or hereafter existing in and to all security agreements, leases and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, instruments, deposit accounts or claims, except that the Grantor shall not grant, for so long as such grant would be prohibited by the terms of any such agreements, leases or other contracts or by applicable law, a security interest in any such agreements, leases or other contracts with respect to which the grant of any security interest or collateral assignment contemplated hereby is prohibited by its terms or by applicable law (any and all such accounts, contract rights, chattel paper, instruments, deposit accounts and claims, to the extent not referred to in clause (d), (e) or (f) below, being the "Receivables", and any and all such leases, security agreements and other contracts being the "Related Contracts");

     (d) all of such Grantor's right, title and interest, whether now existing or hereafter arising or acquired, in and to the following (the "Security Collateral"), without duplication:

          (i) the Pledged Shares and the certificates representing the Pledged Shares, including without limitation, the shares of capital stock of all of such Grantor's Subsidiaries, and the certificates representing the Pledged Shares; provided, however, that only 65% of the shares of capital stock of such Grantor's Foreign Subsidiaries shall be pledged, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Shares;

          (ii) the Pledged Debt and the instruments evidencing the Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt;

          (iii) all additional shares of stock of any issuer of the Pledged Shares from time to time acquired by such Grantor in any manner, provided, however, that only 65% of the shares of capital stock of such Grantor's Foreign Subsidiaries shall be pledged pursuant to this Agreement, and the certificates representing such additional shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

          (iv) all additional indebtedness for borrowed money from time to time owed to such Grantor by any obligor of the Pledged Debt and the instruments evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;

          (v) all additional "investment property" (as defined in the UCC) now owned or hereafter arising or acquired by such Grantor including, without limitation, (A) all securities, whether certificated or uncertificated, including, without limitation, stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (B) all security entitlements of such Grantor including, without limitation, the rights of such Grantor to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (C) all securities accounts held by such Grantor; (D) all commodity contracts held by such Grantor; and (E) all commodity accounts held by such Grantor.

     (e) each of the agreements to which such Grantor is now or may hereafter become a party, and each Hedge Agreement to which such Grantor is now or may hereafter become a party, in each case as such agreements may be amended, restated or otherwise modified from time to time, unless and for so long as the Grantor is not permitted to grant a security interest therein or collateral assignment thereof (collectively, the "Assigned Agreements"), including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) claims of such Grantor for damages arising out of or for breach of or default under the Assigned
Agreements, and (iv) the right of such Grantor to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder (all such Collateral being the "Agreement Collateral");

     (f) all of such Grantor's right, title and interest, whether now existing or hereafter arising or acquired, in and to the following (collectively, the "Account Collateral"):

          (i) the L/C Cash Collateral Account, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the L/C Cash Collateral Account;

          (ii) all deposit accounts of such Grantor, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing such deposit accounts;

          (iii) all Collateral Investments (as hereinafter defined) from time to time and all certificates and instruments, if any, from time to time representing or evidencing the Collateral Investments;

          (iv) all notes, certificates of deposit, deposit accounts, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Administrative Agent for or on behalf of such Grantor in substitution for or in addition to any or all of the then existing Account Collateral; and

          (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral;

     (g) all of such Grantor's corporate and business records, customer lists, credit files, computer program printouts and other computer materials and records;

     (h) without limitation of any of the foregoing, all of such Grantor's general intangibles, including, without limitation,

     (i) all choses in action, claims and causes of action or rights of recovery or set-off of every kind and character, and the goodwill of the business of such Grantor as a going concern;

     (ii) (A) all rights of such Grantor to receive moneys due and to become due under or pursuant to any general intangibles, (B) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to any general intangibles, (C) claims of such Grantor for damages arising out of or for breach of or default under any general intangibles, and (D) the right of such Grantor to terminate any general intangibles, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder;

    (iii) all of such Grantor's right, title and interest, whether now owned or hereafter arising or acquired, in and to the following (individually a "Copyright" and collectively, "Copyrights"): (A) all copyrights and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (B) all reissues, extensions or renewals thereof;

     (iv) all rights of such Grantor now owned or hereafter arising or acquired under any and all agreements granting any right to use any Copyright;

     (v) all of such Grantor's right, title and interest, whether now existing or hereafter arising or acquired, in and to the following (individually a "Patent" and collectively, "Patents"): (A) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country, and (B) all reissues, continuations, continuations-in-part or extensions thereof;

     (vi) all rights of such Grantor now owned or hereafter arising or acquired under any and all agreements granting any right with respect to any invention on which a Patent is in existence;

    (vii) all of such Grantor's right, title and interest, whether now existing or hereafter arising or acquired, in and to the following (individually a "Trademark" and collectively, "Trademarks"): (A) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; and (B) all reissues, extensions or renewals thereof; and

   (viii) all rights of such Grantor now owned or hereafter arising or acquired under all agreements granting any right to use any Trademark or Trademark registration.

     (i) all proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds that constitute property of the types described in clauses (a) - (h) of this Section 1) and, to the extent not otherwise included, all (i) payments under insurance (whether or not the Administrative Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral and (ii) cash.

     Section 2. Security for Obligations. This Agreement secures the payment of all Obligations of each Grantor now or hereafter existing under the Loan Documents, whether for principal, interest, fees, expenses or otherwise (all such Obligations being the "Secured Obligations"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Secured Obligations and would be owed by such Grantor to the Administrative Agent or the Secured Parties under the Loan
Documents  and the  Bank  Hedge  Agreements  but  for the  fact  that  they  are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Grantor.

     Section 3. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in the Collateral to which it is a party to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral to which it is a party and (c) neither the Administrative Agent nor any Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Administrative Agent or any Secured Party be obligated to perform any of the obligations or duties of any Grantor under such contracts and agreements included in the Collateral to which it is a party or to take any action to collect or enforce any claim for payment assigned hereunder.

     Section 4. Delivery of Security Collateral and Account Collateral. All certificates or instruments representing or evidencing Security Collateral or Account Collateral (except those relating to cash accounts and deposit instruments not required by the Administrative Agent to be delivered to the Administrative Agent on the Closing Date (but which it retains the right to require) shall be delivered to and held by or on behalf of the Administrative Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent. The Administrative Agent shall have the right, upon the occurrence and during the continuation of an Event of Default and on five (5) business days' notice to the Borrower, to transfer to or to register in the name of the Administrative Agent or any of its nominees any or all of the Security Collateral and the Account Collateral, subject only to the revocable rights specified in Section 13(a). In addition, the Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Security Collateral or Account Collateral for certificates or instruments of smaller or larger denominations.

     Section 5. Maintaining the L/C Cash Collateral Account. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment under the Credit Agreement or any Hedge Bank or any Loan Party shall have any obligations under any Hedge Agreement:

     (a) The Borrower will maintain the L/C Cash Collateral Account with Fleet.

     (b) It shall be a term and condition of the L/C Cash Collateral Account, notwithstanding any term or condition to the contrary in any other agreement relating to the L/C Cash Collateral Account and, except as otherwise provided by the provisions of Section 7 and Section 20, that no amount (including interest on Collateral Investments) shall be paid or released to or for the account of, or withdrawn by or for the account of, any Grantor or any other Person from the L/C Cash Collateral Account.

The L/C Cash Collateral Account shall be subject to such applicable laws, and such applicable regulations, of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.

     Section 6. Investing of Amounts in the L/C Cash Collateral Account. If requested by the Borrower, the Administrative Agent will, subject to the provisions of Section 7 and Section 20, from time to time invest (a) amounts on deposit in the L/C Cash Collateral Account in such Cash Equivalents as the Borrower may select, in each case which investments shall be made in the name of the Administrative Agent on behalf of the Borrower, and (b) interest paid on the Cash Equivalents referred to in clause (a) above, and reinvest other proceeds of any such Cash Equivalents that may mature or be sold, in each case in such Cash Equivalents as the Borrower may select, in each case which investments shall be made in the name of the Administrative Agent on behalf of the Borrower (the Cash Equivalents referred to in clauses (a) and (b) above being collectively
"Collateral Investments"). Interest and proceeds that are not invested or reinvested in Collateral Investments as provided above shall be deposited and held in the L/C Cash Collateral Account.

     Section 7. Release of Amounts. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or the Revolving Credit Lenders, as applicable, as provided in the Credit Agreement.

     Section 8. Representations and Warranties. Each Grantor represents and warrants as follows:

     (a) All of such Grantor's existing Equipment and Inventory are located at the places specified for such Grantor on Schedule II hereto. The chief place of business and chief executive office of such Grantor and the office where such Grantor keeps its records concerning the Receivables, and, to the extent possessed, the original copies of each Assigned Agreement and all originals of all chattel paper that evidence Receivables, are currently located at the address specified below the name of such Grantor on the signature pages hereof (or in the case of any Additional Grantor at the address specified below the name of such Additional Grantor on the signature page of the Security Agreement Supplement (as defined in Section 24(c)) executed and delivered by such Additional Grantor). None of the material Receivables or Agreement Collateral is evidenced by a promissory note or other instrument.

     (b) Such Grantor is the legal and beneficial owner of the Collateral pledged by such Grantor hereunder free and clear of any Lien, except for security interests created or permitted under the Loan Documents (including, without limitation, any Liens disclosed on Schedule 6.1(c) to the Credit Agreement). No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed: (i) in favor of the Administrative Agent relating to this Agreement or (ii) with respect to Permitted Liens or as otherwise permitted pursuant to the Credit Agreement.

     (c) Set forth below each Grantor's name on Schedule III hereto is a complete and accurate list of (i) all names under which such Grantor is or has been doing business within the last five years (including, without limitation, all trade names, division names and fictitious names), (ii) all trade names that such Grantor owns or is licensed to use (including the expiration date of such license) and (iii) all trade names that such Grantor has established the right to use (collectively, the "Trade Names"). Such Grantor has not changed within the past six months its name or identity, by reorganization or otherwise, or its address set forth below the name of such Grantor on the signature pages hereof or the Security Agreement Supplement executed and delivered by it, as the case may be, except as set forth on Schedule III hereto.

     (d) Except as set forth for each Grantor on Schedule II hereto, such Grantor has exclusive possession and control of the existing Equipment and Inventory pledged by such Grantor hereunder.

     (e) The Pledged Shares owned by such Grantor have been duly authorized and validly issued and are fully paid and non-assessable. To the best knowledge of such Grantor, the Pledged Debt owed to such Grantor has been duly authorized, authenticated or issued and delivered and, is the legal, valid and binding obligation of the issuers thereof and is not in default.

     (f) The Pledged Shares constitute the percentage of the issued and outstanding shares of stock of the issuers thereof indicated on Schedule I. The Pledged Debt is outstanding in the principal amount indicated on Schedule I.

     (g) The Assigned Agreements to which such Grantor is a party have been duly authorized, executed and delivered by such Grantor. There exists no default under any material Assigned Agreement to which such Grantor is a party, by Grantor or, to Grantor's knowledge, any other party thereto, except under any Assigned Agreement which involves a sum not in excess of $50,000 individually or $250,000 in the aggregate per annum for any default which individually or in the aggregate with other defaults would not reasonably be expected to have a Material Adverse Effect. If reasonably required by the Administrative Agent each party to the Assigned Agreements to which such Grantor is a party, other than such Grantor, has executed and delivered to such Grantor a consent, in substantially the form of Exhibit C hereto, to the assignment of the Agreement and Collateral to the Administrative Agent pursuant to this Agreement.

     (h)  Upon   either   the  filing  by  the   Administrative   Agent  or  its
representatives of the proper financing statements referred to in Section 3.1(a)(ii) of the Credit Agreement or the taking of possession thereof, as applicable, this Agreement, the pledge of the Security Collateral pursuant hereto and the pledge and assignment of the Account Collateral pursuant hereto create a valid and perfected first priority security interest in the Collateral of such Grantor which can be perfected by such filings or by the taking of possession, to the extent possession is so taken by the Administrative Agent, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest shall have been duly taken.

     (i) No consent of any other Person and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other third party is required either (i) for the grant by such Grantor of the assignment and security interest granted hereby, for the pledge by such Grantor of the Security Collateral pursuant hereto or for the execution, delivery or performance of this Agreement by such Grantor, (ii) for the perfection or maintenance of the pledge, assignment and security interest created hereby (including the first priority nature of such pledge, assignment or security interest), except for the filing of financing and continuation statements under the Uniform Commercial Code, which financing statements are in proper form and are duly executed and except for any other actions required to be taken as requested by the Administrative Agent which have been duly taken, or
(iii) for the exercise by the Administrative Agent of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally.

     (j) The Inventory which has been produced by such Grantor has been produced in compliance with all requirements of the Fair Labor Standards Act.

     Section 9. Further Assurances.

     (a) Each of the Grantors agrees that from time to time, at the expense of the Borrower, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Administrative Agent may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, such Grantor will, upon any such reasonable request of the Administrative Agent: (i) upon the occurrence and during the continuance of an Event of Default mark conspicuously each document included in the Inventory pledged by such Grantor hereunder, each chattel paper included in the Receivables pledged by such Grantor hereunder, each Related Contract pledged by such Grantor hereunder, each Assigned Agreement pledged by such Grantor hereunder and each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Administrative Agent, indicating that such document, chattel paper, Related Contract, Assigned Agreement or Collateral is subject to the security interest granted hereby; (ii) if any Collateral pledged by such Grantor hereunder shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Administrative Agent hereunder such note or instrument or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Administrative Agent; and (iii) execute such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be reasonably requested by the Administrative Agent in order to perfect and preserve the pledge, assignment and security interest granted or purported to be granted hereby.

     (b) Each Grantor hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral pledged by such Grantor hereunder, without the signature of such Grantor where permitted by law in order to perfect and preserve the pledge, assignment and security interest granted or purported to be granted hereby. A copy of each such statement and amendment will be timely provided to such Grantor. A photocopy or other reproduction of this Agreement or any financing statement covering its Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

     (c) Each Grantor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such reports in connection with its Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

     (d) Each Grantor hereby agrees, upon the request of the Administrative Agent at any time following the occurrence and during the continuance of an Event of Default, and at the expense of the Borrower, (i) within fourteen (14) days after such request deliver to the Administrative Agent a letter agreement among such Grantor, Fleet and the Administrative Agent in respect of the main cash concentration account of such Grantor, which agreement shall be in substantially the form of Exhibit A hereto, (ii) within twenty-one (21) days after such request deliver to the Administrative Agent a letter agreement, in substantially the form of Exhibit B hereto, in respect of each lockbox and blocked deposit account of such Grantor, (iii) within thirty (30) days after such request, take whatever action (including, without limitation, the filing of Uniform Commercial Code financing statements) as may be reasonably necessary or advisable in the sole discretion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it), for the benefit of the Administrative Agent and the ratable benefit of the Secured Parties, valid and subsisting Liens on the main cash concentration accounts of the Borrower and each other Grantor and the lockboxes and blocked deposit accounts of the Grantors, and (iv) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem reasonably necessary in obtaining the full benefits of the Liens on, or in preserving the Liens in, such main concentration accounts, lockboxes and blocked deposit accounts.

     Section 10. As to Equipment and Inventory. (a) Each Grantor shall keep the Equipment and Inventory (other than Inventory sold in the ordinary course of business) pledged by such Grantor hereunder at the places therefor specified in
Section 8(a) or, upon fifteen (15) days' prior written notice to the Administrative Agent, at such other places in a jurisdiction where all action required by this Agreement to maintain the security interest of the Administrative Agent in such Equipment and Inventory granted hereby shall have been taken with respect to such Equipment and Inventory.

     (b) Each Grantor shall cause the Equipment pledged by such Grantor hereunder which individually or in the aggregate is material to such Grantor's business to be maintained and preserved in good working condition, repair and working order, ordinary wear and tear excepted and except for insured casualty losses and shall forthwith, or in the case of any loss or damage to any of such Equipment, as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end. Each Grantor shall promptly furnish to the Administrative Agent a statement respecting any loss or damage to any of the Equipment pledged by such Grantor hereunder (other than immaterial loss or damage) or loss or damage to Equipment which individually or in the aggregate is not material to such Grantor's business.

     (c) Each Grantor shall timely pay when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory pledged by such Grantor hereunder; provided, however, that such Grantor shall not be required to pay any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against the Borrower or any of its Subsidiaries. In producing the Inventory pledged by such Grantor hereunder, each Grantor shall comply in all material respects with all requirements of the Fair Labor Standards Act.

     Section 11. Insurance.

     (a) Each Grantor shall, at its own expense, maintain insurance with respect to the Equipment and Inventory pledged by such Grantor hereunder in such amounts, against such risks, in such form and with such insurers, as required by the Credit Agreement. Each policy for liability insurance shall provide for all losses to be paid on behalf of the Administrative Agent and each Grantor as their interests may appear and each policy for property damage insurance shall provide for all losses (except so long as the payor shall not have received notice from the Administrative Agent to the effect that an Event of Default shall have occurred and is continuing for losses of less than $250,000 per occurrence) to be paid directly to the Administrative Agent and with respect to losses of $250,000 or more per occurrence but not in excess of $500,000 per occurrence or $500,000 in the aggregate, the Administrative Agent shall, unless an Event of Default shall have occurred and then be continuing, make such insurance proceeds available to the subject Grantor for the repair or replacement of the subject Collateral. Each such policy shall in addition (i) name such Grantor and the Administrative Agent as insured parties thereunder (without any representation or warranty by or obligation upon the Administrative Agent) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder in excess of $250,000 per occurrence unless an Event of Default shall have occurred and be continuing shall be payable to the
Administrative Agent notwithstanding any action, inaction or breach of representation or warranty by such Grantor, (iii) provide that there shall be no recourse against the Administrative Agent for payment of premiums or other amounts with respect thereto and (iv) provide that the insurer shall endeavor to provide at least thirty (30) days' prior written notice of cancellation or of lapse to the Administrative Agent. Each Grantor shall, if so requested by the Administrative Agent, deliver to the Administrative Agent original or duplicate policies of such insurance and, as often as the Administrative Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further, each Grantor shall, at the request of the Administrative Agent, duly exercise and deliver instruments of assignment of its insurance policies to comply with the requirements of Section 9 and cause the insurers to acknowledge notice of such assignment.

     (b) Reimbursement under any liability insurance maintained by any Grantor pursuant to this Section 11 may be paid directly to the Person who shall have incurred liability covered by such insurance. In case of any loss involving damage to Equipment or Inventory which individually or in the aggregate is material to such Grantor's business when subsection (c) of this Section 11 is not applicable, the Grantor that owns such Equipment or Inventory shall make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory out of available net proceeds of insurance maintained by such Grantor pursuant to this Section 11.

     (c) Upon the occurrence and during the continuance of any Event of Default or the loss (equal to or in excess of $500,000 per occurrence or in the aggregate) of any Equipment or Inventory, all insurance payments in respect of such Equipment or Inventory shall, except as provided in Section 11(a), be paid to and applied by the Administrative Agent as specified in Section 20(b).

     Section 12. Place of Perfection; Record; Collection of Receivables.

     (a) Each of the Grantors shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Collateral, and, to the extent possessed, the original copies of the Assigned Agreements and all originals of all chattel paper that evidence Receivables, at the location therefor specified in Section 8(a) or, upon fifteen (15) days' prior written notice to the Administrative Agent, at such other locations in a jurisdiction where all actions required by this Agreement to maintain the security interest of the Administrative Agent in such Collateral granted hereby shall have been taken with respect to the Collateral. Each of the Grantors shall hold and preserve such records, Assigned Agreements and chattel paper and shall permit representatives of the Administrative Agent at any time during normal business hours to inspect and make abstracts from such records and chattel paper.

     (b) Except as otherwise provided in this subsection (b), each of the Grantors shall continue to collect, at its own expense, all amounts due or to become due such Grantor under the Receivables pledged by such Grantor hereunder provided that, so long as no Event of Default has occurred and is continuing, each Grantor may settle or compromise the amount of payment of any of its Receivables, release wholly or partly any Obligor thereof, or allow any credit or discount thereon in the ordinary course of business. In connection with such collections, each Grantor may take such action as such Grantor may deem necessary or advisable to enforce collection of the Receivables pledged by such Grantor hereunder; provided, however, that the Administrative Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default and upon five business (5) days' written notice to the Borrower of its intention to do so, to notify the obligors under any Receivables of the assignment of such Receivables to the Administrative Agent and to direct such Obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Administrative Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Receivables, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by any Grantor of the notice from the Administrative Agent referred to in the proviso of the preceding sentence upon the occurrence and during the continuance of an Event of Default, (i) all amounts and proceeds (including instruments) received by such Grantor in respect of the Receivables pledged by such Grantor hereunder shall be received in trust for the benefit of the Administrative Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary endorsement) to be applied as provided by Section 20(b) and (ii) without the prior consent of the Administrative Agent, such Grantor shall not adjust, settle or compromise the amount or payment of any of its Receivables, release wholly or partly any Obligor thereof, or allow any credit or discount thereon.

     Section 13. Voting Rights; Dividends; Etc.

     (a) So long as no Event of Default shall have occurred and be continuing:

          (i) The Grantors shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the other Loan Documents; provided, however, that the Grantors shall not exercise or refrain from exercising any such right if such action would reasonably be expected to have a material adverse effect on the value of the Security Collateral or any part thereof.

          (ii) The Grantors shall be entitled to receive and retain any and all dividends and interest paid in respect of the Security Collateral; provided, however, that any and all

               (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral,

               (B) dividends and other distributions paid or payable in cash in respect of any Security Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

               (C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Security Collateral shall be, and shall be forthwith, delivered to the Administrative Agent to hold as Security Collateral and shall, if received by any of the Grantors, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of such Grantor and be forthwith delivered to the Administrative Agent as Security Collateral in the same form as so received (with any necessary endorsement); provided further, however, that the Grantors shall be entitled to retain any such payments referred to in clause (A), (B) or
(C) above to the extent such payments are made between the Borrower and its Subsidiaries or between the Borrower's Subsidiaries and in each case are otherwise permitted by the terms of the Credit Agreement, including without limitation Sections

6.4 and 6.7 thereof and in each case to the extent relating to Investments prior to the occurrence and during the continuance of a Default subject however to any prepayment requirements under the Credit Agreement.

          (iii) The Administrative Agent shall execute and deliver (or cause to be executed and delivered) to each of the Grantors all such proxies and other instruments as such Grantor may request for the purpose of enabling such Grantor to exercise, prior to the occurrence and during the continuance of an Event of Default, the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

     (b) Upon the occurrence and during the continuation of an Event of Default:

          (i) All rights of each of the Grantors (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 13(a)(i) shall automatically cease and (y) to receive the dividends and interest payments that it would otherwise be authorized to receive and retain pursuant to Section 13(a)(ii) shall automatically cease, and all such rights shall thereupon be vested solely in the Administrative Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends and interest payments.

          (ii) All dividends and interest payments that are received by any of the Grantors contrary to the provisions of paragraph (i) of this Section 13(b) shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Administrative Agent as Security Collateral in the same form as so received (with any necessary endorsement).

     Section 14. As to the Assigned Agreements.

     (a) Each of the Grantors shall, at its expense:

          (i) perform and observe all the material terms and provisions of the Assigned Agreements to which such Grantor is a party to be performed or observed by it, maintain such Assigned Agreements in full force and effect and enforce such Assigned Agreements in accordance with their terms, except where the failure to do so would not be reasonably likely to have a Material Adverse Effect and take all such action to such end as may be from time to time reasonably requested by the Administrative Agent; and

          (ii) furnish to the Administrative Agent promptly upon receipt thereof copies of all material notices received by such Grantor (other than those created or arising in the ordinary course) under or pursuant to the Assigned Agreements to which such Grantor is a party relating to any breach or default by any party which could reasonably be expected to have a Material

     Adverse Effect, and from time to time (A) furnish to the Administrative Agent such information and reports regarding the Collateral pledged by such Grantor hereunder as the Administrative Agent may reasonably request and
     (B) upon the reasonable request of the Administrative Agent, make to each other party to any such Assigned Agreement such demands and requests for information and reports or for action as such Grantor is entitled to make thereunder.

     (b) Each of the Grantors agrees that it shall not without the consent of the Administrative Agent if any such action would reasonably be expected to be adverse to the interests of, or impair the security value of such Collateral to, the Administrative Agent or the Lenders (except if adverse, or causing an impairment, in each case only in an immaterial way or with respect to Collateral which individually or in the aggregate is not material to such Grantor's business) and shall not in any event take any such action at any time following the occurrence and during the continuance of a Default or an Event of Default:

          (i) cancel or terminate any Assigned Agreement to which such Grantor is a party, or consent to or accept any cancellation or termination thereof;

          (ii) amend or otherwise modify any Assigned Agreement to which such Grantor is a party, or give any consent, waiver or approval thereunder;

          (iii) waive any material default under or material breach of any Assigned Agreement to which such Grantor is a party;

          (iv) consent to or permit or accept any prepayment of amounts to become due under or in connection with any Assigned Agreement to which such Grantor is a party, except as expressly provided therein; or

          (v) take any other action in connection with any Assigned Agreement to which such Grantor is a party, that would impair the value of the interest or rights of such Grantor thereunder or that would impair the interest or rights of the Administrative Agent.

     Section 15. Payments Under the Assigned Agreements. Following the occurrence and continuance of an Event of Default, if requested by the Administrative Agent, each of the Grantors shall effectively instruct each other party to each Assigned Agreement to which such Grantor is a party, that all payments due or to become due under or in connection with such Assigned Agreement shall be made in accordance with the instructions of the Administrative Agent. In such event the Administrative Agent shall instruct such party to make (A) such payments to the Borrower so long as no Event of Default shall have occurred and be continuing or (B) such payments to the Administrative Agent if any Event of Default shall have occurred and be continuing. Any payment made to the Administrative Agent under this Section 15 shall be applied as provided in Section 20(b).

     Section 16. Transfers and Other Liens; Additional Shares.

     (a) Each of the Grantors agrees that it shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except sales of Inventory in the ordinary course of business or sales or other dispositions of other assets permitted by the Credit Agreement, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral except for (A) the pledge, assignment and security interest created by this Agreement and (B) any other Liens expressly permitted under Section 6.1 of the Credit Agreement.

     (b) Each of the Grantors agrees that it shall (i) cause each issuer of the Pledged Shares which it controls not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to such Grantor and except as otherwise permitted by the Credit Agreement, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities owned by such Grantor of each issuer of the Pledged Shares; provided, however, that in no event shall more than 65% of the capital stock of any Foreign Subsidiary of a Grantor be pledged pursuant to this Agreement except if and to the extent otherwise provided in the Credit Agreement.

     Section 17. Administrative Agent Appointed Attorney-in-Fact. Each of the Grantors hereby irrevocably appoints the Administrative Agent such Grantor's attorney-in-fact, with full authority in the place and stead of the Borrower and in the name of the Borrower or otherwise, upon the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

     (a)  to  obtain  and  adjust   insurance   required   to  be  paid  to  the
Administrative Agent pursuant to Section 11,

     (b) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of its Collateral,

     (c) to receive, endorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) or (b) above, and

     (d) to file any claims or take any action or institute any proceedings that the Administrative Agent may deem necessary or desirable for the collection of any of its Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Administrative Agent with respect to any of its Collateral.

     Section 18. Administrative Agent May Perform. If any of the Grantors fails to perform any agreement contained herein, the Administrative Agent may itself, upon reasonable prior notice to such Grantor, perform, or cause performance of, such agreement, and the reasonable and actual expenses of the Administrative Agent incurred in connection therewith shall be payable by such Grantor under Section 22(b).

     Section 19.  Administrative  Agent's  Duties.  The powers  conferred on the
Administrative Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Security Collateral, whether or not the Administrative Agent or any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Administrative Agent shall exercise reasonable care in the custody and preservation of any Collateral in its possession and shall accord such Collateral treatment equal to that which Fleet accords other similar property in its possession.

     Section 20. Remedies. If any Event of Default shall have occurred and be continuing:

     (a) The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of New York at such time (the "N.Y. Uniform Commercial Code") (whether or not the N.Y. Uniform Commercial Code applies to the affected Collateral) and also may (i) require any or all of the Grantors to, and each Grantor hereby agrees that it will at its expense and upon request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place to be designated by the Administrative Agent that is reasonably convenient to both parties and (ii) without notice except as specified below and as required by law, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice except as required by law, be made at the time and place to which it was so adjourned.

     (b) Any cash held by or on behalf of the Administrative Agent as Collateral and all cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent as Collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Administrative Agent pursuant to Section 22) in whole or in part by the Administrative Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations in such order as is specified by the Credit Agreement and, if the Credit Agreement does not so specify an order of application against the Obligations, in such order as the Administrative Agent shall elect, provided, however, that this Section 20(b) shall be subject to the provisions of Section 11(a). Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the applicable Grantors or to whomsoever may be lawfully entitled to receive such surplus.

     (c) The Administrative Agent may exercise any and all rights and remedies of any of the Grantors under or in connection with the Assigned Agreements or otherwise in respect of the Collateral, including, without limitation, any and all rights of any Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, any Assigned Agreement.

     (d) All payments received by any Grantor under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment).

     (e) The Administrative Agent may, with reasonable notice to any of the Grantors and at any time or from time to time, charge, set-off or otherwise apply all or any part of the Secured Obligations against the L/C Cash Collateral Account or any part thereof; provided, however, that the failure to give notice shall not affect the validity of such charge, set-off or application.

     (f) Each Grantor will furnish to the Administrative Agent correct and complete customer lists and updates thereof as the Administrative Agent may reasonably request, all in reasonable detail.

     Section 21. Registration Rights; Private Sale. (a) If the Administrative Agent shall determine to exercise its right to sell all or any of the Security Collateral pursuant to Section 20 pursuant to a public offering (it being understood by each of the Grantors that the Administrative Agent shall be under no obligation to do so and may, in its sole discretion, dispose of the Security Collateral in any manner permitted by law that the Administrative Agent may select), each Grantor agrees that, upon request of the Administrative Agent, such Grantor will, at its own expense:

          (i) execute and deliver, and cause each issuer of the Security Collateral contemplated to be sold and the directors and officers thereof to execute and deliver all such instruments and documents, and do or cause to be done all such other acts and things as may be necessary or, in the sole discretion of the Administrative Agent, desirable to register its Security Collateral under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), to cause a registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus that, in the sole discretion of the Administrative

     Agent, are necessary or desirable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

          (ii) use its best efforts to qualify its Security Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Security Collateral, as requested by the Administrative Agent in its sole discretion;

          (iii) cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 10(a) of the Securities Act;

          (iv) provide the Administrative Agent with such other information and projections as may be necessary or, in the sole discretion of the Administrative Agent, desirable to enable the Administrative Agent to effect the sale of its Security Collateral; and

          (v) do or cause to be done all such other acts and things as may be necessary to make such sale of its Security Collateral or any part thereof valid and binding and in compliance with applicable law.

The Administrative Agent is authorized, in connection with any sale of the Security Collateral pursuant to Section 20, to deliver or otherwise disclose to any prospective purchaser of the Security Collateral (A) any registration statement or prospectus, and all supplements and amendments thereto, prepared pursuant to clause (i) above, (B) any information and projections provided to it pursuant to clause (iv) above and (C) any other information in its possession relating to the Security Collateral.

     (b) The Grantors recognize that, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may be unable to effect a public sale of all or a part of the Security Collateral, and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. The Grantors acknowledge that any such private sales may be at places and on terms less favorable to the sellers than if sold at public sales and agrees that such private sales shall be deemed to have been made in a commercially reasonable manner, and that the Administrative Agent has no obligation to delay the sale of any such securities for the period of time necessary to permit any such securities to be registered for public sale.

     Section 22. Indemnity and Expenses.

     (a) Each of the Grantors hereby agrees, jointly and severally, to indemnify the Administrative Agent from and against any and all claims, losses and liabilities arising out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Administrative Agent's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

     (b) The Borrower will upon demand pay to the Administrative Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Administrative Agent may incur in connection with (i) the administration of this Agreement,
(ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Administrative Agent or the Secured Parties hereunder or (iv) the failure by the Borrower or any other Grantor to perform or observe any of the provisions hereof.

     Section 23. Security Interest Absolute. The obligations of each Grantor under this Agreement are independent of the Secured Obligations, and a separate action or actions may be brought and prosecuted against each Grantor to enforce this Agreement, irrespective of whether any action is brought against the Borrower or any other Grantor or whether the Borrower or any other Grantor is joined in any such action or actions. All rights of the Administrative Agent and the pledge, assignment and security interest hereunder, and all obligations of each Grantor hereunder, shall be absolute and unconditional, irrespective of:

     (a) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto;

     (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other amendment or waiver of or any consent to any departure from any Loan Document, including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to the Borrower or any Guarantor or any of their subsidiaries or otherwise;

     (c)  any  taking,   exchange,   release  or  non-perfection  of  any  other
collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

     (d) any manner of application of collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any collateral for all or any of the Secured Obligations or any other assets of the Borrower or any Guarantor or any of their subsidiaries;

     (e) any change, restructuring or termination of the corporate structure or existence of the Borrower or any Guarantor or any of their subsidiaries; or

     (f) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor or a third party grantor of a security interest.

     Section 24. Amendments; Waivers; Etc.

     (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     (b) No failure on the part of the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

     (c) Upon the execution and delivery by any Person of a supplement to this Agreement, in each case in substantially the form of Exhibit D hereto (each a "Security Agreement Supplement"), (i) such Person shall be referred to as an "Additional Grantor" and shall be and become a Grantor, and each reference in this Agreement to an "Additional Grantor" or a "Grantor" shall also mean and be a reference to such Additional Grantor and each reference in any other Loan Document to a "Grantor" or a "Loan Party" shall also mean and be a reference to such Additional Grantor, and (ii) the supplements attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement the Schedules to this Agreement, as appropriate, and the
Administrative Agent may attach such supplements to such Schedules, and each reference to such Schedules shall mean and be a reference to such Schedules, as supplemented pursuant hereto.

     Section 25. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered if to any Grantor addressed to it at the address set forth below its name on the signature pages hereof; if to any Additional Grantor, addressed to it at the address set forth below its name on the signature pages to the Security Agreement Supplement executed and delivered by such Additional Grantor; if to the Administrative Agent, addressed to it at its address set forth in Section
11.2 of the Credit Agreement or, as to each other party, at such other address as shall be designated by such party in a written notice to the Grantors and the Administrative Agent. All such notices and communications shall, when mailed by certified mail, return receipt requested, telegraphed, telecopied or telexed, be effective three (3) Business Days after mailing, or two (2) Business Days after being deposited with a recognized overnight delivery service with all changes prepaid or billed to the account of the sender, or upon transmission to the telegraph company, upon delivery by telecopier or upon confirmation by telex answerback, respectively, addressed as aforesaid. Any party hereto may change the Person, address or telecopier number to whom or which notices are to be given hereunder, by notice duly given hereunder; provided, however, that any such notice shall be deemed to have been given hereunder only when actually received by the party to which it is addressed.

     Section 26. Continuing Security Interest; Assignments under the Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the later of (i) the indefeasible payment in full in cash of the Secured Obligations and (ii) the Termination Date, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent, the Lender Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided in Section 11.7 of the Credit Agreement. Notwithstanding the foregoing, no Grantor may assign any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent, which consent may be withheld for any reason.

     Section 27. Release and Termination.

     (a) Upon any sale, lease, transfer or other disposition of any item of Collateral in accordance with the express terms of the Loan Documents, the Administrative Agent will, at the Grantors' expense, execute and deliver to each Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that (i) at the time of such request and such release no Default shall have occurred and be continuing, (ii) such Grantor shall deliver to the Administrative Agent, at least ten (10) days prior to the date of the proposed release, a written request for release describing the item of Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a form of release for execution by the Administrative Agent and a certification by such Grantor to the effect that the transaction is in compliance with the Loan Documents and as to such other matters as the Administrative Agent may request, and (iii) the proceeds of any such sale, lease, transfer or other disposition required to be applied in accordance with
Section 2.6 or any other provision of the Credit Agreement shall be applied as required by the terms of the Credit Agreement.

     (b) Upon the latest of (i) the indefeasible payment in full in cash of the Secured Obligations, (ii) the expiration, termination or cancellation of all of the Letters of Credit and (iii) the Termination Date, the pledge, assignment and security interest granted by each of the Grantors hereby shall terminate and all rights to the Collateral shall revert to the appropriate Grantor. Upon any such termination, the Administrative Agent will, at the Grantors' expense, execute and deliver to the appropriate Grantor such documents as such Grantor shall reasonably request to evidence such termination.

     (c) To the extent any one or more provisions of this Agreement shall conflict with one or more provisions in the Credit Agreement, the provisions of the Credit Agreement shall control and supersede any such conflicting provision(s) of this Agreement.

     Section 28. Governing Law; Terms. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreement, terms used in Article 9 of the N.Y. Uniform Commercial Code are used herein as therein defined.

     Section 29. JURISDICTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, NEW YORK AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, OR FOR
RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY LENDER PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY JURISDICTION.

     EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY IN ANY NEW YORK STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

     Section 30. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE LOAN PARTIES, THE ADMINISTRATIVE AGENT AND THE SECURED PARTIES VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, THE ADVANCES OR

THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY SECURED PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE SECURED PARTIES AND THE ADMINISTRATIVE AGENT TO ENTER INTO THIS AGREEMENT AND TO MAKE ADVANCES PURSUANT TO THE LOAN DOCUMENTS.

     Section 31. Counterparts. This Agreement may be executed in any number of several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier of an executed counterpart of a signature page to this Agreement shall be as effective as delivery of a manually executed counterpart to this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, each of the Grantors has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                         AUDIO BOOK CLUB, INC.


                                         By:___________________________________
                                         Title:________________________________
                                         Address: 2295 Corporate Boulevard, N.W.
                                                  Suite 222
                                                  Boca Raton, Florida 33431


                                         ABC INTERNET SERVICES, INC.


                                         By:___________________________________
                                         Title:________________________________
                                         Address: 2295 Corporate Boulevard, N.W.
                                                  Suite 222
                                                  Boca Raton, Florida 33431


                                         CLASSIC RADIO HOLDING CORP.


                                         By:___________________________________
                                         Title:________________________________
                                         Address: 2295 Corporate Boulevard, N.W.
                                                  Suite 222
                                                  Boca Raton, Florida 33431

                                         CLASSIC RADIO ACQUISITION CORP.


                                         By:___________________________________
                                         Title:________________________________
                                         Address: 2295 Corporate Boulevard, N.W.
                                                  Suite 222
                                                  Boca Raton, Florida 33431

                                         ABC INVESTMENT CORP.

                                         By:___________________________________
                                         Title:________________________________
                                         Address: 103 Springer Building
                                                  3411 Silver Side Road
                                                  Wilmington, DE 19810

                                         CH ACQUISITIONS CORP.

                                         By:___________________________________
                                         Title:________________________________
                                         Address: 2295 Corporate Boulevard, N.W.
                                                  Suite 222
                                                  Boca Raton, Florida 33431

ACCEPTED:


FLEET NATIONAL BANK, AS ADMINISTRATIVE AGENT


By: _______________________________________

Title: ____________________________________

                                  EXHIBIT A TO
                               SECURITY AGREEMENT


                           [Grantor Name and Address]


                                                             _____________, ____


[Name of Depository Account Bank]
[Address]



Ladies and Gentlemen:

     Reference is made to deposit account no.[_________] (the "Cash Collateral Account") maintained with you by [GRANTOR NAME], a [_____________] corporation (the "Grantor"). Pursuant to the Security Agreement, dated November ___, 1998 (as amended, supplemented, renewed, restated, extended or otherwise modified from time to time, the "Security Agreement"; terms defined therein unless otherwise defined herein being used herein as therein defined), the Grantor has granted to Fleet National Bank, as administrative agent (together with any successor appointed pursuant to Article X of the Credit Agreement (as hereinafter defined), the "Administrative Agent") for the Secured Parties
referred to in the Credit Agreement, dated as of ________, ____ (as such agreement may be amended, supplemented, renewed, extended or otherwise modified from time to time, the "Credit Agreement"), by and among Audio Book Club, Inc., (the "Borrower"), the Lender Parties party thereto, the Secured Parties named therein and Fleet National Bank, as Swing Line Bank, as Issuing Bank and as the Administrative Agent, a security interest in certain property and assets of the Grantor, including, among other things, the following (the "Account Collateral"): (a) the Cash Collateral Account, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the Cash Collateral Account; (b) all interest, dividends, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral; and (c) all proceeds of any and all of the foregoing Account Collateral and, to the extent not otherwise included, all (i) payments under insurance (whether or not the Administrative Agent is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the foregoing Account Collateral, and (ii) cash. It is a condition to the continued maintenance of the Cash Collateral Account with you that you agree to this letter agreement.

     By signing this letter agreement, you acknowledge notice of the Security Agreement and the terms and conditions thereof related to the Account Collateral and confirm to the Administrative Agent that (a) the Cash Collateral Account is maintained with you at your offices at




                               Exhibit A - Page 1
the address set forth above, is entitled as set forth in subparagraph (i) below and the account number therefor is as set forth in the first paragraph of this letter agreement and (b) you have received no notice of any other pledge or assignment of, or any lien on or security interest in, the Cash Collateral Account. Further, you hereby agree with the Administrative Agent that:

          (i) The Cash Collateral Account shall be maintained solely for the benefit of the Administrative Agent, on behalf of itself and the other Secured Parties, shall be entitled "[NAME OF GRANTOR], cash collateral account for the benefit of Fleet National Bank, as Administrative Agent" and shall be subject to written instructions only from an officer of the Administrative Agent or, so long as you have not been notified by the Administrative Agent or the Grantor that a Default has occurred and is continuing and solely to the extent set forth in subparagraph (iv)(B) below, an officer of the Grantor, as agent for, and with the consent of, the Administrative Agent.

          (ii) The Cash Collateral Account is and shall be subject to the terms and conditions of the Security Agreement, and such applicable laws and regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as are in effect from time to time, and to the extent any term or condition of this letter agreement is inconsistent with the terms and conditions of the Security Agreement, the terms and conditions of the Security Agreement shall govern.

          (iii) You shall maintain a record of all deposits received in and all disbursements made from the Cash Collateral Account and, in addition to providing the Grantor with records and other documents of such deposits and disbursements on a daily basis in accordance with the arrangements in effect between you and the Grantor on the date hereof, furnish to the Administrative Agent a monthly statement of the Cash Collateral Account to be mailed to the Administrative Agent in accordance with the provisions of this letter agreement.

          (iv) (A) Upon the instructions of the Administrative Agent, you shall transfer, in immediately available funds, on each of your business days, all amounts to be applied by the Administrative Agent on such day to obligations then due and payable under the Credit Agreement and the other Loan Documents to the following account (the "Administrative Agent's Account"), which amounts shall be specified to you by the Administrative
     Agent:

                       Fleet Bank, as Administrative Agent
                       Account No. ___________________
                       One Federal Street
                       Boston, Massachusetts 02110
                       Attention:  Loan Administration
                       Ref: __________________________

     Any funds remaining in the Cash Collateral Account after effecting the release of funds set forth in the immediately preceding sentence shall be released to the Grantor in accordance


                               Exhibit A - Page 2
     with subparagraph (iv)(B) below.

          (B) After transferring to the Administrative Agent all available amounts on deposit in the Cash Collateral Account in accordance with subparagraph (iv)(A) above, and so long as neither the Administrative Agent nor the Grantor has notified you that an Event of Default has occurred and is continuing, you shall transfer, in accordance with the instructions from the Grantor, acting as agent for, and with the consent of, the Administrative Agent, all or a portion of the available remaining amounts on deposit in the Cash Collateral Account that are required for the conduct of the business of the Grantor and its subsidiaries in the ordinary course, which instructions shall specify the person or entity or the account therefor to which such amounts shall be transferred.

          (C) After complying with the provisions of  subparagraphs  (iv)(A) and
     (iv)(B) above, you shall hold any remaining amounts in the Cash Collateral Account as Collateral for the Secured Obligations.

     Except as provided in subparagraph (iv)(B) above, in no event shall you release any amounts on deposit in the Cash Collateral Account at the request of any Person or entity other than the Administrative Agent. Each such transfer of funds shall neither comprise only part of a remittance nor reflect the rounding off of any funds so transferred.

          (v) All transfers from the Cash Collateral Account referred to in subparagraph (iv) above shall be made by you irrespective of, and without deduction for, any counterclaim, defense, recoupment or set off and shall be final, and you will not seek to recover from the Administrative Agent for any reason any such payment once made.

          (vi) All service charges and fees with respect to the Cash Collateral Account shall be payable by the Grantor, but may be charged to another account maintained by the Grantor with you (other than the Cash Collateral Account or any Lock Box Account maintained with you). In the event you are unable to obtain sufficient funds from such charges to cover such service charges and fees, the Grantor shall indemnify you therefor.

          (vii) The Administrative Agent shall be entitled to exercise any and all rights of the Grantor in respect of the Cash Collateral Account in accordance with the terms of the Security Agreement, and you shall comply in all respects with such exercise. You hereby acknowledge that notwithstanding any other provision of this letter agreement, upon notice from the Grantor or the Administrative Agent of an Event of Default under the Credit Agreement, you will only accept instructions in respect of the Cash Collateral Account and the other Account Collateral from the Administrative Agent.

          (viii) The security interest of the Administrative Agent, on behalf of the Secured Parties, in the Cash Collateral Account and the other Account Collateral shall not be terminated until you receive notice of such termination from the Administrative Agent.


                               Exhibit A - Page 3

     This letter agreement shall be binding upon you and your successors and assigns and shall inure to the benefit of, and be enforceable by, the Administrative Agent and the other Secured Parties and their respective successors, transferees and assigns. You may terminate this letter agreement upon thirty (30) days' prior written notice to the Grantor and the Administrative Agent. Upon any such termination, you (a) shall close the Cash Collateral Account and transfer all available funds in the Cash Collateral Account in accordance with the instructions of the Administrative Agent and (b) shall nonetheless remain obligated to transfer promptly to the Administrative Agent, at the account designated by the Administrative Agent at such time, all funds and other property received in respect of the Cash Collateral Account.

     You shall exercise reasonable care in maintaining the Cash Collateral Account and any Account Collateral received in respect thereof and in fulfilling your obligations under or in respect of this letter agreement. You shall not be held liable for any claims, damages, losses or expenses incurred by the Grantor or the Administrative Agent in connection therewith other than for (a) claims, damages, losses or expenses resulting from your gross negligence or wilful misconduct or (b) failure to maintain the Cash Collateral Account or any such Account Collateral or to fulfill your obligations under or in respect of this letter agreement with reasonable care as required by the first sentence of this paragraph. Any liability incurred by you pursuant to the terms of this paragraph shall be limited to damages directly caused by you or resulting from, or in connection with, your actions or omissions to act, and shall not be for any incidental, indirect, punitive or consequential damages.

     All notices and other communications provided for under this letter agreement shall be by (a) telephone promptly confirmed in writing or (b) in writing (including telegraphic, telecopy or telex communication) and delivered by hand or overnight courier, telegraphed, telecopied or telexed, to each party at the address set forth below the name of such party on the signature pages of this letter agreement or to such other address as such party may specify in writing to each other party. All such notices and communications shall (i) when made by telephone, be effective when promptly confirmed in writing or (ii) when delivered by hand or overnight courier, telegraphed, telecopied or telexed, be effective upon delivery by hand, one (1) day after delivery to the courier company, when delivered to the telegraph company, when transmitted by telecopier or when confirmed by telex answerback, respectively, addressed as aforesaid.

     This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery by telecopier of an executed counterpart of a signature page to this letter agreement shall be as effective as delivery of a manually executed counterpart of this letter agreement.


                               Exhibit A - Page 4

     This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to its conflict of laws principles).

                                         Very truly yours,

                                         FLEET NATIONAL BANK,
                                         as Administrative Agent


                                         By____________________________________
                                           Name:
                                           Title:

                                         Person and Address for Notices:

                                         Fleet National Bank
                                         One Federal Street
                                         Boston, Massachusetts 02110
                                         Attention: ___________________________
                                         Telephone: ___________________________
                                         Facsimile No.: _______________________


                                         [NAME OF GRANTOR, as Grantor]


                                         By________________________________
                                           Name:
                                           Title:

                                         Person and Address for Notices:

                                         [Name]
                                         [Address]
                                         [Address]
                                         [Address]


Acknowledged and agreed to as
of the date first above written:


                               Exhibit A - Page 5

[NAME OF DEPOSITORY ACCOUNT BANK]


By__________________________________
  Name:
  Title:

Person and Address for Notices:

[Name]
[Address]
[Address]
[Address]


                               Exhibit A - Page 6

                                  EXHIBIT B TO
                               SECURITY AGREEMENT


                          FORM OF CONSENT AND AGREEMENT


     The undersigned hereby acknowledges notice of, and consents to the terms and provisions of, the Security Agreement, dated as of November ___, 1998 (the "Security Agreement"; the terms defined therein being used herein as therein defined), from [Name of Grantor], (the "Grantor") to Fleet National Bank, as administrative agent (the "Administrative Agent") for the Secured Parties referred to therein, and hereby agrees with the Administrative Agent that:

          (a) The undersigned will make all payments to be made by it under or in connection with the ________ Agreement, dated _________, 19__ (the "Assigned Agreement"), between the undersigned and Grantor in accordance with the instructions of the Administrative Agent.

          (b) All payments referred to in paragraph (a) above shall be made by the undersigned irrespective of, and without deduction for, any counterclaim, defense, recoupment or set-off and shall be final, and the undersigned will not seek to recover from the Administrative Agent or any Lender Party for any reason any such payment once made.

          (c) The Administrative Agent shall be entitled to exercise any and all rights and remedies of the Grantor under the Assigned Agreement and the undersigned shall comply in all respects with any such exercise.

          (d) The undersigned shall not, without the prior written consent of the Administrative Agent, (i) cancel or terminate the Assigned Agreement or consent to or accept any cancellation or termination thereof, (ii) amend, restate or otherwise modify the Assigned Agreement or (iii) except as expressly provided therein, make any prepayment of amounts to become due under or in connection with the Assigned Agreement.

     This Consent and Agreement shall be binding upon the undersigned and its successors and assigns, and shall inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent, the Lender Parties and their respective successors, transferees and assigns. THIS CONSENT AND AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS PROVISIONS).


                               Exhibit B - Page 1

     IN WITNESS WHEREOF, the undersigned has duly executed this Consent and Agreement as of the date set forth below.


Dated: ________, 1998                    [NAME OF OBLIGOR]



                                         By:____________________________________

                                         Title:_________________________________


                               Exhibit B - Page 2

                                  EXHIBIT C TO
                               SECURITY AGREEMENT



                      FORM OF SECURITY AGREEMENT SUPPLEMENT



                                                              ____________, ___



Fleet Bank, as Administrative Agent
One Federal Street
Boston, MA 02110
Attention: Corporate Banking Group


               Security Agreement, dated as of November ___, 1998,
                          made by Audio Book Club, Inc.
          and the other Grantors party thereto, to Fleet National Bank, as Administrative Agent for the Secured Parties

Ladies and Gentlemen:

     Reference is made to the above-captioned Security Agreement (such Security Agreement, as in effect on the date hereof and as it may hereafter be amended, supplemented, restated, or otherwise modified from time to time, the "Security Agreement"). Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Security Agreement.

     The undersigned hereby agrees, as of the date first above written, to become a Grantor under the Security Agreement as if it were an original party thereto and agrees that each reference in the Security Agreement to "Grantor" shall also mean and be a reference to the undersigned.

     The undersigned hereby assigns and pledges to the Administrative Agent, for the benefit of the Administrative Agent and the ratable benefit of the Lenders, the Swing Line Bank and the Issuing Bank, and hereby grants to the
Administrative Agent, for the benefit of the Administrative Agent and the ratable benefit of the Secured Parties, as security for the Secured Obligations, a lien on, and security interest in, all of the right, title and interest of the undersigned, whether now owned or hereafter acquired, in and to the Collateral owned by the undersigned, including, but not limited to, the property listed on the attached supplements to Schedules I through IV to the Security Agreement. The undersigned hereby certifies that such supplements have been


                               Exhibit C - Page 1
prepared by the undersigned in substantially the form of such Schedules and are true, accurate and complete as of the date hereof.

     The undersigned hereby makes each  representation and warranty set forth in
Section 8 of the Security Agreement (as modified by the attached supplements to the Schedules to the Security Agreement) to the same extent as each other Grantor and hereby agrees to be bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as each other Grantor.

     THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS PROVISIONS).

     EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, NEW YORK AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL
JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY LENDER PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY JURISDICTION.

     EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY IN ANY NEW YORK STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

     THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY
ACTION,   PROCEEDING  OR  COUNTERCLAIM  (WHETHER



                               Exhibit C - Page 2

BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF THE LOAN DOCUMENTS (AS DEFINED IN THE CREDIT AGREEMENT), THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING BANK IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

                                         Very truly yours,

                                         [NAME OF ADDITIONAL GRANTOR]
                                         [Address of chief executive office]
                                         [Address of chief executive office]


                                         By: ___________________________________

                                         Title:_________________________________


                               Exhibit C - Page 3

                        EXHIBIT G TO THE CREDIT AGREEMENT

                    INTELLECTUAL PROPERTY SECURITY AGREEMENT


                                December 31, 1998


                                      from

                             AUDIO BOOK CLUB, INC.,

                          ABC INTERNET SERVICES, INC.,

                          CLASSIC RADIO HOLDING CORP.,

                        CLASSIC RADIO ACQUISITION CORP.,

                            ABC INVESTMENT CORP., and

                              CH ACQUISITIONS CORP.


                                  as Grantors,


                                       to


                              FLEET NATIONAL BANK,


                             as Administrative Agent


124870.5

                                TABLE OF CONTENTS



INTELLECTUAL PROPERTY SECURITY AGREEMENT ..................................    1

PRELIMINARY STATEMENTS ....................................................    1
         SECTION 1.  Grant of Security ....................................    1
         SECTION 2.  Security for Obligations .............................    3
         SECTION 3.  Grantors Remain Liable ...............................    3
         SECTION 4.  Representations and Warranties .......................    3
         SECTION 5.  Further Assurances ...................................    6
         SECTION 6.  Transfers and Other Liens ............................    8
         SECTION 7.  Administrative Agent Appointed Attorney-in-Fact ......    8
         SECTION 8.  Administrative Agent May Perform .....................    9
         SECTION 9.  The Administrative Agent's Duties ....................    9
         SECTION 10. Remedies .............................................    9
         SECTION 11. Indemnity and Expenses ...............................   11
         SECTION 12. Security Interest Absolute ...........................   11
         SECTION 13. Amendments; Waivers; Supplements; Etc ................   12
         SECTION 14. Addresses for Notices ................................   12
         SECTION 15. Continuing Security Interest, Assignments ............   13
         SECTION 16. Release and Termination ..............................   13
         SECTION 17. Execution in Counterparts ............................   14
         SECTION 18. Governing Law; Terms .................................   14

EXHIBIT A .................................................................   21

                                    SCHEDULES

Schedule I     -    Patents and Patent Applications
Schedule II    -    Trademark Registrations and Applications
Schedule III   -    Copyright Registrations and Applications
Schedule IV    -    Licenses
Schedule 4(i)  -    Litigation

                    INTELLECTUAL PROPERTY SECURITY AGREEMENT


     INTELLECTUAL PROPERTY SECURITY AGREEMENT dated December 31, 1998 made by AUDIO BOOK CLUB, INC., a Florida corporation with an office at 2295 Corporate Boulevard, Suite 222, Boca Raton, Florida 33431 (the "Borrower"), the Additional Grantors, ABC INTERNET SERVICES, INC., a New York corporation with an office at 2295 Corporate Boulevard, Suite 222, Boca Raton, Florida 33431, CLASSIC RADIO HOLDING CORP., a Delaware corporation with an office at 2295 Corporate Boulevard, Suite 222, Boca Raton, Florida 33431, CLASSIC RADIO ACQUISITION CORP., a Delaware corporation, with an office at 2295 Corporate Boulevard, Suite 222, Boca Raton, Florida 33431, ABC Investment Corp., a Delaware corporation, with an office at 103 Springer Building, 3411 Silver Side Road, Wilmington, DE 19810 and CH ACQUISITIONS CORP., a Delaware corporation, with an office at 2295 Corporate Boulevard, Suite 222, Boca Raton, Florida 33431,(as defined in Section 13(c)) (the Additional Grantors, together with the Borrower, the "Grantors") to FLEET NATIONAL BANK, as administrative agent (in such capacity, together with successors in such capacity, the "Administrative Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

     PRELIMINARY STATEMENTS:

     (1) The Borrower has entered into a Credit Agreement, dated of even date herewith (said Agreement, as it may hereafter be amended, supplemented, restated or otherwise modified from time to time, being the "Credit Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined) with the banks, financial institutions and other institutional lenders party thereto (the "Lenders"), Fleet National Bank, as the Issuing Bank, and Fleet National Bank, as the Administrative Agent.

     (2) It is a condition precedent to the making of Advances by the Lenders, the issuance of Letters of Credit by the Issuing Bank under the Credit Agreement and the Hedge Banks' entering into the Bank Hedge Agreements with the Borrower from time to time that the Borrower shall have granted the assignment and security interest and made the pledge and assignment contemplated by this Agreement.

     NOW, THEREFORE, in consideration of the premises and in order to induce the Secured Parties to make Advances under the Credit Agreement, the Issuing Bank to issue Letters of Credit under the Credit Agreement, and the Hedge Banks to enter into Bank Hedge Agreements with the Borrower from time to time, each of the Grantors hereby agrees with the Administrative Agent for its benefit and the ratable benefit of the Secured Parties as follows:

     SECTION 1. Grant of Security. Each of the Grantors hereby assigns as collateral and pledges to the Administrative Agent for its benefit and the ratable benefit of the Secured Parties, and hereby grants to the Administrative Agent for its benefit and the ratable benefit of the Secured Parties a security interest in the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, and whether now or hereafter existing (collectively, the "Intellectual Property Collateral"):

     (a) all patents, patent applications and patentable inventions, including, without limitation, each patent identified in Schedule I attached hereto and made a part hereof and each patent application identified in such Schedule I, and including, without limitation, (i) all inventions and improvements described and claimed therein and the right to make, use or sell the same, (ii) the right to sue or otherwise recover for any misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past and future infringements thereof), and (iv) all rights corresponding thereto throughout the world and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals and extensions thereof, all improvements thereon and all other rights of any kind whatsoever of each Grantor accruing thereunder or pertaining thereto (the "Patents");

     (b) all trademarks, service marks, trade names, trade dress or other indicia of trade origin, trademark and service mark registrations, and applications for trademark or service mark registrations and any renewals thereof (to the extent that assignment of such application is permissible under 15 U.S.C. 1060), including, without limitation, each registration and application identified in Schedule II attached hereto and made a part hereof, and including, without limitation, (i) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof,  (ii)  all  income,  royalties,  damages  and  other  payments  now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (iii) all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade dress or other indicia of trade origin (the "Trademarks");

     (c) all copyrights, whether statutory or common law, and whether or not the underlying works of authorship have been published, and all works of authorship and other intellectual property rights therein, all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations and copyright applications, and any renewals or extensions thereof, including, without limitation, each copyright registration and copyright application identified in Schedule III attached hereto and made a part hereof, and including, without limitation, (i) the right to reproduce, prepare derivative works, distribute copies, perform or display any of the foregoing, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (iv) all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto (the "Copyrights");

     (d) all license agreements (subject to the rights of the other parties thereto) with any other Person in connection with any of the Patents, Trademarks or Copyrights, or such other Person's patents, trade names, trademarks, service marks, copyrights or works of authorship, or other intellectual property, whether such Grantor is a licensor or licensee under any such license agreement, including, without limitation, the license agreements listed on Schedule IV attached hereto and made a part hereof, and any right to prepare for sale, sell and advertise for sale, all Inventory (as defined in the Security Agreement) now or hereafter owned by the Grantor and now or hereafter covered by any such licenses (the "Licenses"); provided, however, that to the extent that the consent of any other party to any of the Licenses is required, under the terms thereof, for the collateral assignment thereof, then this Agreement shall not effect any collateral assignment of (or otherwise be applied so as to cause a default under) such Licenses; and

     (e) all proceeds of any of the foregoing Patents, Trademarks, Copyrights and Licenses, including, without limitation, any claims by such Grantor against third parties for infringement of the Patents, Trademarks, Copyrights or Licenses.

     (f) As used in this Agreement, the terms (i) "ABC Intellectual Property Collateral" shall mean the Intellectual Property Collateral of the Grantors not acquired as a result of the consummation of the Acquisitions and (ii) "Acquired Intellectual Property Collateral" shall mean the Intellectual Property Collateral of the Grantors acquired as a result of the consummation of the Acquisitions.

     SECTION 2. Security for Obligations. This Agreement secures the payment of all Obligations of each Grantor now or hereafter existing under the Loan Documents, whether for principal, interest, fees, expenses or otherwise (all such Obligations secured being the "Secured Obligations").

     SECTION  3.  Grantors  Remain  Liable.  Anything  herein  to  the  contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in the Intellectual Property Collateral to which it is a party to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent of any of the rights or remedies hereunder shall not release any Grantor from any of its duties or obligations under any of the contracts and agreements included in the Intellectual Property Collateral, and (c) neither the Administrative Agent nor any Secured Party shall have any obligation or liability under any of the contracts and agreements included in the Intellectual Property Collateral by reason of this Agreement, nor shall the Administrative Agent or any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

     SECTION 4. Representations and Warranties. The Grantors jointly and severally represent and warrant as follows:

     (a) Each Grantor is the legal and beneficial owner of the Intellectual Property Collateral pledged by such Grantor free and clear of any Lien, claim, option or right of others, except for the liens and security interests created under this Agreement or permitted under the Loan Documents (including, without limitation, any Liens disclosed in Section 6.1 of the Credit Agreement); provided, however, Grantors may possess derivative copyrights in works considered to be in the "public domain" as to which third parties may also have claims. No effective financing statement or other instrument similar in effect covering all or any part of the Intellectual Property Collateral or listing any Grantor or any of its Subsidiaries or any trade name of any Grantor or any of its Subsidiaries as debtor is on file in any recording office (including, without limitation, the United States Patent and Trademark Office and the United States Copyright Office) (except that the foregoing representation as to the Acquired Intellectual Property Collateral is made only to the knowledge of the Grantors in respect of filings or recordings that are not Uniform Commercial Code filings), except such as may have been filed in favor of the Administrative Agent relating to this Agreement or one of the other Loan Documents, or as may be permitted pursuant to the Credit Agreement.

     (b) Set forth in Schedule I is a complete and accurate list of all patents owned by each Grantor. Set forth in Schedule II is a complete and accurate list of all trademark and service mark registrations and all trademark and service mark applications owned by each Grantor. Set forth in Schedule III is a complete and accurate list of all copyright registrations and copyright applications owned by each Grantor. Set forth in Schedule IV is a complete and accurate list, in all material respects, of all Licenses in which each Grantor is (i) a licensor with respect to any of the Patents, Trademarks, or Copyrights or (ii) a licensee of any other Person's patents, trade names, trademarks, service marks, copyrights or works of authorship. Such Grantor has made all necessary filings and recordations to protect and maintain its interest in the patents, patent applications, trademark and service mark registrations, trademark and service mark applications, copyright registrations and copyright applications and Licenses set forth in Schedules I, II, III and IV hereto which are part of the ABC Intellectual Property Collateral, except where the failure to make any such filings and recordations would not have a Material Adverse Effect.

     (c) Each patent, patent application, trademark or service mark registration, trademark or service mark application, copyright registration, and copyright application of each Grantor set forth in Schedule I, II or III hereto (except for any which is immaterial to the business of such Grantor) is subsisting and has not been adjudged invalid, unregisterable or unenforceable, in whole or in part, and is valid, registrable and enforceable. Each License of each Grantor identified in Schedule IV (except for any which is immaterial to the business of such Grantor) is, to the best of each Grantor's knowledge, subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and is, to the best of each Grantor's knowledge, valid and enforceable. No Grantor is aware of any uses of any item of Intellectual Property Collateral (except for any which is immaterial to the business of such Grantor) which would be expected to lead to such item becoming invalid or unenforceable, including unauthorized uses by third parties and uses which were not supported by the goodwill of the business connected with such Intellectual Property Collateral.

     (d) No Grantor has made any previous assignment, transfer or agreement constituting a present or future assignment, transfer or encumbrance of any of the Intellectual Property Collateral (except for any which is immaterial to the business of such Grantor). Except as set forth on Schedule 4(d), no Grantor has granted any license (other than those listed on Schedule IV hereto), release, covenant not to sue, or non-assertion assurance to any Person with respect to any part of the Intellectual Property Collateral (except for any which is immaterial to the business of such Grantor).

     (e) Each Grantor has used proper statutory notice in connection with its use of each patent, each registered trademark and service mark and each copyright contained in Schedule I, II or III (except for any which is immaterial to the business of such Grantor).

     (f) This Agreement creates in favor of the Administrative Agent, on behalf of itself and the Lender Parties, a valid (upon filing of financing statements and with the appropriate U.S. patent and trademark or copyright office) first priority security interest in the Intellectual Property Collateral of each Grantor which can be perfected by such filings, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest as requested by the Administrative Agent have been duly taken; provided however, it is understood that with respect to any rights which any Grantor may have in copyrights licensed or acquired from third parties, a security interest in such copyrights can only be perfected through filing in the U.S. Copyright Office if such copyrights have been previously registered with the U.S. Copyright Office; and provided further, except as set forth in the Schedules attached hereto, each Grantor makes no representations or warranties about which, if any, of such copyrights have been registered with the U.S. Copyright Office.

     (g) Except as set forth in Schedule 4.4 of the Credit Agreement, and any required consent of other parties to Licenses, no consent of any Person and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required (i) for the grant by any Grantor of the assignment and security interest granted hereby, for the pledge by any Grantor of the Intellectual Property Collateral pursuant hereto, or for the execution, delivery or performance of this Agreement by each Grantor, (ii) for the perfection or maintenance of the pledge, assignment and security interest created hereby (including the first priority nature of such pledge, assignment and security interest), except for the filing of financing and continuation statements under the Uniform Commercial Code, which financing statements have been duly filed, and the filing and recording of this Agreement in the United States Patent and Trademark Office and the United States

Copyright Office against each patent, patent application, trademark or service mark registration, trademark or service mark application, copyright registration, and copyright application of each Grantor set forth in Schedule I, II or III hereto, or (iii) for the exercise by the Administrative Agent of its rights provided for in this Agreement or the remedies in respect of the Intellectual Property Collateral pursuant to this Agreement. To the extent that any of the Licenses entered into after the date hereof is material to the business of the subject Grantor or accounted for or could reasonably be expected to account for more than $250,000 in gross revenues to the Grantors during Borrower's current or subsequent fiscal year, such Grantor will hereafter promptly use its commercially reasonable efforts (without being required to incur any unreasonable expense) to obtain any required third party consent for the assignment of such License hereunder.

     (h) Except as set forth on Schedule 4(i) hereto or Schedule 4.4 or 4.9 to the Credit Agreement, no claim has been made to or by any Grantor and is continuing or threatened to or by any Grantor that any item of Intellectual Property Collateral (except that which is immaterial to such Grantor's business) is invalid or unenforceable or that the use by any Grantor of any Intellectual Property Collateral (except that which is immaterial to such Grantor's business) does or may violate the rights of any Person. To the best of each Grantor's knowledge, there is currently no infringement or unauthorized use of any item of Intellectual Property Collateral (except that which is immaterial to such Grantor's business) or could not reasonably be expected to result in a claim or claiming against such Grantor for amount exceeding $250,000 individually or in the aggregate.

     (i) Each Grantor has taken all reasonably necessary steps to use consistent standards of quality in the manufacture, distribution and sale of all products sold and the provision of all services provided under or in connection with any of the Intellectual Property Collateral, which is part of the ABC Intellectual Property Collateral and material to such Grantor's business, and has taken all commercially reasonable steps to ensure that all licensed users of any of the Intellectual Property Collateral, which is part of the ABC Intellectual Property Collateral and material to such Grantor's business, use such consistent standards of quality.

     (j) Nothing has come to the attention of any Grantor which causes it to believe that any representation or warranty received by such Grantor and contained in the Acquisition Agreements relating to the Acquired Intellectual Property Collateral of such Grantor contains an untrue statement of material fact or omits to state a material fact necessary to make the statements not misleading which fact or omission could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), results of operations, performance, reasonably foreseeable business prospects or properties of such Grantor.

     (k) For purposes of any of the representations, warranties or covenants contained in this Agreement, the phrase "material to business of any Grantor" or other similar phrase shall be deemed, when referring to effects of any events or items on either Classic Radio Holding Corp. or Classic Radio Acquisition Corp., to refer to the effects of any such events or items on their respective businesses taken as a whole and not individually.

     SECTION 5. Further Assurances. (a) Each of the Grantors jointly and severally agrees that from time to time, at the expense of such Grantor, such Grantor shall promptly execute and deliver all further instruments and documents, and take all further action, that the Administrative Agent believes may be reasonably necessary, or that the Administrative Agent may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any part of the Intellectual Property Collateral. Without limiting the generality of the foregoing, each Grantor will, upon the reasonable request of the Administrative Agent, with respect to the Intellectual Property Collateral owned by such Grantor, execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be reasonably necessary, or as the Administrative Agent may reasonably request, in order to perfect and preserve the pledge, assignment and security interest granted or purported to be granted hereby.

     (b) Each Grantor hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Intellectual Property Collateral without the signature of such Grantor where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Intellectual Property Collateral or any part thereof will be sufficient as a financing statement where permitted by law.

     (c) Each Grantor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Intellectual Property Collateral and such other reports in connection with the Intellectual Property Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

     (d) Each Grantor agrees that, if it obtains an ownership interest in any patent, patent application, patentable invention, trademark, service mark, trade name, trade dress, other indicia of trade origin, trademark or service mark registration, trademark or service mark application, copyright, copyright registration, copyright application, work of authorship or License, which is not now a part of the Intellectual Property Collateral, (i) the provisions of
Section 1 will automatically apply thereto, and (ii) any such patent, patent application, patentable invention, trademark, service mark, trade name, trade dress, indicia of trade origin, trademark or service mark registration, trademark or service mark application (together with the goodwill of the business connected with the use of same and symbolized by same), copyright, copyright registration, copyright application, work of authorship or License will automatically become part of the Intellectual Property Collateral; provided, however, that to the extent the consent of any other party to any such License is required, under the terms thereof, for the collateral assignment thereof, then this Agreement shall not effect any collateral assignment of (or otherwise be applied so as to cause a default under) such License for so long as (but only for so long as) such consent would be required and has not been obtained. Each Grantor further agrees that it shall deliver to the Administrative Agent a written report, in reasonable detail, on an annual basis (starting on or about December 31, 1999, and thereafter on or about December 31 of each succeeding year), setting forth each new patent, patent application, trademark or service mark registration, trademark or service mark application, copyright registration, copyright application or License that such Grantor has filed, acquired or otherwise obtained in U.S. the preceding six month reporting period. Such Grantor authorizes the Administrative Agent to modify this Agreement by amending Schedules I, II, III and IV hereto (and shall cooperate with the Administrative Agent in effecting any such amendment) to include any patent, patent application, trademark or service mark registration, trademark or service mark application, copyright registration, copyright application or License which becomes part of the Intellectual Property Collateral.

     (e) With respect to each patent, patent application, trademark or service mark registration, trademark or service mark application, copyright registration and copyright application set forth in Schedule I, II or III hereto (except for those which individually and in the aggregate are immaterial to the Grantor's business), each Grantor agrees to take all reasonably necessary steps, including, without limitation, in the United States Patent and Trademark Office and the United States Copyright Office or in any court, to (i) maintain each such patent, trademark or service mark registration, and copyright registration, and (ii) pursue each such patent application, trademark or service mark application and copyright application now or hereafter included in the Intellectual Property Collateral, including, without limitation, the filing of responses to office actions issued by the United States Patent and Trademark Office, the filing of affidavits under Sections 8 and 15 of the United States Trademark Act, the filing of divisional, continuation, continuation-in-part and substitute applications, the filing of applications for re-issue, renewal or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings. Each Grantor agrees to take corresponding steps with respect to each new or acquired patent, patent application, trademark or service mark registration, trademark or service mark application, copyright registration, or copyright application to which it is now or later becomes entitled (except for those which individually and in the aggregate are immaterial to the Grantor's business). Any and all expenses incurred in connection with such activities will be borne by such Grantor. No Grantor shall discontinue use of or otherwise abandon any patent, patent application, trademark or service mark, trademark or service mark registration, trademark or service mark application, copyright registration, or copyright application now or hereafter included in the Intellectual Property Collateral (except for those which individually and in the aggregate are immaterial to the Grantor's business), unless the relevant Grantor shall have first determined in its sound and reasonable business judgment that such use or pursuit or maintenance of same is no longer desirable in the conduct of such Grantor's business, in which case, such Grantor shall give written notice of any such abandonment or discontinuance to the Administrative Agent pursuant to the annual reporting requirement contained in Section 5(d) above.

     (f) Each Grantor agrees to notify the Administrative Agent promptly and in writing if it learns (i) that any item of the Intellectual Property Collateral (except for those which individually and in the aggregate are immaterial to the Grantor's business) has been determined to have become abandoned or dedicated to the public, (ii) of the institution of any proceeding by or against such Grantor (including, without limitation, the institution of any proceeding in the

United States Patent and Trademark Office or any court) regarding any infringement or unauthorized use of (or similar claim with respect to) item of the Intellectual Property Collateral which is material to such Grantor's business, or (iii) of any adverse determination in any such proceeding.

     (g) In the event that a Grantor makes a determination in its reasonable business judgment that any item of the Intellectual Property Collateral, which is material to such Grantor's business, is infringed or misappropriated by a third party, such Grantor shall promptly notify the Administrative Agent and will take such actions as such Grantor or, following the occurrence and during the continuance of a Default of an Event of Default, the Administrative Agent deems reasonable and appropriate under the circumstances to protect such Intellectual Property Collateral, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation. Any expense incurred in connection with such activities will be borne by such Grantor.

     (h) Each Grantor shall use proper statutory notice in connection with its use of each of its patents, registered trademarks and service marks, and copyrights contained in Schedule I, II or III (except for those which individually and in the aggregate are immaterial to the Grantor's business).

     (i) Each Grantor shall take all steps which it or, following the occurrence and during the continuance of a Default or an Event of Default, the Administrative Agent deems reasonable and appropriate under the circumstances to preserve and protect its Intellectual Property Collateral, which is material to such Grantor's business, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Intellectual Property Collateral, consistent with the quality of the products and services as of the date hereof, and taking all steps reasonably appropriate to ensure that all licensed users of any of the Intellectual Property Collateral use such consistent standards of quality.

     SECTION 6. Transfers and Other Liens. Each of the Grantors agrees that it shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Intellectual Property Collateral except as expressly permitted by the Credit Agreement, or
(ii) create or suffer to exist any Lien upon or with respect to any of the Intellectual Property Collateral except for the pledge, assignment and security interest created by this Agreement and except for Liens expressly permitted by
Section 6.1 of the Credit Agreement; provided, however, that this Section 6 shall not, unless an Event of Default has occurred and is then continuing, prohibit, impair or limit the right or ability of any Grantor to grant licenses in respect of any of the Intellectual Property Collateral in the ordinary course of business.


     SECTION 7. Administrative Agent Appointed Attorney-in-Fact. Each of the Grantors hereby irrevocably appoints the Administrative Agent such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, upon the occurrence and during the continuance of an Event of Default and upon notice to such Grantor to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

     (a) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Intellectual Property Collateral;

     (b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; and

     (c) to file any claims or take any action or institute any proceedings that the Administrative Agent may deem necessary or desirable to enforce the rights of the Administrative Agent with respect to any of the Intellectual Property Collateral.

     SECTION 8. Administrative Agent May Perform. If any of the Grantors fails to perform any agreement contained herein, the Administrative Agent may itself, upon fifteen (15) days' notice to such Grantor, perform, or cause performance of, such agreement, and the reasonable expenses of the Administrative Agent incurred in connection therewith shall be borne by such Grantor.

     SECTION 9. The Administrative Agent's Duties. The powers conferred on the Administrative Agent hereunder are solely to protect its interest in the Intellectual Property Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Intellectual Property Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Intellectual Property Collateral, whether or not the Administrative Agent or any other Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Intellectual Property Collateral. The
Administrative Agent shall exercise reasonable care in the custody and preservation of any Intellectual Property Collateral in its possession and shall accord such Intellectual Property Collateral treatment equal to that which the Administrative Agent accords its own property.

     SECTION 10. Remedies. If any Event of Default shall have occurred and be continuing:

     (a) The Administrative Agent may exercise in respect of the Intellectual Property Collateral, in addition to other rights and remedies provided for herein or in any other Loan Document or otherwise available to it, all the rights and remedies of a secured party upon default under the New York Uniform Commercial Code in effect in the State of New York at such time (the "N.Y. Uniform Commercial Code") (whether or not the N.Y. Uniform Commercial Code applies to the affected Intellectual Property Collateral) and also may (i) require any and all of the Grantors to, and each Grantor hereby agrees that it will at its expense and upon request of the Administrative Agent forthwith, assemble all or part of the documents and things embodying any part of the Intellectual Property Collateral as directed by the Administrative Agent and make them available to the Administrative Agent at a place and time to be designated by the Administrative Agent; (ii) without notice except as specified below and as required by law, sell the Intellectual Property Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable; and (iii) occupy any premises owned or leased by any Grantor where documents and things embodying the Intellectual Property Collateral or any part thereof are assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation. In the event of any sale, assignment, or other disposition of any of the Intellectual Property Collateral, the goodwill of the business connected with and symbolized by any of the Intellectual Property Collateral subject to such disposition will be included, and such Grantor will supply to the Administrative Agent or its designee such Grantor's know-how and expertise, and documents and things embodying the same, relating to the manufacture, distribution, advertising and sale of products or the provision of services relating to any Intellectual Property Collateral subject to such disposition and, including, but not limited to, such Grantor's customer lists and other records and documents relating to such Intellectual Property Collateral and to the manufacture, distribution, advertising and sale of such products and services. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' written notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made will constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Intellectual Property Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice except as required by law, be made at the time and place to which it was so adjourned.

     (b) All cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Intellectual Property Collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Administrative Agent pursuant to Section 11(b)), in whole or in part, by the Administrative Agent, for the ratable benefit of the Secured Parties against all or any part of the Secured Obligations in such order as the Loan Documents may require and otherwise as the Administrative Agent may elect. Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full of all of the Secured Obligations shall be paid over to the applicable Grantors or to whomever may be lawfully entitled to receive such surplus.

     (c) The Administrative Agent may exercise any and all rights and remedies of any of the Grantors in respect of the Intellectual Property Collateral.

     (d) All payments received by any Grantor in respect of the Intellectual Property Collateral shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary or desirable endorsement or assignment).

     SECTION 11. Indemnity and Expenses. (a) Each of the Grantors hereby jointly or severally agrees to indemnify the Administrative Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Administrative Agent's gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.

     (b) The Borrower will, upon demand, pay to the Administrative Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Administrative Agent may incur in connection with (i) the administration of this Agreement,
(ii) the custody, preservation, use, or operation of, or the sale of, collection from or other realization upon, any of the Intellectual Property Collateral,
(iii) the exercise or enforcement of any of the rights of the Administrative Agent or the Lender Parties hereunder or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

     SECTION 12. Security Interest Absolute. The obligations of each Grantor under this Agreement are independent of the Secured Obligations, and a separate action or actions may be brought and prosecuted against any or all Grantors to enforce this Agreement, irrespective of whether any action is brought against the Borrower or whether the Borrower is joined in any such action or actions. All rights of the Administrative Agent and the pledge, assignment and security interest hereunder, and all obligations of each Grantor hereunder, shall be absolute and unconditional, irrespective of:

     (a) any lack of validity or enforceability of any Loan Document or any other agreement, instrument or document relating thereto;

     (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other amendment, restatement or other modification or waiver of or any consent to any departure from any Loan Document, including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to the Borrower or any Grantor or any of their Subsidiaries or otherwise;

     (c) any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment, restatement, other modification or waiver of or consent to any departure from any guaranty, for all or any of the Secured Obligations;

     (d) any manner of application of collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any collateral for all or any of the Secured Obligations or any other assets of the Borrower, any Grantor or any of their Subsidiaries;

     (e) any change, restructuring or termination of the corporate structure or existence of the Borrower or any Grantor or any of their Subsidiaries; or

     (f) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor or a third party grantor of a security interest.

     SECTION 13. Amendments; Waivers; Supplements; Etc. (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and the Grantors, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     (b) No failure on the part of the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

     (c) Upon the execution and delivery by any Person of an intellectual property security agreement supplement, in each case in substantially the form of Exhibit A hereto (each an "Intellectual Property Security Agreement Supplement"), (i) such Person shall be referred to as an "Additional Grantor" and shall be and become a Grantor, and each reference in this Agreement to "Grantor" shall also mean and be a reference to such Additional Grantor and each reference in any other Loan Document to a "Grantor" or a "Loan Party" shall also mean and be a reference to such Additional Grantor, and (ii) the annexes attached to each Intellectual Property Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I, II, III and IV, as appropriate, hereto and the Administrative Agent may attach such annexes as supplements to such Schedules, and each reference to such Schedules shall mean and be a reference to such Schedules, as so supplemented.

     SECTION 14. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and, mailed, telegraphed, telecopied, telexed or delivered, if to any Grantor, addressed to it at the address set forth below its name on the signature pages hereof; if to any Additional Grantor, addressed to it at the address set forth below its name on the signature page to the Intellectual Property Security Agreement Supplement executed and delivered by such Additional Grantor; if to the Administrative Agent, addressed to it at its address set forth in Section 11.2 of the Credit Agreement; or, as to each other party, at such other address as shall be designated by such party in a written notice to the Grantors and the Administrative Agent. All such notices and communications shall be effective three (3) Business Days after being mailed by certified mail, return receipt requested, two (2) Business Days after being deposited with a recognized overnight delivery service with all charges prepaid or billed to the account of the sender, upon delivery to the telegraph company, upon personal delivery or transmission by telecopier or upon confirmation by telex answerback, respectively, addressed as aforesaid.

     SECTION 15. Continuing Security Interest, Assignments. This Agreement shall create a continuing security interest in the Intellectual Property Collateral and shall (a) remain in full force and effect until the latest of (i) the indefeasible payment in full in cash of all of the Secured Obligations, (ii) the expiration, termination or cancellation of all of the Letters of Credit and
(iii) the date of termination in whole of all Commitments under the Credit Agreement, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Lender Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause
(c), any Lender may, subject to and in accordance with the requirements of the Credit Agreement, assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided in Section 11.7 of the Credit Agreement).

     SECTION 16. Release and Termination. (a) Upon any sale, lease, transfer or other disposition of any item of Intellectual Property Collateral (subject to compliance, if required, with any terms of the Loan Documents), the Administrative Agent will, at the Grantors' expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Intellectual Property Collateral from the assignment and security interest granted hereby; provided, however, that (i) at the time of such request and such release, no Default shall have occurred and be continuing,
(ii) such Grantor shall have delivered to the Administrative Agent, at least ten
(10) days prior to the date of the proposed release, a written request for release describing the item of Intellectual Property Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a form of release for execution by the Administrative Agent and a certification by such Grantor to the effect that the transaction is in compliance with the Loan Documents and as to such other matters as the Administrative Agent may reasonably request and (iii) the proceeds of any such sale, lease, transfer or other disposition required to be applied in accordance with Section 2.6 of the Credit Agreement shall be paid to, or in accordance with the instructions of, the Administrative Agent at the closing or thereafter, as the case may be.

     (b) Upon the latest of (i) the indefeasible payment in full in cash of the Secured Obligations, (ii) the expiration, termination or cancellation (or full cash collateralization thereof as provided in the Credit Agreement) of all of the Letters of Credit and (iii) the date of termination in whole of all Commitments under the Credit Agreement, the pledge, assignment and security interest granted by each of the Grantors hereby shall terminate and all rights to the Intellectual Property Collateral shall revert to the appropriate Grantor. Upon any such termination, the Administrative Agent will, upon receipt of a written request and at the Grantors' expense, execute and deliver to the appropriate Grantor such documents as such Grantor shall reasonably request to evidence such termination, and shall return to the appropriate Grantor all Intellectual Property Collateral in the Administrative Agent's possession or under its control.

     (c) To the extent any one or more provisions of this Agreement shall conflict with one or more provisions in the Credit Agreement, the provisions of the Credit Agreement shall control and supersede any such conflicting provision(s) of this Agreement.

     SECTION 17. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 18. Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to its conflicts of law principles), except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of the Intellectual Property Collateral are governed by the laws of a jurisdiction other than the State of New York. Unless otherwise defined herein or in the Credit Agreement, terms used in Article 9 of the N.Y. Uniform Commercial Code are used herein as therein defined.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer, thereunto duly authorized, as of the date first above written.

                                         AUDIO BOOK CLUB, INC.


                                         By:________________________

                                         Name:
                                         Title:

                                         Address: 2295 Corporate Boulevard
                                                  Suite 222
                                                  Boca Raton, Florida 33431


                                         CLASSIC RADIO HOLDING CORP.


                                         By:________________________

                                         Name:
                                         Title:
                                         Address: 2295 Corporate Boulevard
                                                  Suite 222
                                                  Boca Raton, Florida 33431


                                         CLASSIC RADIO ACQUISITION CORP.


                                         By:________________________

                                         Name:
                                         Title:

                                         Address: 2295 Corporate Boulevard
                                                  Suite 222
                                                  Boca Raton, Florida 33431

                                         ABC INTERNET SERVICES, INC.


                                         By:________________________

                                         Name:
                                         Title:

                                         Address: 2295 Corporate Boulevard
                                                  Suite 222
                                                  Boca Raton, Florida 33431


                                         ABC INVESTMENT CORP.


                                         By:________________________

                                         Name:
                                         Title:

                                         Address:


                                         CH ACQUISITIONS CORP.


                                         By:________________________

                                         Name:
                                         Title:

                                         Address: 2295 Corporate Boulevard
                                                  Suite 222
                                                  Boca Raton, Florida 33431

            [Intellectual Property Security Agreement Signature Page]

STATE OF      )
              ) ss:
COUNTY OF     )


     On the 31st day of December, 1998, before me personally came _________________________ to me known, who, before me duly sworn, did depose and say that he is _________________________ of Audio Book Club, Inc., the corporation described in and which executed the above instrument; that he has been authorized to execute said instrument on behalf of said corporation; and that he signed said instrument on behalf of said corporation pursuant to said authority.

                                         _______________________________________
                                                       Notary Public

STATE OF      )
              ) ss:
COUNTY OF     )


     On the 31st day of December, 1998, before me personally came _________________________ to me known, who, before me duly sworn, did depose and say that he is _________________________ of ABC Internet Services, Inc., the corporation described in and which executed the above instrument; that he has been authorized to execute said instrument on behalf of said corporation; and that he signed said instrument on behalf of said corporation pursuant to said authority.

                                         _______________________________________
                                                       Notary Public

STATE OF     )
             ) ss:
COUNTY OF    )


     On the 31st day of December, 1998, before me personally came _________________________ to me known, who, before me duly sworn, did depose and say that he is _________________________ of Classic Radio Holding Corp., the corporation described in and which executed the above instrument; that he has been authorized to execute said instrument on behalf of said corporation; and that he signed said instrument on behalf of said corporation pursuant to said authority.

                                         _______________________________________
                                                       Notary Public


[Notarial Seal]

STATE OF     )
             ) ss:
COUNTY OF    )


     On the 31st day of December, 1998, before me personally came _________________________ to me known, who, before me duly sworn, did depose and say that he is _________________________ of Classic Radio Acquisition Corp., the corporation described in and which executed the above instrument; that he has been authorized to execute said instrument on behalf of said corporation; and that he signed said instrument on behalf of said corporation pursuant to said authority.

                                         _______________________________________
                                                       Notary Public



[Notarial Seal]

STATE OF         )
                 ) ss:
COUNTY OF        )

     On the 31st day of December, 1998, before me personally came _________________________ to me known, who, before me duly sworn, did depose and say that he is _________________________ of ABC Investment Corp., the corporation described in and which executed the above instrument; that he has been authorized to execute said instrument on behalf of said corporation; and that he signed said instrument on behalf of said corporation pursuant to said authority.

                                         _______________________________________
                                                       Notary Public



[Notarial Seal]

STATE OF        )
                ) ss:
COUNTY OF       )


     On the 31st day of December, 1998, before me personally came _________________________ to me known, who, before me duly sworn, did depose and say that he is _________________________ of CH Acquisitions Corp., the corporation described in and which executed the above instrument; that he has been authorized to execute said instrument on behalf of said corporation; and that he signed said instrument on behalf of said corporation pursuant to said authority.

                                         _______________________________________
                                                       Notary Public



[Notarial Seal]





            [Notary page to Intellectual Property Security Agreement]

                                    EXHIBIT A

                                       to

                    Intellectual Property Security Agreement


                          FORM OF INTELLECTUAL PROPERTY
                          SECURITY AGREEMENT SUPPLEMENT



                                                                  ________, 19__

Fleet National Bank, as Administrative Agent under the Credit Agreement referred to below
One Federal Street
Boston, MA 02110


Attention: Corporate Banking Group


Intellectual Property Security Agreement, dated as of December 31, 1998, made by AUDIO BOOK CLUB, INC.
and the other Grantors to
Fleet National Bank, as Administrative Agent


Ladies and Gentlemen:

     Reference is made to the above-captioned Intellectual Property Security Agreement (such Intellectual Property Security Agreement, as in effect on the date hereof and as it may hereafter be amended, supplemented, restated or otherwise modified from time to time, being the "Intellectual Property Security Agreement") made by Audio Book Club, Inc., and the other Grantors to Fleet National Bank, as Administrative Agent. The terms defined in the Intellectual Property Security Agreement (or in the Credit Agreement referred to therein) and not otherwise defined herein are used herein as therein defined.

     The undersigned hereby agrees, as of the date first above written, to become a Grantor under the Intellectual Property Security Agreement as if it were an original party thereto and agrees that each reference in the Intellectual Property Security Agreement to "Grantor" shall also mean and be a reference to the undersigned.

     The undersigned hereby assigns and pledges to the Administrative Agent, for the benefit of the Administrative Agent and the ratable benefit of the Secured Parties, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, as security for the Secured Obligations, a lien on and security interest in, all of the right, title and interest of the undersigned, whether now owned or hereafter acquired, in and to Intellectual Property Collateral owned by the undersigned, including, but not limited to, the property listed on Annex I, II, III and IV hereto. Schedules I, II, III and IV to the Intellectual Property Security Agreement are hereby supplemented by Annexes I, II, III and IV hereto, respectively. The undersigned hereby certifies that such Annexes have been prepared by the undersigned in substantially the form of Schedules I, II, III and IV to the Intellectual Property Security Agreement and are true, accurate and complete as of the date hereof.

     The undersigned hereby makes each  representation and warranty set forth in
Section 4 of the Intellectual Property Security Agreement (as supplemented by the attached Annexes) to the same extent as each other Grantor and hereby agrees to be bound as a Grantor by all of the terms and provisions of the Intellectual Property Security Agreement to the same extent as each other Grantor.

     This Intellectual Property Security Agreement Supplement shall be governed by and construed in accordance with the laws of the State of New York.

                                         Very truly yours,

                                         [NAME OF ADDITIONAL INTELLECTUAL
                                          PROPERTY GRANTOR]


                                         By:____________________________________

                                         Name:__________________________________

                                         Title:_________________________________

                                         Address:_______________________________

                        EXHIBIT H TO THE CREDIT AGREEMENT

                               SUBSIDIARY GUARANTY


                          Dated as of December 31, 1998

                                      From


                           ABC INTERNET SERVICES, INC.

                              ABC INVESTMENT CORP.

                          CLASSIC RADIO HOLDING CORP.,

                        CLASSIC RADIO ACQUISITION CORP.,

                                       and

                              CH ACQUISITIONS CORP.

                                 as Guarantors,

                                   in favor of

                              FLEET NATIONAL BANK,

                             as Administrative Agent

                                TABLE OF CONTENTS

Section                                                                    Page

Section 1.  Guaranty; Limitation of Liability ............................   1

Section 2.  Guaranty Absolute ............................................   2

Section 3.  Waivers and Acknowledgments ..................................   3

Section 4.  Subrogation ..................................................   3

Section 5.  Payments Free and Clear of Taxes, Etc ........................   4

Section 6.  Representations and Warranties ...............................   6

Section 7.  Covenants ....................................................   7

Section 8.  Amendments, Etc ..............................................   7

Section 9.  Notices, Etc .................................................   7

Section 10. No Waiver; Remedies ..........................................   7

Section 11. Right of Setoff ..............................................   7

Section 12. Indemnification ..............................................   8

Section 13. Continuing Guaranty; Assignments Under the Credit Agreement ..   8

Section 14. Governing Law; Jurisdiction; Waiver of July Trial, Etc .......   8

Section 15. Counterparts .................................................   9

                                    GUARANTY


     GUARANTY (this "Guaranty"), dated as of December 31, 1998, made by each of the Persons listed on the signature pages hereof, and the Additional Guarantors (as defined in Section 8(b)) (such Persons so listed and the Additional Guarantors being, each, a "Guarantor", and collectively, the "Guarantors") in favor of Fleet National Bank, as Administrative Agent under the Credit Agreement referred to below (the "Administrative Agent") for the benefit of the Secured Parties (as defined in such Credit Agreement).

     PRELIMINARY STATEMENT. Audio Book Club, Inc., a Delaware corporation (the "Borrower"), has entered into a Credit Agreement, dated as of November___, 1998 (said Credit Agreement, as it may hereafter be amended, supplemented, restated or otherwise modified from time to time, being the "Credit Agreement"; capitalized terms used and not otherwise defined herein have the meanings
ascribed  to  them  in  the  Credit  Agreement),   with  the  banks,   financial
institutions and other institutions and other institutional lenders party thereto and Fleet National Bank, as Initial Issuing Bank, as Swing Line Bank and as the Administrative Agent. It is a condition precedent to the making of Advances by the Lender Parties and the issuance of Letters of Credit by the Issuing Bank under the Credit Agreement and to the entry by the Hedge Banks into Bank Hedge Agreements with the Borrower, from time to time, that the Guarantors shall have executed and delivered this Guaranty.

     NOW, THEREFORE, in consideration of the premises and in order to induce the Lender Parties to make Advances and Issuing Bank to issue Letters of Credit under the Credit Agreement, and the Hedge Banks to enter into Bank Hedge Agreements with the Borrower, from time to time, each Guarantor hereby agrees as follows:

     Section 1. Guaranty; Limitation of Liability.

     (a) Each Guarantor hereby, jointly and severally, unconditionally and irrevocably guarantees to the Secured Parties the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrower or any other Loan Party to the Secured Parties now or hereafter existing under the Loan Documents, whether for principal, interest, fees, expenses or otherwise (such Obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including counsel fees and expenses) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower or any other Loan Party to the Administrative Agent or any other Secured Party under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

     (b) Each Guarantor, and by its acceptance of this Guaranty, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such parties that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy

Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law which may be applicable to this Guaranty. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor under this Guaranty shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under this Guaranty, result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance. For purposes hereof, "Bankruptcy Law" means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

     Section 2. Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any other Secured Party with respect thereto. The Obligations of each Guarantor under this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents, and a separate action or actions may be brought and prosecuted against any Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional, irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

     (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

     (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents, or any amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or any of its Subsidiaries or otherwise;

     (c) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

     (d) any manner of application of Collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents or any other assets of the Borrower or any of its Subsidiaries;

     (e) any change, restructuring or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries;

     (f) any failure of any Secured Party to disclose to the Borrower or any Guarantor any information relating to the financial condition, operations, properties or prospects of any other Loan Party now or in the future known to any Secured Party (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information); or

     (g) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent or any other Secured Party that might otherwise constitute a defense available to, or a discharge of, the Borrower, such Guarantor or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be refused by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

     Section 3. Waivers and Acknowledgments.

     (a)  Each  Guarantor  hereby  waives  promptness,   diligence,   notice  of
acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Administrative Agent or any other Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Borrower, any Guarantor or any other Person or any Collateral.

     (b) Each Guarantor hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

     (c) Each Guarantor acknowledges that it will receive material and substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in this
Section 3 are knowingly made in contemplation of such benefits.

     Section 4. Subrogation. Each Guarantor will not exercise any rights that it may now or hereafter acquire against the Borrower or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any other Secured Party against the Borrower or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other guarantor, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been independently paid in full in cash, all Letters of Credit have expired or have been terminated or canceled, all Bank Hedge Agreements shall have expired or terminated and the Commitments shall have expired or terminated. If any amount shall be paid to a Guarantor in violation of the preceding sentence at any time prior to the later of (i) the indefeasible payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and (ii) the later of (x) the Termination Date, (y) the expiration, termination or cancellation or all Letters of Credit, and (z) the expiration or termination of all Bank Hedge Agreements, such amount shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) a Guarantor shall make payment to the Administrative Agent or any other Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall be indefeasibly paid in full in cash and (iii) the Termination Date shall have occurred, all Letters of Credit have expired or have been terminated or canceled and all Bank Hedge Agreements shall have expired or terminated, the Administrative Agent and the other Secured Parties will promptly, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

     Section 5. Payments Free and Clear of Taxes, Etc.

     (a) Any and all payments made by each Guarantor hereunder shall be made, in accordance with Section 2.12 of the Credit Agreement, free and clear of and without deduction for any and all present or future Taxes. If any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Administrative Agent or any other Secured Party, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or such other Secured Party (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make such deductions and
(iii) such Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, each Guarantor agrees to pay any present or future Other Taxes.

     (c) Each Guarantor will indemnify the Administrative Agent and each other Secured Party for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) imposed on or paid by the Administrative Agent or such other Secured Party (as the case may be) and any liability (including, without limitation, penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, except with respect to the Administrative Agent or any Secured Party, as the case may be, for such a liability arising from the Administrative Agent's or such Secured Party's, as the case may be, willful misconduct or gross negligence. This indemnification shall be made within thirty (30) days from the date on which the Administrative Agent or such other Secured Party, as the case may be, makes written demand specifying in reasonable detail the basis therefor.

     (d) Within thirty (30) days after the date of any payment of Taxes by or on behalf of a Guarantor, such Guarantor will furnish to the Administrative Agent, at its address referred to in Section 11.2 of the Credit Agreement, the original receipt of payment thereof or a certified copy of such receipt. In the case of any payment hereunder by or on behalf of a Guarantor through an account or branch outside the United States or by or on behalf of such Guarantor by a payor that is not a United States person, if such Guarantor determines that no Taxes are payable in respect thereof, such Guarantor shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

     (e) Each Secured Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of the Credit Agreement in the case of each Initial Lender or Initial Issuing Bank, as the case may be, and on the date of the Assignment and Acceptance or other agreement pursuant to which it became a Secured Party in the case of each other Secured Party (but only so long thereafter as such Secured Party remains lawfully able to do so), provide each of the Administrative Agent and Guarantors with two originals of Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Secured Party is exempt from or is entitled to a reduced rate of United States withholding tax on payments under the Credit Agreement or the Notes. If the form provided by a Secured Party at the time such Secured Party first becomes a party to the Credit Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Secured Party provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that if at the date of the Assignment and Acceptance pursuant to which a Secured Party assignee becomes a party to the Credit Agreement, the Secured Party assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Secured Party assignee on such date. If any form or document referred to in this subsection (e) and requested by a Guarantor pursuant to this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service Form 1001 or 4224, that the Secured Party reasonably considers to be confidential, the Secured Party shall give notice thereof to such Guarantor and shall not be obligated to include in such form or document such confidential information.


     (f) For any period with respect to which a Secured Party has failed to provide any Guarantor, following such Guarantor's request therefor pursuant to subsection (e) above, with the appropriate form described in subsection (e) (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e)), such Secured Party shall not be entitled to indemnification under subsection (a) or (c) with respect to Taxes imposed by the United States; provided, however, that should a Secured Party become subject to Taxes because of its failure to deliver a form required hereunder, such Guarantor shall take all such steps as such Secured Party shall reasonably request to assist such Secured Party to recover such Taxes.

     (g) Any Secured Party claiming any additional amounts payable pursuant to this Section 5 agrees to use best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the judgment of such Secured Party, be otherwise disadvantageous to such Secured Party.

     (h) Without prejudice to the survival of any other agreement of each Guarantor hereunder or under any other Loan Document, the agreements and obligations of each Guarantor contained in this Section 5 shall survive the payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty and the other Loan Documents.

     Section 6. Representations and Warranties. The Guarantors hereby jointly and severally represent and warrant as follows:

     (a) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

     (b) Each Guarantor has, independently and without reliance upon the Administrative Agent or any other Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty, and each Guarantor has established adequate means of obtaining from any other Loan Parties on a continuing basis information pertaining to (and is now, and on a continuing basis will be, completely familiar with) the financial condition, operations, properties and prospects of the Borrower and the other Loan Parties.

     (c) Each of the representations and warranties applicable to the Guarantors in the Credit Agreement is true and correct in all material respects on the date hereof.

     Section 7. Covenants. Each Guarantor hereby covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid, any Letter of Credit shall be outstanding, any Bank Hedge Agreement shall not have expired or terminated or any Lender Party shall have any Commitment, such Guarantor will, unless the Administrative Agent and Required Lenders shall otherwise consent in writing, perform or observe all of the terms, covenants and agreements that this Guaranty and the other Loan Documents state that such Guarantor shall perform or observe.

     Section 8. Amendments, Etc. (a) No amendment or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and Required Lenders, and then such waiver or consent shall be effective only in the specific instance, and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders (other than any Lender Party which is, at such time, a Defaulting Lender), (a) limit the liability of any Guarantor hereunder or (b) postpone any date fixed for payment hereunder.

     (b) Upon the execution and delivery by any Person of a supplemental guaranty in substantially the form of Exhibit A hereto (each a "Guaranty Supplement"), such Person shall be referred to as an "Additional Guarantor" and shall be and become a Guarantor for all purposes hereunder and each reference in this Guaranty to a "Guarantor" shall also mean and be a reference to such Additional Guarantor and each reference in any other Loan Document to a "Guarantor" or "Subsidiary Guarantor" shall also mean and be a reference to such Additional Guarantor.

     Section 9. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered to it, if to a Guarantor, addressed to it at the address listed for such Guarantor on the signature pages hereof (or in the applicable Guaranty Supplement), if to the Administrative Agent or any Lender Party, at its address specified in Section
11.2 of the Credit Agreement, if to any Hedge Bank, at its address specified in the Bank Hedge Agreement to which it is a party, or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed by certified mail, return receipt requested, telegraphed, telecopied or telexed, be effective three (3) days after mailing, upon delivery to the telegraph company, upon transmission by telecopier or upon confirmation by telex answerback, respectively.

     Section 10. No Waiver; Remedies. No failure on the part of the Administrative Agent or any other Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     Section 11. Right of Setoff. Upon the occurrence and during the continuance of any Event of Default, each Lender Party and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender Party or such Affiliate to or for the credit or the account of any Guarantor against any and all of the Obligations of such Guarantor now or hereafter existing under this Guaranty, whether or not such Lender Party shall have made any demand under this Guaranty and although such Obligations may be unmatured. Each Lender Party agrees promptly to notify such Guarantor after any such setoff and application; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender Party and its Affiliates under this Section are in addition to the other rights and remedies (including, without limitation, other rights of setoff) that such Lender Party and its respective Affiliates has.

     Section 12. Indemnification. Without limitation on any other Obligations of any Guarantor or the remedies of the Secured Parties under this Guaranty, each Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless each Secured Party from and against, and shall pay on demand, any and all losses, liabilities, damages, costs, expenses and charges (including the reasonable fees and disbursements of such Secured Party's legal counsel) suffered or incurred by such Secured Party as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of the Borrower or any other Guarantor enforceable against the Borrower or such other Guarantor (as the case may be) in accordance with their terms.

     Section 13. Continuing Guaranty; Assignments Under the Credit Agreement. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of the indefeasible payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and the later of (i) the Termination Date, (ii) the expiration, termination or cancellation of all Letters of Credit, and (iii) the expiration or termination of all Bank Hedge Agreements, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Administrative Agent and the other Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party by this Guaranty or otherwise, in each case to the maximum extent provided in Section 11.7 of the Credit Agreement.

     Section 14. Governing Law; Jurisdiction; Waiver of July Trial, Etc.

     (A) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW PRINCIPLES).

     (B) EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS OR IS TO BE A PARTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH NEW YORK STATE COURT OR IN SUCH FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH GUARANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY OTHER SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS OR IS TO BE A PARTY IN THE COURTS OF ANY JURISDICTION.

     (C) EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF, OR RELATING TO, THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS OR IS TO BE A PARTY, IN ANY NEW YORK STATE OR FEDERAL COURT. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

     (D) EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE, IN EQUITY OR AT LAW) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY OTHER SECURED PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

     Section 15. Counterparts. This Agreement may be executed in any number of several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier of an executed counterpart of a signature page to this Agreement shall be as effective as delivery of a manually executed counterpart to this Agreement.


                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Guarantors have caused this Guaranty to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                           ABC INTERNET SERVICES, INC.


                                           By:__________________________________
                                           Title:_______________________________
                                           Address: 20 Community Place
                                                    P.O. Box 2346
                                                    Morristown, New Jersey 07962


                                           ABC INVESTMENT CORP.


                                           By:__________________________________
                                           Title:_______________________________
                                           Address: 20 Community Place
                                                    P.O. Box 2346
                                                    Morristown, New Jersey 07962


                                           CLASSIC RADIO HOLDING CORP.


                                           By:__________________________________
                                           Title:_______________________________
                                           Address: 20 Community Place
                                                    P.O. Box 2346
                                                    Morristown, New Jersey 07962


                                           CLASSIC RADIO ACQUISITION CORP.


                                           By:__________________________________
                                           Title:_______________________________
                                           Address: 20 Community Place
                                                    P.O. Box 2346
                                                    Morristown, New Jersey 07962

                                           CH ACQUISITIONS CORP.

                                           By:__________________________________
                                           Title:_______________________________
                                           Address: 20 Community Place
                                                    P.O. Box 2346
                                                    Morristown, New Jersey 07962

Accepted on behalf of
the Secured Parties:

FLEET NATIONAL BANK,
as Administrative Agent

By:____________________
Title:___________________

                                    EXHIBIT A

                           FORM OF GUARANTY SUPPLEMENT


                                                               __________, _____


Fleet National Bank, as Administrative Agent
One Federal Street
Boston, Massachusetts 02110
Attention: Corporate Banking Group

          Credit Agreement, dated as of November ___, 1998, among Audio Book Club, Inc., a Delaware corporation (the
          "Borrower"), the Lenders party to the Credit Agreement, Fleet National Bank, as Initial Issuing Bank, as Swing Line Bank and as Administrative Agent and (the "Credit Agreement")

Ladies and Gentlemen:

     Reference is made to the above-defined Credit Agreement and to the Guaranty referred to therein (such Guaranty, as in effect on the date hereof and as it may hereafter be amended, modified, restated or supplemented from time to time, (the "Guaranty"). Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Guaranty.

     The undersigned hereby, jointly and severally, unconditionally and irrevocably guarantees to the Secured Parties the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all of the Guaranteed Obligations and agrees to pay any and all reasonable expenses (including reasonable counsel fees and expenses) incurred by the Administrative Agent or any other Secured Party on the terms set forth in the Guaranty as if it were an original party thereto. On and after the date hereof, each reference in the Guaranty to "Guarantor" shall also mean and be a reference to the undersigned.

     The undersigned hereby agrees to be bound as a Guarantor by all of the terms and provisions of the Guaranty to the same extent as each other Guarantor.

     THIS GUARANTY SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES).

     THE UNDERSIGNED HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS OR IS TO BE A PARTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE UNDERSIGNED HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH NEW YORK STATE COURT OR IN SUCH FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. THE UNDERSIGNED AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR
PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THE GUARANTY SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY OTHER SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THE GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS OR IS TO BE A PARTY IN THE COURTS OF ANY JURISDICTION.

     THE UNDERSIGNED IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF, OR RELATING TO, THE GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS OR IS TO BE A PARTY, IN ANY NEW YORK STATE OR FEDERAL COURT. THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

     THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE, IN EQUITY OR AT LAW) ARISING OUT OF THE LOAN DOCUMENTS, THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF ANY SECURED PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

                                                    Very truly yours,

                                                    [NAME OF ADDITIONAL
                                                    GUARANTOR]

                                                    By:_________________________

                                                    Title: _____________________
                                                    Address: ___________________

                                EXHIBIT I TO THE
                                CREDIT AGREEMENT


                       FORM OF SWING LINE PROMISSORY NOTE


$1,000,000                                             Dated: December ___, 1998


     FOR VALUE RECEIVED, the undersigned, Audio Book Club, Inc., a Florida corporation (the "Borrower"), HEREBY PROMISES TO PAY on December ___, 2003 to the order of Fleet National Bank (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the aggregate unpaid principal amount of the Swing Line Advances (as defined in the Credit Agreement referred to below) owing to the Lender by the Borrower pursuant to the Credit Agreement, dated as of December ___, 1998 (as amended, supplemented, restated or otherwise modified, the "Credit Agreement"; terms defined therein being used herein as therein defined), among the Borrower, the other Loan Parties thereto, the Lender and certain other Lender Parties thereto, Fleet National Bank, as Initial Issuing Bank, Fleet National Bank, as Swing Line Bank, and Fleet National Bank, as Administrative Agent for the Lender and the other Lender Parties.

     This Promissory Note evidences all Swing Line Advances made by Lender to Borrower under the Credit Agreement. The unpaid principal balance of this Promissory Note shall be paid or prepaid at the times, in the amounts and in the manner provided by the Credit Agreement The Borrower promises to pay interest on the unpaid principal amount of each Swing Line Advance from the date of such Swing Line Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

     Both principal and interest are payable in lawful money of the United States of America to Fleet National Bank, as Administrative Agent for the Lender Parties, at One Federal Street, Boston, Massachusetts, 02110, Account No. ,
Attention: Loan Administration, in same day funds. Each Swing Line Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender in its internal records and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note; provided, however, that the failure of such Lender to so record any such information or any error in so recording any such information shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under any other Loan Document.

     This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things,
(i) provides for the making
of Swing Line Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Swing Line Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Promissory Note, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Collateral Documents.

     This Promissory Note shall be governed by and construed in accordance with the laws of the State of New York without regard to its rules pertaining to conflicts of laws, other than General Obligations Law Section 5-1401, and shall be deemed to be under seal.

                                                    AUDIO BOOK CLUB, INC.



                                                    By:_________________________

                                                    Name:_______________________

                                                    Title:______________________

                  SWING LINE ADVANCES AND PAYMENTS OF PRINCIPAL


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                       Amount of               Amount of           Unpaid Principal          Notation Made
Date                  Swing Line           Principal Paid or            Balance                    by
                        Advance                 Prepaid
-----------------------------------------------------------------------------------------------------------

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